                     EXCHANGE OFFER AND CONSENT SOLICITATION

                           DELTA FINANCIAL CORPORATION

                                Offer to Exchange

                  All Outstanding 9 1/2% Senior Notes due 2004

             ($150,000,000 aggregate principal amount outstanding)

                             (CUSIP NO. 247918AA3)


                                       for

               9 1/2% Senior Secured Notes due 2004 and Warrants;


                                       and

                Solicitation of Consents to Amend the Indenture

                      dated as of July 23, 1997, as amended

    THE EXCHANGE OFFER AND CONSENT SOLICITATION WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON DECEMBER 19, 2000, UNLESS EXTENDED OR EARLIER TERMINATED (AS SUCH DATE MAY BE EXTENDED, THE "EXPIRATION DATE").

                    THE EXCHANGE OFFER AND CONSENT SOLICITATION

    Delta Financial Corporation, a Delaware corporation (the "Company," "we" and "us"), hereby offers upon the terms and subject to the conditions set forth in this Offering Circular and the accompanying Letter of Transmittal and Consent (the "Letter of Transmittal and Consent," and collectively with this Offering Circular, the "Offer"), to exchange 9 1/2% Senior Secured Notes due 2004 (the "Secured Notes") and Warrants (the "Warrants") exercisable for up to 1,590,000 shares of our common stock, par value $0.01 per share, ("Common Stock") for all of our outstanding 9 1/2% Senior Notes due 2004 (the "Old Notes") validly tendered for exchange and not properly withdrawn (the "Exchange"). See "Background and Purpose of the Exchange Offer and Consent Solicitation-Acceptance of Old Notes for Exchange; Delivery of Secured Notes and Warrants." It is a condition to completion of the Offer that a majority in principal amount of the Old Notes be validly tendered and not withdrawn.

    Holders of Old Notes who validly tender and do not properly withdraw Old Notes pursuant to this Offer will receive for each $1,000 principal amount of Old Notes exchanged:

    o Secured Notes with a principal amount of $1,000; and

    o 10.6 Warrants each exercisable for one share of Common Stock.

Secured Notes will be issued in integral multiples of $1,000 only.

    An aggregate of $150,000,000 principal amount of Old Notes is outstanding. As a result, if the Offer is completed as contemplated and all Old Notes are tendered in the Exchange, Secured Notes with an aggregate principal amount of approximately $150,000,000 and Warrants initially exercisable for 1,590,000 shares of Common Stock will be issued. See "Background and Purpose of the Exchange Offer and Consent Solicitation-Terms of the Exchange Offer and Consent Solicitation."

    Periodic payments of interest will be made on the Secured Notes on August 1 and February 1 of each year. Interest on the Secured Notes will accrue from the most recent date to which interest has been paid, or if no interest has been paid, from August 1, 2000. After August 1, 2001, the Secured Notes may be redeemed at our option at any time and from time to time at the redemption prices set forth herein. See "Description of the Secured Notes - Optional Redemption."

    The Warrants shall expire on the earlier of (i) the 10th anniversary of their issuance or (ii) the date on which all of our and the Subsidiary Guarantors' obligations under the indenture pursuant to which the Secured Notes will be issued (the "Indenture") and the Secured Notes are satisfied in full. Initially, the exercise price of the Warrants shall be $9.10 per share. The exercise price of the Warrants (the "Exercise Price") will be reset to 110% of the per share purchase price of any equity investment in excess of $15 million consummated prior to the second anniversary of issuance. If no such equity investment is made, the Exercise Price will be $0.01 from and after the second anniversary of issuance. See "Description of the Warrants."

    As a part of the Offer, we are soliciting consents (collectively, the "Consents") from the holders of Old Notes to certain proposed amendments (the "Proposed Amendments") to the indenture, dated as of July 23, 1997, as amended (the "Old Notes Indenture"), pursuant to which the Old Notes were issued. The purpose of the Proposed Amendments is to eliminate substantially all of the restrictive covenants, and modify certain other provisions contained in the Old Notes Indenture to, among other things, provide us with greater flexibility for implementation and pursuit of our business plan and access to potentially more favorable terms in future financings.

    To validly tender Old Notes for exchange, holders of Old Notes are obligated to deliver Consents to the Proposed Amendments. Pursuant to the terms of the Offer, the completion, execution and delivery of a Letter of Transmittal and Consent by a holder of Old Notes prior to 5:00 P.M., New York City time, on the Expiration Date in connection with the delivery of Old Notes will be deemed to constitute the Consent of such holder to the Proposed Amendments.

    If the Proposed Amendments become effective, they will apply to all remaining outstanding Old Notes, if any, issued under the Old Notes Indenture, and each holder of Old Notes that has not properly tendered for exchange Old Notes will be bound by the Proposed Amendments, regardless of whether that holder consented to the Proposed Amendments.

    We have entered into lock-up agreements with holders of a majority in principal amount of the Old Notes regarding the terms of the Offer. Subject to the satisfaction of certain conditions regarding the Offer, such holders have agreed to accept the Offer and tender their Old Notes for exchange. See "Background and Purpose of the Exchange Offer and Consent Solicitation - Lock-Up Agreements". We believe that it is in our and the holders of the Old Notes' best interests to consummate the transactions contemplated in this Offering Circular.

    If the Exchange is not consummated prior to December 19, 2000, we will be in default under the Old Notes Indenture. If such a default were to occur and was not waived in accordance with the provisions of the Old Notes Indenture, we cannot assure you that our and the Subsidiary Guarantors' assets would be sufficient to pay holders of Old Notes all of the principal amount and accrued and unpaid interest on the Old Notes.

Conditions to the Offer

    Subject to certain conditions to the Offer, we will accept for exchange any and all Old Notes that are validly tendered prior to 5:00 P.M., New York City time, on the Expiration Date. Tenders of Old Notes may be withdrawn at any time prior to 5:00 P.M., New York City time, on the Expiration Date. The Offer is conditioned upon a majority in principal amount of the outstanding Old Notes being validly tendered for Exchange and not properly withdrawn, and we, the Subsidiary Guarantors and the trustee under the Old Notes

Indenture having executed a supplemental indenture to the Old Notes Indenture implementing the Proposed Amendments after obtaining the requisite Consents from the holders of Old Notes. See "Background and Purpose of the Exchange Offer and Consent Solicitation - Terms of the Exchange Offer and Consent Solicitation."

    The date of this Offering Circular is November 20, 2000

                  -------------------------------------------

    THE OFFER IS NOT BEING MADE TO, NOR WILL WE ACCEPT SURRENDERS OF OLD NOTES FOR EXCHANGE FROM, HOLDERS OF OLD NOTES IN ANY JURISDICTION IN WHICH THE OFFER OR THE ACCEPTANCE THEREOF OR THE ISSUANCE OF THE SECURED NOTES OR THE WARRANTS WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES OR BLUE SKY LAWS OF SUCH JURISDICTION.

                  -------------------------------------------

    SEE "RISK FACTORS" BEGINNING ON PAGE 14 HEREIN FOR A DISCUSSION OF CERTAIN RISKS THAT SHOULD BE CONSIDERED BY HOLDERS OF OLD NOTES IN EVALUATING THE OFFER.

                  -------------------------------------------

    THE OFFER OF THE SECURITIES OFFERED HEREBY HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS EXCHANGE OFFER AND CONSENT SOLICITATION. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    THE EXCHANGE OFFER IS BEING MADE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION PROVIDED BY SECTION 3(A)(9) OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND SIMILAR EXEMPTIONS FROM REGISTRATION PROVIDED BY CERTAIN STATE SECURITIES LAWS.

                  -------------------------------------------

    NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS WITH RESPECT TO THE MATTERS DESCRIBED IN THIS OFFERING CIRCULAR, OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR (INCLUDING THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE). IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MAY NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US.

                  -------------------------------------------

    THIS OFFERING CIRCULAR IS SUBMITTED ON A CONFIDENTIAL BASIS TO THE HOLDERS OF OUR OUTSTANDING OLD NOTES FOR INFORMATIONAL USE SOLELY IN CONNECTION WITH THEIR CONSIDERATION OF THE EXCHANGE OFFER DESCRIBED HEREIN. ITS USE FOR ANY OTHER PURPOSE IS NOT AUTHORIZED. IT MAY NOT BE COPIED OR REPRODUCED IN WHOLE OR IN PART NOR MAY IT BE DISTRIBUTED OR ANY OF ITS CONTENTS BE DISCLOSED TO ANYONE OTHER THAN THE PROSPECTIVE INVESTORS TO WHOM IT IS SUBMITTED.

                  -------------------------------------------

    THIS OFFERING CIRCULAR SUMMARIZES VARIOUS DOCUMENTS AND OTHER INFORMATION. THOSE SUMMARIES ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE DOCUMENTS AND INFORMATION TO WHICH THEY RELATE. IN MAKING AN INVESTMENT

DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE COMPANY AND THE TERMS OF THE EXCHANGE OFFER, INCLUDING THE MERITS AND RISKS INVOLVED. THE INFORMATION CONTAINED IN THIS OFFERING CIRCULAR IS AS OF THE DATE HEREOF AND NEITHER THE DELIVERY OF THIS OFFERING CIRCULAR NOR THE OFFERING, SALE OR DELIVERY OF ANY SECURED NOTES OR OF ANY WARRANTS SHALL CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AT ANY TIME AFTER THE DATE HEREOF. NO REPRESENTATION IS MADE TO ANY OFFEREE OR PURCHASER OF THE SECURED NOTES AND WARRANTS REGARDING THE LEGALITY OF AN INVESTMENT IN THOSE SECURITIES BY THE OFFEREE OR PURCHASER UNDER ANY APPLICABLE LEGAL INVESTMENT OR SIMILAR LAWS OR REGULATIONS. THE CONTENTS OF THIS OFFERING CIRCULAR ARE NOT TO BE CONSTRUED AS LEGAL, BUSINESS OR TAX ADVICE. EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN ATTORNEY, BUSINESS ADVISOR AND TAX ADVISOR AS TO LEGAL, BUSINESS OR TAX ADVICE WITH RESPECT TO AN INVESTMENT IN THE SECURED NOTES AND WARRANTS.

                  -------------------------------------------

    ALL INQUIRIES RELATING TO THIS OFFERING CIRCULAR AND THE TRANSACTIONS CONTEMPLATED HEREBY SHOULD BE DIRECTED TO D.F. KING & CO., INC., THE INFORMATION AGENT FOR THE EXCHANGE OFFER, AT THE TELEPHONE NUMBER OR THE ADDRESS LISTED ON THE BACK COVER PAGE OF THIS OFFERING CIRCULAR. PROSPECTIVE INVESTORS MAY ALSO OBTAIN ADDITIONAL INFORMATION FROM US WHICH THEY MAY REASONABLY REQUIRE TO VERIFY THE INFORMATION CONTAINED HEREIN. QUESTIONS REGARDING THE PROCEDURES FOR TENDERING IN THE EXCHANGE OFFER AND REQUESTS FOR ASSISTANCE IN TENDERING YOUR OLD NOTES SHOULD BE DIRECTED TO THE EXCHANGE AGENT AT THE TELEPHONE NUMBER AND ADDRESS LISTED ON THE BACK COVER PAGE OF THIS OFFERING CIRCULAR. REQUESTS FOR ADDITIONAL COPIES OF THIS OFFERING CIRCULAR, OUR FIRST QUARTER 2000 QUARTERLY REPORT ON FORM 10-Q, OUR SECOND QUARTER 2000 QUARTERLY REPORT ON FORM 10-Q, OUR THIRD QUARTER 2000 QUARTERLY REPORT ON FORM 10-Q, OUR 1999 ANNUAL REPORT ON FORM 10-K OR THE ENCLOSED LETTER OF TRANSMITTAL AND CONSENT MAY BE DIRECTED TO THE INFORMATION AGENT AT THE TELEPHONE NUMBER AND ADDRESS LISTED ON THE BACK COVER PAGE OF THIS OFFERING CIRCULAR.

                                TABLE OF CONTENTS


GENERAL................................................... ...........         1

FORWARD LOOKING STATEMENTS................................ ...........         1

AVAILABLE INFORMATION..................................... ...........         2

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE........... ...........         2

SUMMARY................................................... ...........         4
 Purpose Of The Exchange Offer And Consent Solicitation... ...........         4
 The Exchange Offer And Consent Solicitation.............. ...........         4
 Consequences to Holders of Old Notes If the Offer Is Not Consummated          6
 Consequences to Non-Tendering Holders of Old Notes If the Offer Is
   Consummated............................................ ...........         6
 Summary Description of the Secured Notes and the Warrants ...........         6
 Terms of the Secured Notes............................... ...........         7

RISK FACTORS.............................................. ...........        14
 Risk Factors Associated with the Exchange Offer and Consent
   Solicitation........................................... ...........        14
 Significant Leverage; Inability to Service Indebtedness; Lack of
   Profitable Operations.................................. ...........        14
 Absence of Public Market for Secured Notes and the Warrants and
   Transfer Restriction - Holders of the Secured Notes and Warrants
   May Not Be Able to Sell Their Securities............... ...........        14
 Fraudulent Conveyances Considerations.................... ...........        15
 Risk Factors Affecting Our Business...................... ...........        16
 Leverage; Asset Encumbrance.............................. ...........        16
 Ability To Service Debt; Negative Cash Flows; Access To Capital
   Markets................................................ ...........        17
 Dependence On Funding Sources............................ ...........        18
 Dependence On Securitizations............................ ...........        18
 Potential Change In Valuation of Interest-Only and Residual
   Certificates and Mortgage Servicing Rights............. ...........        18
 Delinquencies; Right To Terminate Servicing Rights....... ...........        19
 Contingent Risks......................................... ...........        20
 Restrictive Covenants.................................... ...........        20
 Economic Conditions...................................... ...........        20
 Hedging.................................................. ...........        21
 Management Of Rapid Growth............................... ...........        22
 Competition.............................................. ...........        22
 Dependence On Brokers.................................... ...........        23
 Concentration Of Operations.............................. ...........        23
 Credit-Impaired Borrowers................................ ...........        23
 Legislative and Regulatory Risk; Legal Proceedings....... ...........        23
 Dependence On Key Personnel.............................. ...........        24
 Control By Principal Stockholders........................ ...........        24
 Possible Environmental Liabilities....................... ...........        25

BACKGROUND AND PURPOSE OF THE EXCHANGE OFFER AND CONSENT SOLICITATION         26
 Terms of the Exchange Offer and Consent Solicitation..... ...........        26
 Lock-Up Agreements....................................... ...........        27
 Release of Legal Claims by Tendering Old Note Holders.... ...........        27
 Expiration Date; Extensions; Amendments.................. ...........        27
 Procedures For Tendering Old Notes....................... ...........        28
 Acceptance Of Old Notes For Exchange; Delivery Of Secured Notes And
   Warrants............................................... ...........        30
 Book-Entry Transfer...................................... ...........        30
 Guaranteed Delivery Procedures........................... ...........        31
 Withdrawal Of Tenders.................................... ...........        31
 The Exchange Agent....................................... ...........        32
 The Information Agent; Assistance........................ ...........        33



 Fees and Expenses........................................ ...........        33
 Accounting Treatment..................................... ...........        33
 Resales of the Secured Notes and the Warrants............ ...........        33

CONSIDERATIONS FOR HOLDERS OF OLD NOTES WHO ELECT NOT TO PARTICIPATE IN
 THE EXCHANGE ............................................ ...........        34
 Effect of the Proposed Amendments........................ ...........        34
 Adverse Effects on Trading Market for the Old Notes...... ...........        34

USE OF PROCEEDS........................................... ...........        35

CAPITALIZATION............................................ ...........        36

DESCRIPTION OF THE SECURED NOTES.......................... ...........        37
 General.................................................. ...........        37
 Principal, Maturity, Interest............................ ...........        37
 Form, Denomination and Authentication.................... ...........        37
 Collateral............................................... ...........        37
 Release of Collateral.................................... ...........        38
 Subsidiary Guarantees.................................... ...........        39
 Limitations on Merger.................................... ...........        39
 Optional Redemption...................................... ...........        40
 Mandatory Redemption..................................... ...........        41
 Repurchase at the Option of the Holders.................. ...........        41
 Certain Covenants........................................ ...........        42
 Events of Default and Remedies........................... ...........        49
 Legal Defeasance and Covenant Defeasance................. ...........        51
 Transfer and Exchange.................................... ...........        52
 Amendments, Supplements and Waiver....................... ...........        52
 Certain Definitions...................................... ...........        53

DESCRIPTION OF THE WARRANTS............................... ...........        66
 General.................................................. ...........        66
 Exercise Price........................................... ...........        66
 Expiration............................................... ...........        66
 Antidilution............................................. ...........        66
 Tag Along Rights......................................... ...........        67
 Miscellaneous Provisions................................. ...........        67
 Registration Rights...................................... ...........        67

CERTAIN FEDERAL INCOME TAX CONSEQUENCES................... ...........        69
 Issuance of Warrants..................................... ...........        69
 Consequences of the Exchange of Old Notes for Secured Notes and
   Warrants............................................... ...........        69
 Retention of Old Notes; Adoption of Proposed Amendments.. ...........        70
 Backup Withholding....................................... ...........        71
 Withholding for Foreign Holders on the Warrants.......... ...........        71
 Annex I.................................................. ...........       I-1

                                     GENERAL

    D.F. King & Co., Inc. has agreed to act as information agent (the "Information Agent") in connection with the Offer. Holders of Old Notes who require information about tendering Old Notes or have general questions about the Offer should contact the Information Agent at:

                             D.F. King & Co., Inc.
                                 77 Water Street
                               New York, NY 10005
                     Telephone: 1-888-242-8154 (Toll Free)

                               or the Company at:

                           Delta Financial Corporation
                               1000 Woodbury Road
                            Woodbury, New York 11797
                            Attention: Marc E. Miller
                            Telephone: (516) 812-8850

    We are making the Offer only to holders of Old Notes in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), afforded by Section 3(a)(9) of the Securities Act. We will not pay any commission or other remuneration to any broker, dealer, salesman or other person for soliciting tenders of Old Notes. Our officers, directors and employees may solicit tenders from holders of Old Notes and will answer inquiries concerning the Offer, but they will not receive additional compensation for soliciting tenders or answering any such inquiries.

    We have no arrangements for and have no understanding with any dealer, salesman or other person regarding the solicitation of tenders hereunder, and no person has been authorized to give any information or to make any representation not contained in this Offering Circular in connection with the Offer. If any such information is given or any such representation is made, such information or representation must not be relied upon as having been authorized by us or any other person. Neither the delivery of this Offering Circular nor any exchange made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs or the affairs of our subsidiaries since the respective dates as of which information is given in this Offering Circular.

                           FORWARD LOOKING STATEMENTS

    This Offering Circular contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). These statements are based on management's beliefs and assumptions, based on information currently available to management and are subject to risks and uncertainties. Forward-looking statements include the information concerning our possible or assumed future results of operations set forth under:

    o "Risk Factors;"

    o "Background and Purpose of the Exchange Offer and Consent Solicitation;"

    o "Summary-Consequences to the Holders of Old Notes If the Offer Is Not Consummated;"

    o "Certain Federal Income Tax Consequences;"

preceded by, followed by, or that include, the words "believes," "expects," "anticipates," "intends," "plans," "estimates" or similar expressions.

    Forward-looking statements are not guarantees of performance. Our future results may differ materially from those expressed in the forward-looking statements. Many of the factors that will determine these results are beyond our ability to control or predict. Holders of the Old Notes are cautioned not to put undue reliance on any forward-looking statement.

    Holders of the Old Notes should understand that the following important factors, in addition to those discussed, could affect our future operating results and could cause results to differ materially from those expressed in such forward-looking statements:

    o changes in economic conditions and increases in interest rates;

    o increased competition in the sub-prime lending industry;

    o our substantial leverage and our ability to service our debt; and

    o changes in laws or regulations, third party relations and approvals and decisions of courts, regulations and governmental bodies.

    Further, we operate in an industry sector where security values may be volatile and may be influenced by economic and other factors beyond our control.

                              AVAILABLE INFORMATION

    We file reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). You may inspect and copy any document that we file at the public reference rooms maintained by the SEC in Washington, D.C., New York, New York and Chicago, Illinois. Any documents we file may also be available at the SEC's site on the World Wide Web located at http:// www.sec.gov. For a fee you can obtain the documents by mail from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549.

    Upon request, copies of this Offering Circular, as amended or supplemented from time to time, and any other documents (or parts of documents) that constitute part of this Offering Circular will be provided without charge to each person, including any beneficial owners of the Old Notes, to whom this Offering Circular is delivered. Requests should be directed to the Information Agent at:

                             D.F. King & Co., Inc.
                                 77 Water Street
                               New York, NY 10005
                     Telephone: 1-888-242-8154 (Toll Free)

    In order to assure timely delivery, we must receive requests no later than December 10, 2000.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    We have incorporated the following publicly available documents by reference. The information incorporated by reference is an important part of this Offering Circular, and the information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the close of the
Offer:

    1. The Company's Annual Report on Form 10-K for the year ended December 31, 1999, SEC File Number: 001-12109, as amended.

    2. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000, SEC File Number: 001-12109, as amended.

    3. The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000, SEC File Number: 001-12109, as amended.

    4. The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000, SEC File Number: 001-12109, as amended.

    You may request a copy of these filings, at no cost, by writing or telephoning the Information Agent at the following address:

                             D.F. King & Co., Inc.
                                 77 Water Street
                               New York, NY 10005
                     Telephone: 1-888-242-8154 (Toll Free)

    You should rely only on the information incorporated by reference or provided in this Offering Circular. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the Offer is not permitted. Do not assume that the information in this Offering Circular or any supplement hereto is accurate as of any date other than the date on the front of these documents.

                                     SUMMARY

    The following summary is qualified in its entirety by the more detailed information and financial data, including the financial statements and notes thereto, appearing elsewhere in this Offering Circular. For a discussion of certain matters that should be considered by prospective participants in the Offer, see "Risk Factors" starting on page 14.

Purpose Of The Exchange Offer And Consent Solicitation

    The purpose of the Offer is to recapitalize the Company in order to improve our liquidity and create a capital structure that is more appropriate for us in light of our existing financial condition and our proposed business plan. If the Offer is consummated, management believes that we will be better positioned to access the financial resources necessary to fund the development of our core business.

    In addition to offering to exchange the Old Notes for the Secured Notes and Warrants, we are soliciting the Consents of the holders of the Old Notes to the Proposed Amendments, which will eliminate substantially all of the restrictive covenants and modify certain other provisions in the Old Notes Indenture in order to provide us greater operating flexibility in the future.

The Exchange Offer And Consent Solicitation

The Offer . . . . . . . . .         Upon the terms and subject to the conditions
                                    set forth in this Offering Circular and in the accompanying Letter of Transmittal and Consent, we are offering to exchange, for each $1,000 principal amount of our Old
                                    Notes:

                                    o Secured Notes with a principal amount of
                                      $1,000

                                    o 10.6 Warrants each exercisable for one
                                      share of Common Stock.

                                    Each holder of Old Notes that participates in the Offer is obligated to deliver a Consent to the Proposed Amendments to the Old Notes Indenture which will eliminate substantially all restrictive covenants and modify certain other provisions, in the Old Notes Indenture. See "Background and Purpose of the Exchange Offer and Consent Solicitation Terms of the Exchange Offer and Solicitation."

                                    Each holder of Old Notes that participates in the Offer will release and waive any and all claims or causes of action arising out of such holder's ownership of the Old Notes that such holder may have against us or any of our subsidiaries, affiliates and stockholders (the "Release"). See "Background and Purpose of the Exchange Offer and Consent Solicitation -- Release of Legal Claims by Tendering Old Note Holders."

Expiration Date . . . . . .         5:00 P.M., New York City time, December 19,
                                    2000, as such date may be extended. See
                                    "Background and Purpose of the Exchange
                                    Offer and Consent Solicitation-Expiration
                                    Date; Extensions; Amendments."

Conditions Precedent to
the Offer; Lock-Up . . . .          The Offer is conditioned upon a majority in
                                    principal amount of the outstanding Old
                                    Notes being validly tendered and not
                                    withdrawn. Subject to the satisfaction of certain conditions regarding the Offer, holders of a majority in principal amount of the Old Notes have agreed to accept the Offer and tender their

                                    Old Notes for Exchange. See "Background and
                                    Purpose of the Exchange Offer and Consent
                                    Solicitation - Lock-Up Agreements."

Procedures for Tendering
Old Notes and Delivering
Consents  . . . . . . . . .         Each holder desiring to participate in the
                                    Exchange must complete and sign the Letter of Transmittal and Consent, have the signature thereon guaranteed if required by the Letter of Transmittal and Consent, and deliver the Letter of Transmittal and Consent, together with the Old Notes or a Notice of Guaranteed Delivery or any other required documents such as evidence of authority to act, if the Letter of Transmittal and Consent is signed by someone acting in a fiduciary or representative capacity, to The Bank of New York, the exchange agent for the Exchange, at the address set forth on the back cover page of this Offering Circular prior to 5:00 P.M.,
                                    New York City time, on the Expiration Date.
                                    Any beneficial owner of the Old Notes whose Old Notes are registered in the name of a nominee, such as a broker, dealer, commercial bank or trust company and who wishes to tender Old Notes for Exchange, should instruct such entity or person to promptly tender Old Notes on such beneficial owner's behalf. The completion, execution and delivery of a Letter of Transmittal and Consent prior to 5:00 P.M., New York City time, on the Expiration Date in connection with the delivery of the Old Notes will be deemed to constitute a delivery of a Consent to the Proposed Amendments. A holder may also tender its Old Notes through ATOP. See
                                    "Background and Purpose of the Exchange
                                    Offer and Consent Solicitation-Procedures for Tendering Old Notes and Delivery of
                                    Consents."

Acceptance of Old Notes and
Delivery of Secured Notes and
Warrants  . . . . . . . . .         Subject to the satisfaction of the
                                    conditions to the Offer, we will accept all Old Notes that are validly tendered and not properly withdrawn in the offer solicitation prior to 5:00 P.M., New York City time, on the Expiration Date. In exchange for validly tendered Old Notes, we will issue, for each $1,000 principal amount of Old Notes validly tendered and not withdrawn, Secured Notes with a principal amount of $1,000 and 10.6
                                    Warrants, each exercisable for one newly issued share of Common Stock. See
                                    "Background and Purpose of the Exchange
                                    Offer and Consent Solicitation-Acceptance of
                                    Old Notes for Exchange; Delivery of Secured
                                    Notes and Warrants."

Conditions to Participating
in the Offer  . . . . . . .         Each holder of Old Notes electing to
                                    participate in the Exchange, must deliver the holder's Letter of Transmittal and Consent to the Proposed Amendments. By validly tendering and not properly withdrawing their Old Notes, each holder shall be deemed to have consented to the Proposed Amendments and granted the Release.
                                    See "Background and Purpose of the Exchange
                                    Offer and Consent Solicitation - Terms of the Exchange Offer and Consent
                                    Solicitation."

Withdrawal Rights . . . . .         Tenders of Old Notes and Consents may be
                                    withdrawn at any time prior to 5:00 P.M., New York City time, on the Expiration Date, in accordance with the procedures set forth in this Offering Circular. See "Background and Purpose of the Exchange Offer and Consent Solicitation - Withdrawal of
                                    Tenders."

The Exchange Agent . . . .          The Bank of New York is the Exchange Agent.
                                    The address and telephone number of the
                                    Exchange Agent are as set forth in
                                    "Background and Purpose of the Exchange
                                    Offer and Consent Solicitation - The
                                    Exchange Agent."

The Information Agent . . .         DF King & Co., Inc. is the Information
                                    Agent. The address and telephone number of the Information Agent are as set forth in "Background and Purpose of the Exchange
                                    Offer and Consent Solicitation - The
                                    Information Agent."

Fees and Expenses . . . . .         We will bear all fees and expenses incident
                                    to our consummation of the Exchange and the Consent Solicitation. We will not pay any commission or other remuneration to any broker, dealer, salesman or other person for soliciting tenders of Old Notes. See
                                    "Background and Purpose of the Exchange
                                    Offer and Consent Solicitation - Fees and
                                    Expenses."

Consequences to Holders of Old Notes If the Offer Is Not Consummated

    If the Exchange is not consummated on or before December 19, 2000, we will be in default under the Old Notes Indenture. If such a default were to occur and was not waived in accordance with the provisions of the Old Notes Indenture, we cannot assure you that our and the Subsidiary Guarantor's assets would be sufficient to pay holders of the Old Notes all of the principal amount and accrued and unpaid interest on the Old Notes.

Consequences to Non-Tendering Holders of Old Notes If the Offer Is Consummated

    If the Exchange is consummated, the Proposed Amendments will become effective and holders of non-tendered Old Notes, if any, will no longer have the benefits of substantially all of the restrictive covenants in the Old Notes Indenture. While we anticipate that we will be subject to certain restrictive covenants contained in other debt agreements, holders, if any, who do not tender their Old Notes will be unable to enforce those covenants and those covenants will be subject to change without the consent of holders, if any, of Old Notes.

Summary Description of the Secured Notes and the Warrants

    The following summary descriptions of the terms of the Secured Notes and the rights, preferences and privileges associated with the Warrants are qualified in their entirety by the more detailed information regarding the Secured Notes and the Warrants contained elsewhere in this Offering Circular and by the indenture governing the Secured Notes (the "Indenture") and the Warrant Agreement, copies of which may be obtained upon request as described under "Available Information." Persons considering the Offer and evaluating the risks associated with exchanging their Old Notes for the Secured Notes and the Warrants should not rely primarily or exclusively upon the information set forth in the following summary descriptions. Please read this Offering Circular carefully before taking any action with respect to the Offer. Capitalized terms used and not defined in this summary are defined in "Description of Secured Notes - Certain Definitions."

Terms of the Secured Notes

    Except as set forth below, the terms of the Secured Notes are substantially equivalent to the Old Notes.

Issuer  . . . . . . . . . .         Delta Financial Corporation

Aggregate Principal Amount.         Up to $150,000,000

Maturity  . . . . . . . . .         August 1, 2004

Interest Payment Dates .  .         9 1/2% per annum, payable semiannually in
                                    arrears on February 1 and August 1 of each year. Interest shall accrue from the most recent date to which interest has been paid, or if no interest has been paid, from August
                                    1, 2000. See "Description of the Secured
                                    Notes - Principal, Maturity, Interest."

Guarantees  . . . . . . . .         Our obligations under the Secured Notes will
                                    be fully and unconditionally guaranteed on a joint and several basis by each of our existing and future Restricted Subsidiaries, and each of our Subsidiaries that is not prohibited by contract or by their organizational documents from executing a guaranty of the Secured Notes. See
                                    "Description of the Secured Notes
                                    -Subsidiary Guarantees."

Optional Redemption . . . .         After August 1, 2001, we will have the
                                    option to redeem the Secured Notes, in whole or in part, at any time and from time to time at the Redemption Prices set forth herein, plus accrued and unpaid interest to the date of repurchase. See "Description of the Secured Notes - Optional Redemption."

Security. . . . . . . . .           The Secured Notes will be secured by a
                                    pledge of all the shares of the Restricted
                                    Subsidiaries (and 66% of the shares of the Canadian Subsidiaries).

                                    The Secured Notes will be secured by
                                    perfected first priority liens on the
                                    beneficial interests in two Delaware
                                    business trusts (the "Residuals Collateral
                                    Trusts") that will hold certain Residuals received by Delta Funding Corporation ("Delta Funding") and DF Special Holdings Corporation ("DF Special Holdings"). The Residual Collateral Trusts will be Restricted Subsidiaries and will be wholly owned by Delta Funding and DF Special Holdings. See "Description of the Secured Notes-Collateral - Owner Trust Certificates."

Covenants . . . . . . . . .         The Indenture will be a new indenture and
                                    will contain covenants substantially similar to those set forth in the Old Notes
                                    Indenture with the following principal
                                    covenant additions, amendments and
                                    deletions:

Residual Receivable Coverage Ratio  We will maintain an aggregate book value of
                                    Residual Receivables and the cash in the Residual Collateral Trusts that shall not be less than $165,000,000 initially, increasing to $170,000,000 on September 30, 2001, to
                                    $175,000,000 on September 30, 2002, and to
                                    $200,000,000 on September 30, 2003. In
                                    addition, the aggregate book value of the Senior Residual Receivables in the Residual Collateral Trusts shall not be less than $150,000,000 (or, if a deposit of $7,125,000 is made into the Cash Escrow Account,
                                    $112,500,000 until the third
                                    anniversary of the Issue Date and
                                    $150,000,000 thereafter). See "Description of the Secured Notes - Certain Covenants - Residual Receivable Coverage Ratio."

                                    No such covenant was contained in the Old
                                    Notes Indenture.

Restricted Payments . . . .         We and each of our Restricted Subsidiaries
                                    are prohibited from (i) declaring or paying any dividend or making any other payment or distribution on account of our or any of our Restricted Subsidiaries' Equity Interests that are issued and outstanding as of the Issue Date other than dividends or other payments or distributions payable in our Equity Interests or dividends or other payments or distributions payable to us or any of our Wholly-Owned Restricted
                                    Subsidiaries; (ii) purchasing, redeeming or otherwise acquiring or retiring for value any of our Equity Interests that are issued and outstanding as of the Issue Date (other than any such Equity Interests owned by any of our Wholly-Owned Restricted Subsidiaries) or any Equity Interests of our direct or indirect parents issued and outstanding as of the date of this Indenture; and (iii) taking any of the actions specified in clauses (i) or (ii) of this paragraph with respect to Equity Interests issued after the Issue Date and owned by the Miller
                                    Stockholders unless the issuance and terms of such Equity Interests and such action have been approved by a majority of the independent members of the Board of Directors. In addition, the Indenture contains other limitations on Restricted
                                    Payments. See "Description of the Secured
                                    Notes - Certain Covenants - Restricted
                                    Payments."

                                    The Old Notes Indenture permitted such
                                    Restricted Payments, subject to satisfaction of certain financial criteria.

Flow of Residual Receivables. . .   On the Issue Date, Delta Funding and DF
                                    Special Holdings shall deposit all Residual
                                    Receivables owned by them in the Delta
                                    Funding Residual Holding Trust 2000-2
                                    Residual Collateral Trust and the Delta
                                    Funding Residual Holding Trust 2000-1
                                    Residual Collateral Trust, respectively.

                                    Thereafter, we, Delta Funding, or any other
                                    Restricted Subsidiary engaging in
                                    Securitizations on or after the Issue Date will, within three (3) Business Days following receipt of Residual Receivables generated in any Securitization, assign and transfer to DF Special Holdings all right, title and interest in all such Residual Receivables. Upon completion of such assignment and transfer, DF Special Holdings will thereupon deposit such Residual Receivables in the Delta Funding Residual Holding Trust 2000-1 Residual Collateral Trust. See "Description of the Secured Notes
                                    - Certain Covenants - Flow of Residual
                                    Receivables."

                                    No such covenant was contained in the Old
                                    Notes Indenture.

Liquidity Maintenance . . .         Our Unencumbered Liquid Assets will be equal
                                    to or greater than $10,000,000 at all times.
                                    See "Description of the Secured Notes -
                                    Certain Covenants - Liquidity Maintenance."

                                    No such covenant was contained in the Old
                                    Notes Indenture.

Back-Up Servicing Agreement....     No later than March 15, 2001, Delta Funding
                                    will enter into and at all times maintain in full force and effect the Back-Up Servicing
                                    Agreement with the Back-Up Servicer, and satisfy, on a timely basis, all conditions with respect to the transfer of servicing thereunder when such conditions are capable of being satisfied. The Back-Up Servicing
                                    Agreement shall provide for mapping and
                                    monthly back-up of information relating to the mortgage loans underlying Residual
                                    Receivables created after 1996 for which Delta Funding or any affiliate is the primary servicer. Delta Funding may cease such Back-Up Servicing Agreement at any time that the value of Unencumbered Liquid
                                    Assets equals or exceeds $40,000,000;
                                    provided, further, that if Delta Funding has ceased such Back-Up Servicing Agreement in accordance with the foregoing, Delta Funding shall reinstate such Servicing Agreement within 30 days if Unencumbered Liquid Assets are less than $32,500,000. See "Description of the Secured Notes - Certain Covenants -
                                    Back-Up Servicing Agreement."

                                    No such covenant was contained in the Old
                                    Notes Indenture.

Registration Rights . . .           Upon the written request of the Holders
                                    holding a majority in interest of the
                                    Secured Notes then outstanding, we will use reasonable commercial efforts to cause a registration statement covering the Secured
                                    Notes to be filed under the Exchange Act and to have such registration statement declared effective by the SEC. See "Description of the Secured Notes - Certain Covenants -
                                    Registration Rights."

                                    No such covenant was contained in the Old
                                    Notes Indenture.

Leverage Ratio (Total Liabilities)  We will not permit the ratio of Total
                                    Adjusted Liabilities (excluding Subordinated
                                    Indebtedness) to Adjusted Tangible Net Worth to exceed the greater of (A) 7.0 to 1.0 and
                                    (B) the ratio of Total Adjusted Liabilities to Adjusted Tangible Net Worth (if any) set forth in the then-effective Warehouse Facilities, as of any day. See "Description of the Secured Notes - Certain Covenants - Leverage Ratio (Total Liabilities").

                                    No such covenant was contained in the Old
                                    Notes Indenture.

Leverage Ratio  . . . . . .         We will not permit the ratio of our and the
                                    Subsidiary Guarantors' Adjusted Senior
                                    Indebtedness as of the end of any fiscal quarter, to Tangible Net Worth as of the end of such fiscal quarter to exceed the greater of (A) 1.5 to 1.0 and (B) the ratio of Adjusted Senior Indebtedness to Tangible Net
                                    Worth (if any) set forth in the
                                    then-effective Warehouse Facilities. See
                                    "Description of the Secured Notes - Certain
                                    Covenants - Leverage Ratio."

                                    No such covenant was contained in the Old
                                    Notes Indenture.

Net Worth . . . . . . . . .         We will not, at any time, permit our
                                    consolidated Tangible Net Worth to be less than the greater of (A) $101,000,000 and (B) the Tangible Net Worth requirement (if any) set forth in the then-effective Warehouse
                                    Facilities. See "Description of the Secured
                                    Notes - Certain Covenants - Net Worth."

                                    No such covenant was contained in the Old
                                    Notes Indenture.

Cash Escrow Account . . . .         Not later than the 30th day prior to each
                                    Interest Payment Date, we shall deposit
                                    funds into the Cash Escrow Account in an amount sufficient to pay the aggregate interest on the Secured Notes due to be paid on the upcoming Interest Payment Date and shall provide the Trustee with an Officers'
                                    Certificate certifying that such deposit has been made. The funds and other assets in the Escrow Account shall be pledged as Collateral. See "Description of the Secured
                                    Notes - Certain Covenants - Cash Escrow
                                    Account."

                                    No such covenant was contained in the Old
                                    Notes Indenture.

Negative Pledge on Assets
After Default . . . . . . .         From the date a Default or Event of Default
                                    has occurred until the date the Default or Event of Default is cured or waived, we shall not and shall not permit any of our Restricted Subsidiaries to sell, lease, securitize, transfer or assign or grant any new security interests or otherwise permit any new Liens to be placed on any of our or our Restricted Subsidiaries' Residual
                                    Receivables, Servicing Receivables,
                                    intellectual property, equipment, leasehold interests, real property or capitalized mortgage servicing rights. See "Description of the Secured Notes-Certain Covenants - No
                                    Pledge or Sale of Residual Receivables or
                                    Other Assets after Default or Event of
                                    Default."

                                    The Old Notes Indenture provided that, with certain exceptions, neither the Company nor the Restricted Subsidiaries were permitted to incur or suffer to exist any Liens on their assets.

Asset Sales . . . . . . . .         We and each Restricted Subsidiary will not,
                                    consummate an Asset Sale unless we (or the Restricted Subsidiary, as the case may be) receive consideration at the time of such Asset Sale at least equal to the Fair Market
                                    Value of the assets or Equity Interests
                                    issued or sold or otherwise disposed of.

                                    We or the Restricted Subsidiary, as the case shall be, shall apply an amount equal to 100% of such Net Proceeds in our and the Restricted Subsidiaries' Permitted Business or to payment of the Old Notes or other Guaranteed Obligations. Pending the final application of any such Net Proceeds, we or such Restricted Subsidiary may temporarily invest such Net Proceeds in certain Permitted Investments.

                                    We and each Restricted Subsidiary shall not consummate an Asset Sale which includes any Collateral. See "Description of the Secured Notes - Certain Covenants - Limitations on Asset Sales."

                                    The Old Notes Indenture contained several additional restrictions on Asset Sales, including that, generally, 85% of the proceeds be in cash and that proceeds in excess of $10.0 million not utilized in certain required ways be used to redeem Old Notes.

Incurrence of Indebtedness. .       In addition to Indebtedness which was
                                    permitted under the Old Notes Indenture, we may incur additional indebtedness secured by Servicing Receivables and Residual
                                    Receivables. See "Description of the Secured
                                    Notes - Certain Covenants - Incurrence of
                                    Indebtedness and Issuance of Preferred
                                    Stock."

Transactions with AffiliateS. . .   With certain exceptions, the Company and the
                                    Restricted Subsidiaries are prohibited from engaging in transactions with Affiliates.
                                    See "Description of the Secured Notes -
                                    Certain Covenants - Transactions with
                                    Affiliates."

                                    The Old Notes Indenture permitted
                                    transactions with Affiliates, provided that certain requirements were met.

Events Of Default . . . . .         Substantially the same as under the Old
                                    Notes Indenture with the following
                                    additions:

                                    (1) we or any Restricted Subsidiary defaults in the payment of interest or principal under any of the Warehouse Facilities (whether due at maturity, by acceleration or otherwise) and such default continues beyond the grace period provided in the applicable Warehouse Facility;

                                    (2) we fail to comply with the covenants regarding Residual Receivable Coverage Ratio, Restricted Payments, Flow of Residual Receivables, Liquidity Maintenance, Back-Up Servicing Agreement, Leverage Ratio (Total Liabilities), Leverage Ratio, Liens, Net Worth, Cash Escrow Account, Limitations on Asset Sales, Incurrence of Indebtedness, Transactions with Affiliates, Offers to Repurchase Upon a Change in Control, No Pledge or Sale of Residual Receivables or Other Assets after Default or an Event of Default and Limitation on Mergers covenants of the Indenture; and

                                    (3) we or any Restricted Subsidiary fails to observe or perform any material covenant, representation, warranty or agreement in any Collateral Agreement or any Related Agreement for 15 days after notice to us by the Trustee, the Collateral Agent, the Warrant Agent, the Owner Trustee, the Administrator, the Back-Up Servicer, or Holders or Beneficial Holders of at least 25% in aggregate principal amount of the Secured Notes then outstanding.

                                    See "Description of the Secured Notes -
                                    Certain Covenants - Events of Default and
                                    Remedies."

Terms of the Warrants

Issuer  . . . . . . . . . .         Delta Financial Corporation

Number  . . . . . . . . . .         Warrants exercisable for up to 1,590,000
                                    shares of Common Stock. For each $1,000 in principal amount of Old Notes tendered for exchange, you will receive 10.6 Warrants each exercisable for one share of Common
                                    Stock. Fractional Warrants issued in the Exchange will be rounded up to the nearest whole share. See "Description of the Warrants - General."

Exercise Period . . . . . .         If not previously exercised, the Warrants
                                    shall expire on the earliest of (i) the 10th anniversary of their issuance or (ii) the payment in full of all of the outstanding
                                    Secured Notes. See "Description of the
                                    Warrants - Expiration."

Exercise Price  . . . . . .         Initially, the exercise price of the
                                    Warrants at issuance will be $9.10. The
                                    exercise price will be reset to 110% of the per share purchase price of any equity investment in excess of $15,000,000 consummated prior to the second anniversary of issuance. If no such equity investment is made, on the second anniversary of the issuance of the Warrants, the exercise price will be reduced to $0.01 per share. See
                                    "Description of the Warrants - Exercise
                                    Price."

Tag-Along Rights  . . . . .         Warrant holders will have tag-along rights
                                    with the Miller Stockholders in any Change of Control transaction. See "Description of the Warrants - Tag Along Rights."

Adjustments; Antidilution . . .     In the event of stock-splits, combinations,
                                    reclassifications and stock-for-stock
                                    distributions, the number of Warrants and the exercise therefor will be adjusted. In the event of any merger or other such transaction, the holders of Warrants shall receive as part of such transaction consideration equal in amount and kind to the consideration given to holders of common stock of the Issuer.

                                    In the event we issue Common Stock or a
                                    Common Stock equivalent (other than
                                    Permitted Issuances) at a price below the average market price per share on the exercise price of the Warrants (if it has been adjusted as a result of an equity investment), the number of Warrants and the exercise price thereof will be adjusted. Under the Warrant Agreement, "Permitted Issuances" include the issuance of up to a designated number of rights, stock options or shares of Common Stock to our employees and regularly engaged consultants pursuant to the our existing stock option plans or any stock option plans adopted by us in the future or pursuant to any restricted share agreement See "Description of the Warrants - Antidilution."


Terms of Registration Rights for Common Stock Underlying Warrants

Registrable Securities . .          The Registration Rights Agreement covers
                                    shares of Common Stock issued upon exercise of the Warrants and any shares of Common
                                    Stock which may be acquired by the holders of Warrants upon exercise of the Warrants.
                                    See "Description of the Warrants -
                                    Registration Rights."

Demand Registration . . . .         At any time after the date of issuance of
                                    the Secured Notes and the Warrants, holders owning 25% or more of the registrable securities then outstanding may request registration with the SEC of all or part of their registrable securities. See
                                    "Description of the Warrants - Registration
                                    Rights."

Limitation on Demand Registrations  We will not be obligated to register any securities pursuant to a demand registration
                                    (i) unless there is requested to be included in such registration at least 25% of the registrable securities then outstanding or
                                    (ii) if a prior demand registration was
                                    declared effective within a period
                                    commencing 6 months prior to the date of the written request for such demand Registration and such prior Demand Registration was maintained effective for a period of not less than 180 days, or such shorter period during which all registrable securities covered by such prior demand registration were sold or withdrawn. Notwithstanding the foregoing, in no event shall we be required to effect more than a total of four demand registrations pursuant to the Registration Rights Agreement. See "Description of Warrants - Registration Rights."

Piggy-back Registration . .         We agree that in the event we propose to
                                    file at any time after the Issue Date a
                                    registration statement on any form,
                                    including any demand registration, for the registration of securities under the
                                    Securities Act (whether or not pursuant to registration rights granted to other holders of our securities and whether or not for sale for our own account) of any class of security other than in connection with an offering solely to our employees pursuant to a registration statement on Form S-8 under the Securities Act or an offering pursuant to a registration statement on Form S-4 under the Securities Act, or any successor forms thereto, then we shall offer in writing to each holder of registrable securities the opportunity to include in such registration statement such number of registrable securities as each may request.

                                    In the event of an underwritten offering, the underwriter will have the authority to reduce the number of registrable securities included in the registration if in the opinion of the underwriter, the distribution of registrable securities concurrently with the securities being registered by us would adversely affect our distribution of such securities. See "Description of the Warrants
                                    - Registration Rights."

Deferred Registration . . .         We must use our best efforts to prepare and
                                    file with the SEC not later than 60 days after receipt of a request for registration of registrable securities, a registration statement covering such securities. We may extend such 60-day period for up to one additional period of 60 days if at the time of the request for registration our board of directors determines in good faith that such registration is likely to have an adverse effect on a material merger, acquisition or other form of material business combination.
                                    See "Description of the Warrants -
                                    Registration Rights."

    The Secured Notes and the Warrants will both be new issues of securities with no established trading market. Accordingly, we cannot assure you that a trading market for the Secured Notes or the Warrants will develop. We do not intend to apply for listing of the Warrants or the Secured Notes on any securities exchange or automated quotation system. See "Risk Factors - Absence of Public Market for Secured Notes and the Warrants and Transfer Restrictions - Holders of the Secured Notes and Warrants May Not Be Able to Sell Their Securities."

                                  RISK FACTORS

    In addition to the other information contained in this Offering Circular, holders of Old Notes should consider carefully the following risk factors associated with the Offer and risk factors affecting our business generally in determining whether to tender their Old Notes for Secured Notes and Warrants pursuant to this Offering Circular. See "Description of the Secured Notes - Certain Definitions" for the definition of certain capitalized terms used herein.

    Risk Factors Associated with the Exchange Offer and Consent Solicitation

Significant Leverage; Inability to Service Indebtedness; Lack of Profitable Operations

    We are, and, after the Offer is consummated, will continue to be, highly leveraged. As of September 30, 2000, we had total outstanding indebtedness of approximately $232 million, consisting of $150 million principal amount of Old Notes, approximately $54 million of Warehouse Financing and approximately $28 million of equipment, residuals and other financing.

    The degree to which we are leveraged could have important consequences to holders of the Secured Notes and Warrants including, but not limited to:

    o minimizing the likelihood that we will have sufficient excess cash to redeem the Secured Notes and/or pay the Secured Notes at maturity;

    o limiting our ability to obtain additional financing to fund future working capital, capital expenditures, acquisitions and other general corporate requirements

    o requiring a substantial portion of our cash flow from operations for the payment of principal of, and interest on, our indebtedness, thereby reducing the availability of such excess cash flow to fund working capital, capital expenditures or other general corporate purposes, including redemption or repayment of the Secured Notes;

    o making us more vulnerable to general adverse economic and industry conditions;

    o limiting our flexibility in planning for, or reacting to, changes in our business and the industry; and

    o placing us at a competitive disadvantage to less leveraged competitors.

    Our future operating performance is itself dependent on a number of factors, many of which are outside of our control, including prevailing economic conditions and financial, business, regulatory and other factors. We cannot assure you that we will generate sufficient cash flow from operations in order to make redemptions of the Secured Notes or pay the Secured Notes at maturity, and it is likely that our credit arrangements will restrict our ability to redeem or repay the Secured Notes. If we were unable to generate sufficient cash from our future operations to service our debt, to satisfy our operating expenses, or to generally pay our debts as they mature, we would be required to explore our alternatives, such as seeking additional debt or equity financing, reducing or delaying capital expenditures or selling material assets or operations. We cannot assure you that we would be successful in implementing any of these alternatives, if necessary.

Absence of Public Market for Secured Notes and the Warrants and Transfer Restriction - Holders of the Secured Notes and Warrants May Not Be Able to Sell Their Securities

    The Secured Notes and the Warrants are new issues of securities and have no established trading markets. We do not intend to list the Secured Notes or the Warrants on any securities exchange or automated quotation system and we cannot assure you that a liquid market will develop for either the Secured Notes or the Warrants, or that holders will be able to sell their Secured Notes or Warrants at prices acceptable to them or otherwise. Future trading prices of the Secured Notes or Warrants will depend on many factors, including, among other things, our operating results and the market for similar securities.

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Fraudulent Conveyances Considerations

    Under applicable provisions of federal bankruptcy law or comparable provisions of state fraudulent conveyance law, if, among other things, we or any Subsidiary Guarantor, at the time we or such Subsidiary Guarantor incurred the indebtedness evidenced by the Secured Notes or such Subsidiary Guarantor's Subsidiary Guarantee, as the case may be, (i) (a) was or is insolvent or rendered insolvent by reason of such occurrence, (b) was or is engaged in a business or transaction for which the assets remaining with us constitutes unreasonably small capital or (c) was or is intending to incur debts that would be beyond our ability to pay as such debts mature, and (ii) we or such Subsidiary Guarantor received or receives less than the reasonably equivalent value of fair consideration for the incurrence of such indebtedness, the Secured Notes, the Subsidiary Guarantees and the security granted in support thereof could be voided, or claims in respect of the Secured Notes or such Subsidiary Guarantees and the security granted in support thereof could be subordinated to all of our or such Subsidiary Guarantor's other debts, as the case may be. In addition, under certain circumstances our payment of interest and principal pursuant to the Secured Notes or the payment of amounts by a Subsidiary Guarantor pursuant to a Subsidiary Guarantee could be voided and required to be returned to the person making such payment, or to a fund for the benefit of our or such Subsidiary Guarantor's creditors, as the case may be. Moreover, under applicable provisions of federal bankruptcy law, a security interest granted by us or any of the Subsidiary Guarantors may be subject to avoidance by the debtor-in-possession or a trustee in bankruptcy under Section 547(b) of the Bankruptcy Code, if the following is established by a preponderance of the evidence: (i) the "transfer of an interest of the debtor in property," was made while the debtor was insolvent "on or within 90 days" prior to the filing of the debtor's bankruptcy petition or, if the creditor was determined to be an "insider" (as defined in Section 101(31) of the Bankruptcy Code) of the debtor at the time the transfer was made, "between 90 days and one year," prior to the filing of the debtor's bankruptcy petition, (ii) "to or for the benefit of " the creditor, (iii) "for or on account of an antecedent debt owed by the debtor" to the creditor before the "transfer was made," and (iv) which transfer enables the creditor "to receive more than" it would have had the transfer not been made and had the debtor's case been administered under Chapter 7 of the Bankruptcy Code, and the creditor received distribution on its claim thereunder. The debtor is presumed to be insolvent "on and during the 90 days" prior to filing its bankruptcy petition, pursuant to Section 547(f) of the Bankruptcy Code.

    The measures of insolvency for purposes of the foregoing considerations will vary depending upon the law applied in any proceeding with respect to the foregoing. Generally, however, we or a Subsidiary Guarantor would be considered insolvent if (i) the sum of our or its debts (as the case may be), including contingent liabilities, were greater than the saleable value of all of our or its (as the case may be) assets at a fair valuation or if the present saleable value of our or its assets were less than the amount of our or its (as the case may be) probable liability on its existing debts, including contingent liabilities, as they become absolute and mature or (ii) we or such Subsidiary Guarantor could not pay our or its debts as they become due, as the case may be.

    To the extent any Subsidiary Guarantees were voided as a fraudulent conveyance or held unenforceable for another reason, Holders of the Secured Notes would cease to have any claim in respect of such Subsidiary Guarantor and would be creditors solely of us and any Subsidiary Guarantor whose Subsidiary Guarantee was not avoided or held unenforceable. In such event, the claims of the Holders of the Secured Notes against the issuer of an invalid Subsidiary Guarantee would be subject to the prior payment of all liabilities and preferred stock claims of such Subsidiary Guarantor. There can be no assurance that, after providing for all prior claims and preferred stock interests, if any, there would be sufficient assets to satisfy the claims of the Holders of the Secured Notes relating to any voided portions of any Subsidiary Guarantees. We are a holding company whose material assets consist primarily of the capital stock of the Subsidiary Guarantors. Consequently we are dependent upon dividends paid by the Subsidiary Guarantors to pay our operating expenses, service our debt obligations, including the Secured Notes, and satisfy any mandatory repurchase obligations relating to the Secured Notes, as a result of a Change of Control or sale or other disposition of certain assets. See "Description of the Secured Notes". To the extent that a security interest in the Collateral is avoided as a preference, the Holders of the Secured Notes would have an unsecured claim (subject to the discussion of fraudulent conveyances.)

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

    On the basis of historical financial information, recent operating history as discussed in "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our annual reports on Form 10-K and our quarterly reports on form 10-Q and other factors, we believe and each Subsidiary Guarantor believes that, after giving effect to the indebtedness incurred in connection with the Offering, we and each such Subsidiary Guarantor (i) will not be insolvent, will not have unreasonably small capital for the businesses in which we are or such Subsidiary Guarantor is engaged and will not incur debts beyond our or such Subsidiary Guarantor's ability to pay such debts as they mature and
(ii) will have sufficient assets to satisfy any probable money judgment against us or such Subsidiary Guarantor in any pending action. There can be no assurance, however, as to what standard a court would apply in making such determination.

                       Risk Factors Affecting our Business

Leverage; Asset Encumbrance

    We currently have substantial outstanding indebtedness, and, subsequent to the Offering, we will be significantly leveraged. Although the covenants under the Indenture will restrict the our and our Restricted Subsidiaries' incurrence of Indebtedness, the Indenture does not limit the amount of Indebtedness under our Warehouse Facilities that qualify as Permitted Warehouse Debt (as defined). With respect to our existing Warehouse Facilities, Permitted Warehouse Debt generally means indebtedness used exclusively to finance or refinance the origination or purchase of mortgage loans by us or a Subsidiary, up to the lesser of (i) the amount advanced by the warehouse lender or (ii) 100% of the principal amount of such loans. See "Description of the Secured Notes-Certain Definitions." All Permitted Warehouse Debt is secured by the mortgage loans financed thereby. Although lenders under Permitted Warehouse Debt in a default or bankruptcy situation can be expected to seek payment first out of the collateral securing such Indebtedness, such existing Indebtedness is recourse to the Subsidiaries incurring such Indebtedness and typically is unconditionally guaranteed by us. Additionally, the Indenture will permit our incurrence of Indebtedness secured by interest-only and residual certificates, and such Indebtedness would also be recourse to the Subsidiaries incurring such Indebtedness. Thus, if the value of the collateral securing any such Indebtedness was to be insufficient to repay such Indebtedness in full, the lenders could be entitled to seek payment of the shortfall, if any, from the Subsidiary incurring such Indebtedness, and in some cases, from us. See "Dependence on Funding Sources." The Indenture also will permit us and our Restricted Subsidiaries to incur substantial amounts of additional secured Indebtedness. At September 30, 2000, consolidated Indebtedness (including the current maturities thereof) would have been approximately $232 million, of which $82 million would have been secured Indebtedness to which the Secured Notes and the Guarantees are effectively subordinated, and we would have been able to incur additional Indebtedness (all of which is secured) under our existing credit facilities and Warehouse Facilities. See "Capitalization."

    The degree to which we are leveraged could have important consequences to the Holders of the Secured Notes, including: (i) we may be more vulnerable to adverse general economic and industry conditions; (ii) we may find it more difficult to obtain additional financing for future working capital, capital expenditures, acquisitions, general corporate purposes or other purposes; and
(iii) we will have to dedicate a substantial portion of our cash flows from operations to the payment of principal and interest on Indebtedness (a substantial portion of which may become due prior to the maturity of the Secured Notes), thereby reducing the funds available for operations and future business opportunities.

    Our ability to maintain operations and make payments of principal or interest on, or to refinance, our Indebtedness (including the Secured Notes) will depend on our future operating performance, and our ability to effect additional securitizations and debt and/or equity financing, which to a certain extent is subject to economic, financial, competitive and other factors beyond our control. If we are unable to generate sufficient cash flow in the future to service our debt, we may be required to refinance all or a portion of our existing debt, including the Secured Notes, or to obtain additional financing. There can be no assurance that any such refinancing would be available or that any additional financing could be obtained on terms reasonably satisfactory to us. The inability to obtain additional financing could have a material adverse effect on our ability to maintain operations and on our ability to service debt, including the Secured Notes. See "-Ability to Service Debt; Negative Cash Flows; Access to Capital Markets" and "-Dependence on Funding Sources."

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

Ability To Service Debt; Negative Cash Flows; Access To Capital Markets

    There can be no assurance that the cash available from operations and financing activities will be sufficient to enable us to make required interest and principal payments on the Secured Notes and interest and principal payments on our other debt obligations. We may encounter liquidity problems, which could affect our ability to meet such obligations while attempting to withstand competitive pressures or adverse economic conditions. In such circumstances, the value of the Secured Notes could be materially adversely affected.

    We require substantial amounts of cash to fund our loan origination and securitization activities. We have primarily operated on a negative cash flow basis in the past and anticipate that we will continue to have a negative operating cash flow for the foreseeable future due primarily to (1) monthly delinquency and servicing advances we are required to make as a servicer in accordance with our underlying securitization program, and (2) lower projected aggregate cash inflows from our retained interest-only and residual certificates. In a securitization, we recognize a gain on sale of the loans securitized upon the closing of the securitization, incurring significant expenses and taxes (both current and deferred) associated with the origination and securitization of such mortgage loans, but we do not receive the cash representing such gain until we receive the cash flows from the interest-only and residual certificates and from servicing of the loans, which are payable over the actual life of the loans securitized. We have received, and expect to continue to receive for the foreseeable future, lower aggregate cash inflows from our retained interest-only and residual certificates than previously obtained - due to (i) a net interest margin (or "NIM") transaction expected to be completed in the fourth quarter of 2000 that will provide us with cash up-front from selling a portion of our residual asset, but as a result reduce the cash proceeds from the residual asset in the future and (ii) expected timing differences between our retained interests in (A) older securitization trusts generating less cash flow per month per deal as the related mortgage pool pays down and (B) newer securitization trusts not yet cash flowing until initial reserve requirements are satisfied. As initial reserve requirements on some newer deals are reached, we anticipate receiving additional cash inflows from our retained interest-only and residual certificates which, coupled with (a) our continued concentration on our less cash-intensive broker and retail originations channels, and (b) our recent history of utilizing securitization structures that have allowed us to sell senior interest-only certificates and/ or mortgage servicing rights for an up front cash purchase price, may help offset the operating cash deficit in future quarters. However, market conditions and various other possibilities identified herein as "Risk Factors" could impact our cash flows potentially resulting in a more significant negative cash flow.

    For the nine months ended September 30, 2000, we had a cash deficit of $15.8 million compared to positive cash flow of $9.8 million for the comparable period in 1999. The decrease in cash flows was primarily attributable to the monthly delinquency and servicing advances we are required to make as servicer in accordance with our securitization program as well as a decrease in cash flows from our retained interest-only and residual certificates, and reduction in cash received on the sale of interest only assets at the time of securitization. These interest and servicing advances are reimbursable to us as the borrowers repay their obligations over time. As such, the exact timing of these reimbursements cannot be predicted with certainty.

    Currently, our primary cash requirements include the funding of (1) loan originations pending their pooling and sale, (2) interest expense on the Old Notes and warehouse and other financings, (3) fees, expenses, interest (delinquency) advances, servicing-related advances and tax payments incurred in connection with our securitization program, and (4) ongoing administrative and other operating expenses.

    We must be able to sell loans and obtain adequate credit facilities and other sources of funding in order to continue to originate and service loans. Historically, we have utilized various financing facilities, the Old Notes and an equity financing to offset negative operating cash flows and support our loan originations, securitizations, servicing and general operating expenses. Our primary sources of liquidity continue to be warehouse, residual and other financing facilities, securitizations (of mortgage loans, interest (delinquency) advances and servicing advances) and, subject to market conditions, sales of whole loans, and debt and equity securities. We also anticipate, subject to market conditions, utilizing NIM transactions and/or other financing against a portion of our residual assets.

Dependence On Funding Sources

    We fund substantially all of the loans which we originate and purchase through borrowings under Warehouse Facilities and through repurchase agreements. Our borrowings are in turn repaid with the proceeds we receive from selling such loans through securitizations or whole loan sales. We have relied upon a few lenders to provide the primary credit facilities for our loan originations and purchases. We have two Warehouse Facilities as of September 30, 2000 for this purpose. One of our facilities is a $200 million credit facility that has a variable rate of interest and was renewed in September 2000, and has a final maturity date of September 2001. There can be no assurance that we will be able to renew this Warehouse Facility at its maturity. Our second Warehouse Facility provides for daily funding with a variable rate of interest. This credit line is uncommited and as such there can be no assurances that this line may be available to us in the future. We are currently in the process of seeking additional warehouse lines of credit. Again there can be no assurance that we will be successful in our attempt to secure an additional warehouse line of credit. There can be no assurance that such Warehouse Financings will be available on terms reasonably satisfactory to us or at all. Any failure to renew or obtain adequate funding under these Warehouse Financing facilities or other financing arrangements, or any substantial reduction in the size of or increase in the cost of such facilities, could have a material adverse effect on us. To the extent that we are not successful in maintaining or replacing adequate financing, we would not be able to hold a large volume of loans pending securitization and therefore would have to curtail our loan production activities or sell loans either through whole loan sales or in smaller securitizations, thereby having a material adverse effect on us.

    We are required to comply with various operating and financial covenants as provided in the Warehouse Facilities described above which are customary for agreements of their type. The continued availability of funds provided to us under these agreements is subject to, among other conditions, our continued compliance with these covenants. We believe we are in compliance with all such covenants under these agreements, although there can be no assurance that we will continue to remain in compliance therewith.

Dependence On Securitizations

    We rely significantly upon securitizations to generate cash proceeds for repayment of our Warehouse Facilities and to create availability to originate additional loans. Further, gains on sale of loans generated by our securitizations represent a significant portion of our revenues. We generally effect loan securitizations on a quarterly basis and anticipate continuing to do so, subject to market conditions and other factors affecting our ability to do so. Several factors affect our ability to complete securitizations, including conditions in the securities markets generally, conditions in the Asset-Backed Securities market specifically, the credit quality of our portfolio of loans and our ability to obtain credit enhancement. Accordingly, if we were unable to securitize profitably a sufficient number of loans in a particular financial reporting period, then our revenue, representing gain on sale, for such period would decline and could result in lower income or a loss for such period. In addition, unanticipated delays in closing securitizations could increase our costs associated with carrying our loans during the warehousing period, including hedging costs. Any impairment of, or delay in, our ability to complete securitizations could result in a material adverse effect on us.

    We have relied on credit enhancements provided by senior/subordinate structures and by monoline insurance carriers to guarantee outstanding investor certificates in the related trusts to enable us to obtain an AAA/Aaa rating for such investor certificates. Any substantial reductions in the size or availability of such insurance policies, or increases in the price charged by, or increases in the overcollateralization limits required by, the insurance companies issuing such policies, could have a material adverse effect on us. Similarly, any decrease in investor demand for our subordinate securities, or increases in the spreads required by such asset-backed investors, could have a material adverse effect on us. There is no assurance that we will be able to procure either insurance policies, or asset-backed investors to purchase subordinate securities, to provide the necessary credit enhancement, at prices and terms reasonably satisfactory to us, which could also have a material adverse effect on us.

Potential Change In Valuation of Interest-Only and Residual Certificates and Mortgage Servicing Rights

    We sell substantially all of the loans that we originate through securitizations.

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

    We derive a substantial portion of our income by recording a gain on sale when loans are sold in such a manner. In a securitization, we sell a pool of loans we have originated or purchased to a REMIC trust for a cash purchase price and the retained interest-only and/or residual certificates, representing the difference between the interest payments due on the loans sold to the trust and the interest rate payments owing to the pass-through certificateholders, less our contractual servicing fee and other costs and expenses of administering the trust. We also recognize as an asset the capitalized value of mortgage servicing rights (including normal servicing and other ancillary fees) on securitizations in which we retain the right to service the mortgage loans securitized. (In each of the past two quarterly securitizations, we have sold our right to service the loans securitized to a third party for a cash purchase price).

    We calculate the value of our retained interest-only and residual certificates and mortgage servicing rights based upon their fair values. The fair value of these assets is determined based on various economic factors, including loan types, balances, interest rates, dates of origination, terms and geographic locations. We also use other available information applicable to the types of loans we originate and purchase, such as reports on prepayment rates, interest rates, collateral value, economic forecasts and historical default and prepayment rates of the portfolio under review. We estimate the expected cash flows that we will receive over the life of a portfolio of loans. These expected cash flows constitute the excess of the interest rate payable by the obligors of loans over the interest rate passed through to the purchasers of the related securities, less applicable recurring fees and credit losses. We discount the expected cash flows using an interest rate that we believe market participants would use for similar financial instruments. As of September 30, 2000, our balance sheet reflected the fair value of interest- only and residual certificates of $239 million and mortgage servicing rights of $40 million.

    Realization of the value of these interest-only and residual certificates and mortgage servicing rights in cash is subject to the prepayment and loss characteristics of the underlying loans and to the timing and ultimate realization of the stream of cash flows associated with such loans. Significant prepayment or loss experience would impair the future cash flows of the interest-only and residual certificates and mortgage servicing rights. If actual experience differs from the assumptions used in determination of the asset values, future cash flows and earnings could be negatively impacted and we could be required to write down the value of our interest-only and residual certificates and mortgage servicing rights. No assurance can be given that our receivables will not experience significant prepayments or losses or as to whether, and in what amounts, we, in the future, may have to write down the value of the interest-only and residual certificates or mortgage servicing rights from our securitization transactions. In addition, if the prevailing interest rate rose, the required discount rate might also rise, resulting in impairment of the value of the interest-only and residual certificates and mortgage servicing rights. We believe that there is no active market for the sale of our interest-only and residual certificates or our mortgage servicing rights. No assurance can be given that these assets could be sold at their stated value on our balance sheet, if at all.

Delinquencies; Right To Terminate Servicing Rights

    The forms of pooling and servicing agreements entered into in connection with our securitizations set forth certain conditions under which the insurer or the trustee of a particular securitization can terminate our right to act as servicer. If, at any measuring date, the loss and delinquency performance of the mortgage loans in the securitization exceeds certain levels, the monoline insurance company may terminate our servicing rights. Although the insurer has the right to terminate servicing with respect to certain of our securitizations (including one in which we sold all of the residual interests), to date, no servicing rights have been terminated. There can be no assurance that our servicing rights with respect to the mortgage loans in such securitizations, or any other securitization which exceeds the specified limits in future periods, will not be terminated in the future. The monoline insurer has other rights to terminate servicing if we were to breach our obligations under the pooling and servicing agreements, losses on foreclosure were to exceed specified limits, the insurance company was required to make payments under its policy or we failed to meet certain financial tests, including a minimum net worth test. Under some of our servicing agreements, a failure by the Miller family to continue to own, directly or indirectly, a majority of our outstanding voting stock may result in a termination event. Any termination of our right to act as servicer under a securitization would materially and adversely affect our ability to engage in future securitizations which would have a material adverse effect on us.

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

    In addition, high delinquency rates have a negative impact on cash flows. Provisions in the pooling and servicing agreements have the effect of requiring a larger amount to be maintained in the overcollateralization account, which is primarily funded by Excess Servicing from the loans held in the trust, when delinquency rates exceed certain levels. As of September 30, 2000, we were required to maintain an additional $32 million in overcollateralization accounts, covering 7 securitizations, as a result of delinquency rates in such securitizations. No assurance can be given that future delinquencies will not increase or that any such increase will not have a material adverse effect on us.

Contingent Risks

    Although we sell substantially all of the loans that we originate and purchase on a nonrecourse basis, we retain some degree of credit risk on all loans originated or purchased. During the period of time that loans are held pending sale, we are subject to the various business risks associated with lending, including the risk of borrower default, the risk of foreclosure and the risk that an increase in interest rates would result in a decline in the value of loans to potential purchasers. Our securitizations generally require the use of the excess cash flow distributions related to the interest-only and/or residual certificates to accelerate the amortization of certificate holders' principal balances relative to the amortization of the mortgage loans held by the trust up to certain overcollateralization limits. The resulting overcollateralization serves as credit enhancement for the related trust and therefore is available to absorb losses realized on loans held by such trust. Generally, the form of Credit Enhancement Agreements entered into in connection with securitization transactions contain specified limits on the delinquency, default and loss rates on the receivables included in each trust. If, at any measuring date, the delinquency, default or loss rate with respect to any trust were to exceed the specified delinquency, default and loss rates, excess cash flow from the trust, if any, would be used to fund the increased overcollateralization limit instead of being distributed to us on a current basis, which would have a material adverse effect on our cash flow. In addition, when borrowers are delinquent in making monthly payments on loans included in a securitization, we are required to advance interest payments with respect to such delinquent loans to the extent that we deem such advances ultimately recoverable. These advances require funding from our capital resources but have priority of repayment from the succeeding month's collections. Lastly, agreements governing securitizations, including our securitizations, require the seller to commit to repurchase or replace loans that do not conform to the representations and warranties made by the seller at the time of sale.

    We have also sold loans and/or pools of loans directly to a network of commercial banks, savings and loans, insurance companies, pension funds and accredited investors. We generally sold these pools or individual loans with recourse whereby we are obligated to repurchase any loan if it defaults and the related mortgaged property becomes a REO property. This obligation is subject to various terms and conditions, including, in some instances, a time limit. At September 30, 2000, $7 million, or 0.1%, of our $3.8 billion servicing portfolio was subject to be repurchased in the future should such loans become REO properties.

Restrictive Covenants

    The instruments governing our Indebtedness, including the Indenture, impose significant operating and financial restrictions on us. Such restrictions will affect, and in many respects significantly limit or prohibit, among other things, our ability to incur additional Indebtedness, pay dividends, repay Indebtedness prior to its stated maturity, sell assets or engage in mergers or acquisitions. See "Description of the Secured Notes-Certain Covenants." These restrictions could also limit our ability to effect future financings, make needed capital expenditures, withstand a future downturn in the business or the economy, or otherwise conduct necessary corporate activities.

Economic Conditions

    General. Our business may be adversely affected by periods of economic slowdown or recession which may be accompanied by decreased demand for consumer credit and declining real estate values. In the mortgage business, any material decline in real estate values reduces the ability of borrowers to use the equity in their homes to support borrowings and increases the loan-to- value ratios of loans we previously made, thereby weakening collateral coverage and increasing the possibility of a loss in the event of default. Delinquencies, foreclosures and losses generally increase during economic slowdowns or recessions, however, delinquencies, foreclosures and losses have also increased during recent periods of economic growth and there can be no assurance that delinquencies, foreclosures and losses will not increase in the future during periods of continued economic growth.

    Because of our focus on credit-impaired borrowers in the home equity loan market, the actual rates of delinquencies, foreclosures and losses on such loans could be higher under adverse economic conditions than delinquencies, foreclosures and losses currently experienced in the mortgage lending industry in general. In addition, in an economic slowdown or recession, our actual costs of servicing the loans may increase without an increase in the servicing fee paid to us under our securitizations. Any sustained period of increased delinquencies, foreclosures, losses or increased costs could adversely affect our ability to sell, and could increase the cost of selling, loans through securitization or on a whole loan basis, which could adversely affect us.

    Interest Rates. Our profitability may be directly affected by the level of, and fluctuation in, interest rates, which affect our ability to earn a spread between interest received on our loans and the costs of our borrowings, which are tied to various United States Treasury maturities, commercial paper rates and the London Inter-Bank Offered Rate ("LIBOR"). Our profitability is likely to be adversely affected during any period of unexpected or rapid changes in interest rates.

    A substantial and sustained increase in interest rates could adversely affect our ability to purchase and originate loans. A significant decline in interest rates could increase the level of loan prepayments thereby decreasing the size of our loan servicing portfolio. To the extent servicing rights and interest-only and residual classes of certificates have been capitalized on our books, higher than anticipated rates of loan prepayments or losses could require us to write down the value of such servicing rights and interest-only and residual certificates, adversely impacting earnings. In an effort to mitigate the effect of interest rate risk, we periodically review our various mortgage products and identify and modify those that have proven historically more susceptible to prepayments. However, there can be no assurance that such modifications to our product line will effectively mitigate interest rate risk in the future.

    Periods of unexpected or rapid changes in interest rates, and/or other volatility or uncertainty regarding interest rates, can also adversely affect us by increasing the likelihood that asset-backed investors will demand higher spreads than normal to offset the volatility and/or uncertainty, which decreases the value of the residual assets we received through securitization.

    Fluctuating interest rates also may affect the net interest income we earn resulting from the difference between the yield to us on loans held pending sales and the interest paid by us for funds borrowed under our Warehouse Facilities, although we undertake to hedge our exposure to this risk by using treasury rate lock contracts. See "-Hedging". Fluctuating interest rates may also affect net interest income as certain of our Asset-Backed Securities are priced off of one-month LIBOR, but the collateral underlying such securities is comprised of mortgage loans with either fixed interest rates or "hybrid" interest rates - fixed for the initial 2 or 3 years, and then adjusted thereafter every six months - which creates basis risk.

Hedging

    We originate and purchase mortgage loans and then sell them primarily through securitizations. At the time of securitization and delivery of the loans, we recognize gain on sale based on a number of factors including the difference, or "spread," between the interest rate on the loans and the interest rate paid to asset-backed investors who purchase pass-through certificates issued by securitization trusts. Historically, the rate paid on the pass-through certificates generally was related to the interest rate on treasury securities with maturities corresponding to the anticipated life of the loans. If interest rates rise between the time we originate or purchase the loans and the time the loans are sold at securitization, the excess spread narrows, resulting in a loss in value of the loans. We generally attempt to protect against such losses and to reduce interest rate risk on loans originated and purchased that have not yet been securitized through hedging. Historically, we have typically done so through the use of treasury rate lock contracts with various durations (which are similar to selling a combination of United States Treasury securities), which equate to a duration similar to the duration of the underlying loans. We determine the nature and quantity of hedging transactions based upon various factors including, without limitation, market conditions and the expected volume of mortgage originations and purchases. We have typically entered into treasury rate lock contracts through one of our warehouse lenders and/or one of the investment bankers, which underwrite our securitizations. These contracts are designated as hedges in our records and are closed out when the associated loans are sold through securitization.

    In general, if the value of the hedges decrease, offsetting an increase in the value of the loans, we, upon settlement with our hedge counterparty, will pay the hedge loss in cash and then realize the corresponding increase in the value of the loans as part of our net gain on sale of mortgage loans and the corresponding interest-only and residual certificates. Conversely, if the value of the hedges increases, offsetting a decrease in the value of the loans, we, upon settlement with our hedge counterparty, will receive the hedge gain in cash and realize the corresponding decrease in the value of the loans through a reduction in the value of the corresponding interest-only and residual certificates.

    If asset-backed investors demand wider spreads over treasury securities than historically experienced or anticipated for newly issued Asset-Backed Securities, this hedging strategy may prove largely ineffective, which can adversely affect our profitability and cash flows. This happened in the third quarter of 1998, when asset-backed investors, responding to lower treasury yields and global financial market volatility, demanded substantially wider spreads over treasury than historically experienced for newly issued Asset-Backed Securities. As a result, our $8.8 million hedge loss resulting from lower interest rates was not offset by a higher gain on sale as we had historically experienced. In the second quarter of 2000, asset-backed investors once again demanded wider spread over treasuries than historically experienced, which once again negatively impacted our gain on sale. In response, and to better manage our basis risk, we have implemented a new hedging strategy in the fourth quarter of 2000 that involves our selling FNMA mortgage securities, which we believe now more accurately correlate with the spreads demanded in the asset-backed markets. However, there can be no assurance that this, or any other, strategy will effectively hedge our interest rate risk.

Management Of Rapid Growth

    From 1995 through 1998, we expanded into new geographic regions and products and substantially increased our volume of loans originated and purchased. In light of such growth, our historical financial performance may be of limited relevance in predicting future performance. Any credit or other problems associated with the large number of loans originated and purchased in the recent past would not become apparent until sometime in the future. Any future growth may be limited by, among other things, our need for continued funding sources, access to capital markets, ability to retain and attract qualified personnel, sensitivity to economic slowdowns, fluctuations in interest rates and competition from other consumer finance companies and from new market entrants. There can be no assurance that we will successfully obtain or apply the human, operational and financial resources needed to manage a developing and expanding business. Our failure to manage our growth effectively, or to sustain our historical levels of performance in credit analysis and transaction structuring with respect to the increased loan origination and purchase volume, could have a material adverse effect on us.

Competition

    As an originator and purchaser of mortgage loans, we face intense competition, primarily from mortgage banking companies, commercial banks, credit unions, savings and loans, credit card issuers and finance companies. Many of these competitors in the financial services business are substantially larger and have more capital and other resources than we do. Competition can take many forms, including convenience in obtaining a loan, service, marketing and distribution channels and interest rates. Furthermore, the level of gains previously realized by us and our competitors on the sale of the type of loans originated and purchased has attracted additional competitors into this market with the effect of lowering the gains that we may realize on future loan sales. In addition, efficiencies in the asset-backed market have generally created a desire for increasingly larger transactions giving companies with greater volumes of originations a competitive advantage.

    Competition may be affected by fluctuations in interest rates and general economic conditions. During periods of rising rates, competitors which have "locked in" low borrowing costs may have a competitive advantage. During periods of declining rates, competitors may solicit our borrowers to refinance their loans.

During economic slowdowns or recessions, our borrowers may have new financial difficulties and may be receptive to our competitor's offers.

    Furthermore, certain large national finance companies and conforming mortgage originators have recently adapted their conforming origination programs and allocated resources to the origination of non-conforming loans and/or have otherwise begun to offer products similar to those we offer, targeting customers similar to ours. The entrance of these larger and better capitalized competitors into our market may have a material adverse effect on our results of operations and financial condition.

Dependence On Brokers

    We depend primarily on brokers for our origination of new loans. None of these brokers are contractually obligated to do business with us. Further, our competitors also have relationships with the brokers we do business with and actively compete with us in our efforts to expand our broker network. Accordingly, there can be no assurance that we will be successful in maintaining our existing relationships or expanding our broker network.

    We currently originate and purchase loans from a network of approximately 1,400 brokers. However, the top 20 brokers and the top broker accounted for approximately 18.6% and 3.1%, respectively, and 13.3% and 1.9%, respectively, of the total volume of loans originated and purchased for the year ended December 31, 1999 and for the nine months ended September 30, 2000. Accordingly, the loss of a significant number of any of these brokers could have a material adverse impact on the volume of loan originations and a resulting material adverse effect on us.

Concentration Of Operations

    For the year ended December 31, 1999 and, the nine months ended September 30, 2000, 84.9% and 82.2%, respectively, of the aggregate principal balance of the mortgage loans we originated or purchased were secured by properties located in 10 states, with New York and New Jersey together accounting for 43.7% and 35.5%, respectively, of total originations and purchases. Although we have expanded and continues to expand our mortgage origination network in other regions of the country, our origination business is likely to remain concentrated in the Northeast for the foreseeable future. Consequently, our financial condition, results of operations and cash flows are dependent upon general trends in the economy and the residential real estate market in the Northeast.

Credit-Impaired Borrowers

    We target credit-impaired borrowers. Loans made to such borrowers generally entail a higher risk of delinquency and possibly higher losses than loans made to more creditworthy borrowers. No assurance can be given that our underwriting policies and collection procedures will alleviate such risks. In the event that pools of loans warehoused, sold and serviced by us experience higher delinquencies, foreclosures or losses than anticipated, we would be adversely affected.

Legislative And Regulatory Risk; Legal Proceedings

    Our business is subject to extensive regulation, supervision and licensing by federal, state and local governmental authorities and is subject to various laws and judicial and administrative decisions imposing requirements and restrictions on part or all of our operations. Our consumer lending activities are subject to the Federal Truth-in-Lending Act and Regulation Z (including the Home Ownership and Equity Protection Act of 1994), the Federal Equal Credit Opportunity Act and Regulation B, as amended ("ECOA"), the Fair Credit Reporting Act of 1994, as amended, the Federal Real Estate Settlement Procedures Act ("RESPA") and Regulation X, the Home Mortgage Disclosure Act and the Federal Debt Collection Practices Act, as well as other federal and state statutes and regulations affecting the Company's activities. We are also subject to the rules and regulations of, and examinations by, the Department of Housing and Urban Development ("HUD") and state regulatory authorities with respect to originating, processing, underwriting, selling and servicing loans. These rules and regulations, among other things, impose licensing obligations on us, establish eligibility criteria for mortgage loans, prohibit discrimination, provide for inspections and appraisals of properties, require credit reports on loan applicants, regulate assessment, collection, foreclosure and claims handling, investment and interest payments on escrow balances and payment features, mandate certain disclosures and notices to borrowers and, in some cases, fix maximum interest rates, fees and mortgage loan amounts. Failure to comply with these requirements can lead to loss of approved status, termination or suspension of servicing contracts without compensation to the servicer, demands for indemnification or mortgage loan repurchases, certain rights of rescission for mortgage loans, class action lawsuits and administrative enforcement actions.

    The "subprime" mortgage market in which we operate has been the subject of significant scrutiny by various federal and state governmental agencies and legislators. Our lending practices, in particular, have been the subject of investigations by various regulatory agencies including the New York State Banking Department (the "NYSBD"), the Office of the Attorney General of the State of New York (the "NYOAG"), and the United States Department of Justice (the "DOJ"). The investigations centered on our compliance with various federal and state laws, including (a) RESPA, (b) HOEPA and TILA, (c) ECOA, (d) New York Executive Law ss. 296-a, and (e) New York Executive Law ss. 63(12). We entered into a series of related settlement agreements, first with the NYSBD and the NYOAG, and later with the DOJ, which was joined by the Federal Trade Commission (the "FTC") and HUD. The settlements provided for changes to our lending practices on a prospective basis, and retrospective relief to certain borrowers identified by the NYSBD.

    Recently, new more restrictive laws and regulations have been proposed on the federal and state level, several of which have been passed on the state level. There can be no assurance that we will maintain compliance with these requirements, and the litany of federal laws set forth above, in the future without additional expenses, or that more restrictive local, state or federal laws, rules and regulations will not be adopted that would make our compliance more difficult.

    Because the nature of our business involves the collection of numerous accounts, the validity of liens and compliance with various state and federal lending laws, we are subject, in the normal course of business, to numerous claims and legal proceedings. Our lending practices have been the subject of several lawsuits styled as class actions in addition to the above-mentioned investigations by various regulatory agencies. We believe that we have meritorious defenses and we intend to defend these suits, but we cannot estimate with any certainty our ultimate legal or financial liability, if any, with respect to the alleged claims.

    Members of Congress and government officials from time to time have suggested the elimination of the mortgage interest deduction for federal income tax purposes, either entirely or in part, based on borrower income, type of loan or principal amount. Because many of our loans are made to borrowers for the purpose of consolidating consumer debt or financing other consumer needs, the competitive advantages of tax deductible interest, when compared with alternative sources of financing, could be eliminated or seriously impaired by such government action. Accordingly, the reduction or elimination of these tax benefits could have a material adverse effect on the demand for loans of the kind we offer.

Dependence On Key Personnel

    Our growth and development to date has been largely dependent upon the services of Hugh Miller and other key members of management. We have employment agreements with Mr. Miller, as well as with certain other members of senior management. Although we have been able to hire and retain other qualified and experienced management personnel, the loss for any reason of the services of one or more key members of management could have a material adverse effect on us.

Control By Principal Stockholders

    As of November 1, 2000, our principal stockholders, members of the Miller family, beneficially own an aggregate of 65% of our outstanding shares of common stock. Accordingly, such persons, if they were to act in concert, would have majority control of us with the ability to approve certain fundamental corporate transactions (including mergers, consolidations and asset sales), to elect all members of our Board of Directors and to appoint new management. As long as the Millers are our controlling stockholders, third parties will not be able to gain control of us through purchases of common stock not beneficially owned or otherwise controlled by the Millers. The directors elected by the Millers will have the authority to effect decisions affecting our capital structure, including the issuance of additional capital stock, the implementation of stock repurchase programs and the declaration of dividends. See
"Description of the Secured Notes - Repurchase at the Option of Holders -
Change of Control."

Possible Environmental Liabilities

    In the ordinary course of our business, we from time to time foreclose on properties securing loans. Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real estate may be required to investigate and clean up hazardous or toxic substances or chemical releases at such property and may be held liable to a governmental entity or to third parties for property damage, personal injury, and investigation and cleanup costs incurred by such parties in connection with the contamination. Such laws typically impose cleanup responsibility. Liability under such laws has been interpreted to be joint and several unless the harm is divisible, and there is a reasonable basis for allocation of responsibility. The costs of investigation, remediation or removal of such substances may be substantial, and the presence of such substances, or the failure to properly remediate such property, may adversely affect the owner's ability to sell or rent such property or to borrow using such property as collateral. Persons who arrange for the disposal or treatment of hazardous or toxic substances also may be liable for the costs of removal or remediation of such substances at a disposal or treatment facility, whether or not the facility is owned or operated by such person. In addition, the owner or former owners of a contaminated site may be subject to common law claims by third parties based on damages and costs resulting from environmental contamination emanating from such property. Although we have not incurred material costs or liabilities with respect to such matters to date, there can be no assurance that any such material costs or liabilities will not arise in the future.

                     BACKGROUND AND PURPOSE OF THE EXCHANGE
                         OFFER AND CONSENT SOLICITATION

Terms of the Exchange Offer and Consent Solicitation

    Upon the terms and subject to the conditions set forth in this Offering Circular and in the accompanying Letter of Transmittal and Consent, we are offering to exchange all $150,000,000 of the aggregate outstanding principal amount of our Old Notes. For each $1,000 principal amount of Old Notes tendered, we will give holders of such Old Notes:

    o Secured Notes with a principal amount equal to $1,000; and

    o 10.6 Warrants, each exercisable for one share of Common Stock.

    Secured Notes will be issued only in integral multiples of $1,000. As a result of the Offer, we will issue Secured Notes with an aggregate principal amount of up to $150,000,000 and Warrants for the purchase of an aggregate of up to 1,590,000 shares of the Common Stock.

    The Offer is subject to the satisfaction of the condition that a majority in principal amount of the outstanding Old Notes be validly tendered and not withdrawn. This condition must be satisfied on or before 5:00 P.M., New York City time, on the Expiration Date. If this condition to the Offer is not satisfied prior to 5:00 P.M., New York City time, on the Expiration Date, then all Old Notes previously tendered and not properly withdrawn will be returned to the holders tendering such Old Notes as promptly as practicable after the Expiration Date.

    As a part of the Offer, we are soliciting Consents from the holders of Old Notes to the Proposed Amendments set forth in Annex I attached hereto and incorporated herein by reference.

    If the Proposed Amendments become effective, the Proposed Amendments would, among other things:

    o delete substantially all covenants in the Old Notes Indenture relating to our or our Subsidiaries' business or operations;

    o delete the covenants in the Old Notes Indenture restricting mergers, consolidations and sales of all or substantially all of our assets;

    o delete certain Events of Default, other than defaults in payment of interest and principal; and

    o make certain other conforming and related changes to the Old Notes Indenture.

    o No holder may tender Old Notes for exchange without delivering the executed Consent to the Proposed Amendments.

    Any holder who does not elect to participate in the Exchange pursuant to the terms and conditions of this Offering Circular will not be deemed to have granted its Consent. Old Notes not validly tendered for exchange, if any, will remain outstanding as our obligations. To be effective, valid Consents must be received from holders of at least a majority of the outstanding principal amount of the Old Notes. Consents will not be counted toward the approval of the Proposed Amendments unless we are prepared, subject to the terms and conditions set forth in this Offering Circular, to accept the tender of the Old Notes to which such Consents relate for exchange or waive any defects in such tender. Consents of a holder will not be counted if the tender of such holder's Old Notes does not conform to the requirements set forth in "- Procedures for Tendering Old Notes" below and the defect is not cured prior to 5:00 P.M., New York City time, on the Expiration Date, or waived by us in our sole discretion.

    The transfer of Old Notes on our register will not revoke any Consent previously given by the holder of such Old Notes. See "-Withdrawal of Tenders," below. Pursuant to the terms of the Offer, the completion, execution and delivery of a Letter of Transmittal and Consent by a holder of Old Notes in connection with the delivery of Old Notes for exchange will constitute the delivery of a Consent.

Lock-Up Agreements

    Holders of a majority in principal amount of the Old Notes have entered into Lock-Up Agreements with us. Each of such holders has agreed to (i) to continue to hold the Old Notes and, subject to the reasonable satisfaction of Ropes & Gray, counsel to the informal committee of such holders regarding the closing documentation for the Exchange, and the satisfaction of Houlihan Lokey Howard & Zukin Capital as advisors to the informal committee and of Ropes & Gray to the terms of the Back-Up Servicing Agreement, to surrender the Old Notes upon consummation of the Exchange on the terms set forth in this Offering Circular, or (ii) to sell the Old Notes only to a purchaser who agrees to be bound by all of the terms of the Lock-Up Agreement to which such holder is a party.

    In the event that the Exchange is not consummated on or prior to December 19, 2000 or such later date as may be agreed to by the holders of a majority in principal amount of the Old Notes, the Lock-Up Agreements will terminate and the holders of Old Notes that are parties to them will be released from their obligations thereunder and will be free to dispose of the Old Notes and/ or decline to surrender the Old Notes or participate in the Exchange.

    We believe that it is in our and the holders of Old Notes' best interests to consummate the transactions contemplated in this Offering Circular.

Release of Legal Claims by Tendering Old Note Holders

    By tendering your Old Notes in the Offer, except for rights arising under or relating to the Secured Notes and the Indenture, the Subsidiary Guarantees, the Collateral Agreements and the Related Agreements entered into in connection with the Secured Notes, you will be deemed to have released and waived any and all claims or causes of action of any kind whatsoever, whether known or unknown, that, directly or indirectly, arise out of, are based upon or are in any manner connected with your or your successors' and assigns' ownership or acquisition of the Old Notes, including any related transaction, event, circumstance, action, failure to act or occurrence of any sort or type, whether known or unknown, including without limitation any approval or acceptance given or denied, which occurred, existed, was taken, permitted or begun prior to the date of such release, in each case, that you, your successors and your assigns have or may have had against (i) us, our subsidiaries, our affiliates and our stockholders, and (ii) our, our subsidiaries', our affiliates' and our stockholders' directors, officers, employees, attorneys, accountants, advisors, agents and representatives, in each case whether current or former, whether those claims arise under federal or state securities laws or otherwise.

Expiration Date; Extensions; Amendments

    The Expiration Date will be December 19, 2000 at 5:00 P.M., New York City time, unless we, in our sole discretion, extend the Offer. If we extend the Offer, the Expiration Date will be the latest date and time to which the Offer is extended.

    To extend the Offer, we will notify the Exchange Agent of any extension by oral or written notice and will make a public announcement of the extension, each prior to 9:00 A.M., New York City time, on the next business day after the previously scheduled Expiration Date.

    During any extension of the Offer, Old Notes previously tendered and not withdrawn will remain subject to the Offer and may be accepted for exchange at the expiration of the Offer subject to the right, if any, of a tendering holder to withdraw its previously tendered Old Notes. See "-Withdrawal of Tenders."

    Except as otherwise provided herein, withdrawal rights with respect to Old Notes tendered pursuant to the Offer will not be extended or reinstated as a result of an extension or amendment of the Offer. Our reservation of the right to delay acceptance for exchange of Old Notes is subject to the provisions of Rule 14e-1(c) under the Exchange Act, which requires that we pay the consideration offered or return the Old Notes deposited by or on behalf of holders promptly after the termination or withdrawal of the Offer.

    We reserve the right, in our sole and absolute discretion:

    o to delay accepting any Old Notes or delay implementing the Proposed Amendments;

    o to extend the Offer;

    o to terminate the Offer, whether or not any of the conditions set forth below have been satisfied; and

    o to amend the terms of the Offer in any manner by giving oral or written notice of a delay, extension, termination or modification to the Exchange Agent.

    o If the Offer is amended in a manner we determine to constitute a material change, we will promptly disclose the amendments by means of a public announcement or a supplement to this Offering Circular that will be distributed to the record holders of the Old Notes.

    Without limiting the manner in which we may make a public announcement of any extension, delay, termination or amendment of the Offer, we will have no obligation to publish, advertise or otherwise communicate any public announcement, other than by issuing a release through Business Wire News Service. Such notice will be issued no later than 9:00 A.M., New York City time, on the next business day after the previously scheduled Expiration Date.

    If we make a material change in the terms of the Offer, or the information concerning the Offer, or waive any condition to the Offer that results in a material change to the circumstances of the Offer, then we will disseminate additional Offer materials to the extent required under the Exchange Act and will extend the Offer to the extent required in order to permit holders of Old Notes adequate time to consider such materials. The minimum period during which the Offer must remain open following material changes in the terms of the Offer or information concerning the Offer, will depend upon the specific facts and circumstances, including the relative materiality, of the terms or information.

Procedures For Tendering Old Notes

    Old Notes tendered in the Exchange Offer must be in denominations of $1,000 principal amount and whole-number multiples of $1,000.

    Your tender of your Old Notes, and our acceptance of your Old Notes will constitute a Consent to the Proposed Amendments to the Old Notes Indenture and a binding agreement between the tendering and consenting holder of Old Notes and us upon the terms and conditions set forth in this Offering Circular and the enclosed Letter of Transmittal and Consent. Unless you comply with the procedures described below under the caption "-Guaranteed Delivery Procedures," you must do one of the following on or prior to the expiration of the Exchange Offer to participate in the Exchange Offer:

   (a) if you hold Old Notes in certificated form, tender your Old Notes by sending (i) the certificates for your Old Notes, in proper form for transfer, (ii) a properly completed and duly executed Letter of Transmittal and Consent, with any required signature guarantees, and
       (iii) all other documents the Letter of Transmittal and Consent requires to the Exchange Agent, at the address listed below under the caption "-The Exchange Agent"; or

   (b) if you hold Old Notes in "street name," tender your Old Notes by using the book-entry or, if Old Notes are held through DTC, ATOP procedures described below under the caption "-Book-Entry Transfer" and transmitting a properly completed and duly executed Letter of Transmittal and Consent, with any required signature guarantees, or an agent's message instead of the Letter of Transmittal and Consent, to the Exchange Agent.

    In order for a book-entry transfer to constitute a valid tender of your Old Notes in the Offer, the Exchange Agent must receive a confirmation of book-entry transfer of your Old Notes into its account at The Depository Trust Company prior to the expiration of the Offer. The term "agent's message" means a message, transmitted by DTC and received by the Exchange Agent and forming a part of the book-entry confirmation, which states that DTC has received an express acknowledgment from you that you have received and have agreed to be bound by the Letter of Transmittal and Consent. If you use this procedure, we may enforce the Letter of Transmittal and Consent against you.

    THE METHOD OF DELIVERY OF CERTIFICATES FOR OLD NOTES, LETTERS OF TRANSMITTAL AND CONSENT, AGENT'S MESSAGES AND ALL OTHER REQUIRED DOCUMENTS IS AT YOUR ELECTION. IF YOU DELIVER YOUR OLD NOTES BY MAIL, WE RECOMMEND YOU USE REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ASSURE TIMELY DELIVERY. PLEASE SEND ALL CERTIFICATES FOR OLD NOTES, LETTERS OF TRANSMITTAL AND CONSENT AND AGENT'S MESSAGES TO THE BANK OF NEW YORK, THE EXCHANGE AGENT FOR THE EXCHANGE OFFER AT THE ADDRESS SET FORTH ON THE BACK COVER PAGE OF THIS OFFERING CIRCULAR. PLEASE DO NOT SEND THESE MATERIALS TO US.

    Signatures on a Letter of Transmittal and Consent or a notice of withdrawal, as the case may be, must be guaranteed unless you are either:

   (a) a registered Old Note holder and have not completed the box entitled "Special Issuance/Delivery Instructions" on the Letter of Transmittal and Consent or

   (b) you are exchanging Old Notes for the account of an Eligible Guarantor Institution.

    An Eligible Guarantor Institution means:

       (i)    Banks, as defined in Section 3(a) of the Federal Deposit Insurance
              Act;

       (ii) Brokers, dealers, municipal securities dealers, municipal securities brokers, government securities dealers and government securities brokers, as defined in the Securities Exchange Act of 1934, as amended;

       (iii) Credit unions, as defined in Section 19B(1)(A) of the Federal Reserve Act;

       (iv) National securities exchanges, registered securities associations and clearing agencies, as these terms are defined in the Exchange Act; and

       (v) Savings associations, as defined in Section 3(b) of the Federal Deposit Insurance Act.

    If signatures on a Letter of Transmittal and Consent or a notice of withdrawal are required to be guaranteed, the guarantor must be an Eligible Guarantor Institution. If you plan to sign the Letter of Transmittal and Consent but you are not the registered holder of the Old Notes (which term, for this purpose, includes any participant in DTC's system whose name appears on a security position listing as the owner of the Old Notes) you must have the Old Notes signed by the registered holder of the Old Notes and that signature must be guaranteed by an Eligible Guarantor Institution. You may also send a separate instrument of transfer or exchange signed by the registered holder and guaranteed by an Eligible Guarantor Institution, but that instrument must be in a form satisfactory to us in our sole discretion. In addition, if a person or persons other than the registered holder or holders of Old Notes signs the Letter of Transmittal and Consent, certificates for the Old Notes must be endorsed or accompanied by appropriate bond powers, in either case signed exactly as the name or names of the registered holder or holders that appear on the certificates for Old Notes.

    We will resolve, in our sole discretion, all questions as to the validity, form, eligibility - including time of receipt - and acceptance of Old Notes tendered for exchange. Our determination will be final and binding. We reserve the absolute right:

    (1) to reject any and all tenders of Old Notes improperly tendered.

    (2) to not accept any Old Notes, if we or our counsel determine that the acceptance of such Old Notes might be unlawful.

    (3) to waive any defects or irregularities or conditions of the Exchange Offer as to any Old Notes either before or after the expiration of the Exchange Offer - including the right to waive the ineligibility of any holder who seeks to tender Old Notes in the Exchange Offer.

    Our interpretation of the terms and conditions of the Offer as to any particular Old Notes either before or after the expiration of the Offer - including the terms and conditions of the Letter of Transmittal and Consent and the accompanying instructions - will be final and binding. Unless waived, any defects or irregularities in connection with tenders of Old Notes for exchange must be cured within a reasonable period of time, as determined by us. Neither we, the Exchange Agent nor any other person has any duty to give notification of any defect or irregularity with respect to any tender of Old Notes for exchange, nor will we have any liability for failure to give this notification.

    If you are a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or act in a similar fiduciary or representative capacity, and wish to sign the Letter of Transmittal and Consent or any certificates for Old Notes or bond powers, you must indicate your status when signing. If you are acting in any of these capacities, you must submit proper evidence, satisfactory to us, of your authority to so act unless we waive this requirement.

Acceptance Of Old Notes For Exchange; Delivery Of Secured Notes And Warrants

    Upon satisfaction or waiver of all of the conditions to the Offer, and assuming we have not previously elected to terminate the Offer for any reason or no reason, in our sole discretion, we will accept, promptly after the expiration of the Offer, all Old Notes properly tendered and not withdrawn. We will issue the Secured Notes and Warrants promptly after our acceptance of the Old Notes. For purposes of the Offer, we will be deemed to have accepted properly tendered Old Notes for exchange when, as and if we have given oral or written notice of acceptance to the Exchange Agent. We will confirm any oral notice to be given promptly in writing.

    For each $1,000 principal amount at maturity of Old Notes accepted for exchange in the Offer, the tendering holder will receive $1,000 principal amount of Secured Notes and 10.6 Warrants. Fractional Warrants issued in the Exchange will be rounded up to the nearest whole Warrant. Each Warrant will be exercisable for one share of Common Stock.

    The issuance of the Secured Notes and Warrants in exchange for Old Notes will be made only after the Exchange Agent timely receives:

   (1) either certificates for all physically tendered Old Notes, in proper form for transfer, or a book-entry confirmation of transfer of the Old Notes into the Exchange Agent's account at DTC, as the case may be; and

   (2) a properly completed and duly executed Letter of Transmittal and Consent, with any required signature guarantees, and all other required documents or, in the case of a book-entry confirmation, a properly completed and duly executed Letter of Transmittal and Consent, with any required signature guarantees, or an agent's message instead of the Letter of Transmittal and Consent.

    If for any reason we do not accept any tendered Old Notes or if Old Notes are submitted for a greater principal amount than the holder desires to exchange, we will return the unaccepted or non-exchanged Old Notes without expense to the registered tendering holder. In the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at DTC by using the book-entry procedures described below, the unaccepted or non-exchanged Old Notes will be credited to an account maintained by the tendering holder with DTC. Any Old Notes to be returned to the holder will be returned as promptly as practicable after the expiration or termination of the Offer.

Book-Entry Transfer

    Within two business days after the date of this Offering Circular, the Exchange Agent will establish an account at DTC for the Old Notes tendered in the Offer. Once established, any financial institution that is a participant in DTC's system may make book-entry delivery of Old Notes by causing DTC to transfer the Old Notes into the Exchange Agent's account at DTC in accordance with DTC's procedures for transfer. Although delivery of the Old Notes may be effected through book-entry transfer at DTC, the Letter of Transmittal and Consent or facsimile of the Letter of Transmittal and Consent, with any required signature guarantees, or an agent's message instead of the Letter of Transmittal and Consent, and any other required documents, must be transmitted to and received by the Exchange Agent on or prior to the Expiration Date at the address listed below under the caption "-The Exchange Agent." In addition, the Exchange Agent must receive book-entry confirmation of transfer of the Old Notes into the Exchange Agent's account of DTC prior to the Expiration Date. If you cannot comply with these procedures, you may be able to use the guaranteed delivery procedures described below.

    You may tender your Old Notes in accordance with DTC's Automated Tender Offer Program ("ATOP"), to the extent it is available to you for the Old Notes you wish to tender. Under ATOP you may electronically transmit you acceptance of the Exchange Offer by causing DTC to transfer the Old Notes to the Exchange Agent in accordance with DTC's ATOP procedures for transfer. DTC will then send an agent's message to the Exchange Agent for its acceptance. If you are tendering through ATOP, you must expressly acknowledge that you have received and agreed to be bound by the Letter of Transmittal and Consent and that the Letter of Transmittal and Consent may be enforced against you. This also applies to stockbrokers.

Guaranteed Delivery Procedures

    If you are a registered holder of the Old Notes and wish to tender your Old Notes, but

    (a) the certificates for the Old Notes are not immediately available,

    (b) time will not permit your certificates for the Old Notes or other required documents to reach the Exchange Agent before the expiration of the Offer or

    (c) the procedure for book-entry transfer cannot be completed before the expiration of the Offer,

you may effect a tender of your Old Notes if:

    (a) the tender is made through an Eligible Guarantor Institution;

    (b) prior to the expiration of the Offer, the Exchange Agent receives from an Eligible Guarantor Institution a properly completed and duly executed notice of guaranteed delivery, substantially in the form we have provided, setting forth your name and address, and the amount of Old Notes you are tendering and stating that the tender is being made by notice of guaranteed delivery; these documents may be sent by overnight courier, registered or certified mail or facsimile transmission;

    (c) you guarantee that within three New York Stock Exchange, Inc. ("NYSE") trading days after the date of execution of the notice of guaranteed delivery, the certificates for all physically tendered Old Notes, in proper form for transfer, or a book-entry confirmation of transfer of the Old Notes into the Exchange Agent's account at DTC, including the agent's message that forms a part of the book-entry confirmation, as the case may be, a properly completed and duly executed Letter of Transmittal and Consent, with any required signature guarantees, and any other documents required by the Letter of Transmittal and Consent, will be deposited by the eligible guarantor institution with the Exchange Agent; and

    (d) the Exchange Agent receives the certificates for all physically tendered Old Notes, in proper form for transfer, or a book-entry confirmation of transfer of the Old Notes into the Exchange Agent's account at DTC, as the case may be, a properly completed and duly executed , with any required signature guarantees, and all other required documents or, in the case of a book-entry confirmation, a properly completed and duly executed Letter of Transmittal and Consent, with any required signature guarantees, or an agent's message instead of the Letter of Transmittal and Consent, in each case, within three NYSE trading days after the date of execution of the notice of guaranteed delivery.

Withdrawal Of Tenders

    YOU MAY WITHDRAW TENDERS OF OLD NOTES AT ANY TIME PRIOR TO THE EXPIRATION OF THE OFFER AND, UNLESS YOUR TENDERED OLD NOTES HAVE PREVIOUSLY

BEEN ACCEPTED FOR EXCHANGE AND YOU HAVE RECEIVED THE SECURED NOTES AND WARRANTS IN EXCHANGE THEREFOR, YOU MAY ALSO WITHDRAW PREVIOUSLY TENDERED OLD NOTES AT ANY TIME AFTER JANUARY 22, 2000 IF WE HAVE NOT ACCEPTED THE TENDERED OLD NOTES FOR EXCHANGE BY THAT DATE.

    For a withdrawal to be effective, a written notice of withdrawal must be received by the Exchange Agent prior to the Expiration Date at the address listed below under the caption "-The Exchange Agent." Any notice of withdrawal must specify the name of the person who tendered the Old Notes to be withdrawn, identify the Old Notes to be withdrawn, including the principal amount of the Old Notes, and, where certificates for Old Notes have been transmitted, specify the name in which the Old Notes are registered, if different from that of the withdrawing holder. If certificates for Old Notes have been delivered or otherwise identified to the Exchange Agent, then, prior to the release of the certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an eligible guarantor institution unless the holder is an eligible guarantor institution. If Old Notes have been tendered using the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn Old Notes and otherwise comply with the procedures of the book-entry transfer facility. If Old Notes have been tendered pursuant to the ATOP procedure set forth under the caption above "-Procedures for Tendering Old Notes," the notice of withdrawal also must specify the name and the number of the account at the book-entry transfer facility to be credited with the withdrawn shares and must otherwise comply with such book-entry transfer facility's procedures. All questions as to the validity, form and eligibility - including time of receipt - of these notices will be determined by us. Our determination will be final and binding.

    Any Old Notes properly withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Offer. Any Old Notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the registered holder without cost to that holder as soon as practicable after withdrawal, non-acceptance of tender or termination of the Offer. In the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at DTC by using the book-entry transfer procedures described above, any withdrawn or unaccepted Old Notes will be credited to the tendering holder's account at DTC. Properly withdrawn Old Notes may be retendered at any time on or prior to the expiration of the Offer by following one of the procedures described above under "-Procedures for Tendering Old Notes."

The Exchange Agent

    We have appointed The Bank of New York as the Exchange Agent for the Offer. All completed Letters of Transmittal And Consent and agent's messages should be directed to the Exchange Agent at the address set forth below. All questions regarding the procedures for tendering in the Offer and requests for assistance in tendering your Old Notes should also be directed to the Exchange Agent at the following address:

                              The Bank of New York
                            ReOrg Department - 7 East
                               101 Barclay Street
                            New York, New York 10286
                             Attn: Tolutope Adeyoju
                            Telephone: (212) 815-3738
                               Fax: (212) 815-6339

    DELIVERY OF A LETTER OF TRANSMITTAL AND CONSENT OR AGENT'S MESSAGE TO AN ADDRESS OTHER THAN THE ADDRESS LISTED ABOVE OR TRANSMISSION OF INSTRUCTIONS BY FACSIMILE OTHER THAN AS SET FORTH ABOVE IS NOT VALID DELIVERY OF THE LETTER OF TRANSMITTAL AND CONSENT OR AGENT'S MESSAGE.

    WE ARE NOT MAKING ANY RECOMMENDATION REGARDING WHETHER YOU SHOULD TENDER YOUR OLD NOTES IN THE EXCHANGE OFFER AND, ACCORDINGLY, YOU MUST MAKE YOUR OWN DETERMINATION AS TO WHETHER TO TENDER YOUR OLD NOTES FOR EXCHANGE AND ACCEPT THE SECURED NOTES AND WARRANTS WE PROPOSE TO GIVE YOU.

The Information Agent; Assistance

    Questions and requests for assistance and requests for additional copies of the Offering Circular, the Letter of Transmittal and Consent, our First or Second Quarter 2000 Quarterly Reports on Form 10-Q or our 1999 Annual Report on Form 10-K, should be directed to the Information Agent as follows:

                          By Hand or Overnight Courier:

                             D.F. King & Co., Inc.
                                 77 Water Street
                               New York, NY 10005
                     Telephone: 1-888-242-8154 (Toll Free)

Fees and Expenses

    We will bear all expenses incident to our consummation of the Offer, including, without limitation:

    o printing expenses (including, without limitation, expenses of printing certificates for the Secured Notes and the Warrants and of printing the Offer Circular);

    o messenger, telephone and delivery expenses;

    o fees and disbursements of our counsel;

    o fees and disbursements of independent certified public accountants;

    o our internal expenses; and

    o reasonable and customary fees and out-of-pocket expenses incurred by the Exchange Agent in connection with its services relating to the Offer.

    We have not retained any dealer-manager in connection with the Offer and will not make any payments to brokers, dealers or others soliciting acceptance of the Offer. However, we will pay the Exchange Agent and the Information Agent reasonable and customary fees for their services and will reimburse them for their reasonable out-of-pocket expenses.

    We will pay all transfer taxes, if any, applicable to the exchange of Old Notes pursuant to the Offer. If, however, a transfer tax is imposed for any reason other than the exchange of Old Notes pursuant to the Offer, then the amount of transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of taxes or exemption is not submitted with the Letter of Transmittal and Consent, the amount of transfer taxes will be billed directly to the tendering holder.

Accounting Treatment

    We will allocate the net carrying value of the Senior Notes to the New Notes. The GAAP rules do not consider either the periods in which payments may occur, or the likelihood that payments will occur, in arriving at these values. Accordingly, the values assigned should not be construed to represent the relative or actual fair values of the New Notes for tax or any other purposes. The net carrying value attributed to the Senior Notes includes the principal amount of the Senior Notes net of the discount that has yet to be accreted, accrued interest, and unamortized loan fees.

Resales of the Secured Notes and the Warrants

    Our Common Stock is publicly traded on the New York Stock Exchange. We are required to file periodic reports with the SEC. We do not intend to register the Secured Notes or the Warrants under the Securities Act. However, we have agreed to provide holders of Warrants certain registration rights with respect to the Common Stock issuable upon exercise of the Warrants. See "Description of the Warrants - Registration Rights." In addition, upon the written request of the Holders holding a majority in interest of the Secured Notes then outstanding, we will be required to use reasonable commercial efforts to cause a registration statement covering the Secured Notes to be filed under the Exchange Act and to have such registration statement declared effective by the SEC.

    There is no current public market for the Secured Notes or the Warrants, nor do we anticipate that a public market will develop for the Secured Notes or the Warrants in the future.

                    CONSIDERATIONS FOR HOLDERS OF OLD NOTES
                  WHO ELECT NOT TO PARTICIPATE IN THE EXCHANGE

    In addition to the other information set forth in this Offering Circular, the following considerations, should be considered carefully prior to determining whether or not to tender Old Notes and consent to the Proposed Amendments.

Effect of the Proposed Amendments

    If the Offer is consummated and the Proposed Amendments become effective, holders of Old Notes that are not properly tendered for exchange for any reason will no longer be entitled to the benefits of substantially all of the restrictive covenants of the Old Notes Indenture after those provisions have been eliminated or modified by the Proposed Amendments. The Proposed Amendments would amend the Old Notes Indenture to delete most restrictive provisions, including, without limitation, covenants relating to our ability to incur indebtedness, pay dividends, engage in asset sales, merge or consolidate with another entity, incur liens, make payments or other distributions to affiliates, enter into business relationships with affiliates, and take other actions that would otherwise be restricted under the Old Notes Indenture. The elimination or modification of those provisions would permit us to take actions that could increase the credit risks faced by the holders of any remaining Old Notes, adversely affect the market price of any remaining Old Notes or otherwise be adverse to the interests of the holders of any remaining Old Notes. While we anticipate that we will be subject to restrictive covenants contained in other debt agreements, holders of Old Notes, if any, will not be able to enforce those covenants and those covenants will be subject to change without the consent of holders, if any, of Old Notes.

    We may manage our business in a manner that otherwise might have been prohibited under the Old Notes Indenture prior to the effectiveness of the Proposed Amendments. The Proposed Amendments might have a material adverse effect on the value of the Old Notes resulting from, among other things, our increased ability to incur debt, incur liens, pay dividends, make transfers of funds or other assets, or merge or consolidate with another entity.

    The Proposed Amendments will not relieve us from our obligation to make scheduled payments of principal and accrued interest in accordance with the terms of the Old Notes and the Old Notes Indenture (as amended by the Proposed Amendments, assuming consummation of the Offer), on Old Notes, if any, not exchanged pursuant to the Offer. The Proposed Amendments will not eliminate any guarantees of the Old Notes.

    See "Annex I-The Proposed Amendments" for more detailed information regarding the Proposed Amendments.

Adverse Effects on Trading Market for the Old Notes

    An issue of debt securities with a smaller outstanding principal amount available for trading (a smaller "float") may command a lower price than would comparable debt securities with a greater float. Therefore, the market price for any Old Notes not tendered for exchange may be adversely affected because of reduced float. The reduced float may also tend to make the trading price more volatile. We cannot assure you that a trading market will exist for Old Notes, if any, following consummation of the Offer. The extent of the market for Old Notes following consummation of the Offer will depend upon, among other things, the remaining outstanding principal amount of the Old Notes after the Offer and the number of remaining holders, if any.

                                 USE OF PROCEEDS

    We will not receive any cash proceeds from the Exchange Offer. All Old Notes that are properly tendered and not withdrawn in the Exchange Offer will be retired and canceled. Accordingly, the issuance of Secured Notes and Warrants in the Exchange Offer will not result in any cash proceeds to us.

                                 CAPITALIZATION

    The following table sets forth our actual capitalization as of September 30, 2000 and as adjusted to reflect the consummation of the Offer as if it occurred on that date. The table should be read in conjunction with our audited consolidated financial statements and related notes and our unaudited consolidated financial statements and related notes as presented in our most recent 10-K and 10-Q, respectively. You can obtain copies of our 10-K and 10-Q by contacting the Information Agent.


                                                            September 30, 2000
                                                          ----------------------
                                                                       Pro Forma

                                                          Actual     As Adjusted

                                                         --------     ----------
                                                          (Dollars in thousands)

Debt:
Warehouse financing and other borrowings (1) ........    $ 82,094      $ 99,594
Bank payable ........................................         527           527
9 1/2% Senior Notes due 2004 ........................     150,000       150,000
                                                         --------      --------
   Total Debt........................................    $232,622      $250,122
                                                         --------      --------
Stockholders' equity:
Common Stock, $.01 par value: 49,000,000 shares
 authorized;
  16,000,549 shares outstanding, actual and pro forma    $    160      $    160
Preferred Stock, $.01 par value; 1,000,000 shares
 authorized;
  no shares outstanding..............................           -             -
Additional paid-in capital ..........................      99,471        99,471
Retained earnings ...................................      35,920        35,920
Treasury Stock ......................................      (1,318)       (1,318)
                                                         --------      --------
 Total stockholders' equity .........................    $134,233      $134,233
                                                         --------      --------
   Total capitalization..............................    $366,855      $384,355
                                                         ========      ========

---------
(1) Includes aggregate residual financing of $0 and $17,500 outstanding under Other Borrowings.

                        DESCRIPTION OF THE SECURED NOTES

General

    We will issue the Secured Notes under the Indenture among us, each of our Subsidiaries, Delta Funding Corporation, DF Special Holdings Corporation, Fidelity Mortgage, Inc., DFC Financial Corporation, DFC Financial of Canada Limited, DFC Funding of Canada Limited, Continental Property Management Corp., Delta Funding Residual Holding Trust 2000-1 and Delta Funding Residual Holding Trust 2000-2 (collectively, the "Subsidiary Guarantors") and U.S. Bank Trust National Association, as Trustee. The terms of the Secured Notes include those stated in the Indenture and those made a part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "TIA").

    The following description is a summary of the material terms of the Secured Notes as set forth in the Indenture. This description does not restate or fully summarize the Indenture, and is subject to and qualified in its entirety by reference to the Indenture and the form of Secured Note. Copies of the Indenture or the form of Secured Note may be obtained without charge by holders of Old Notes upon request as specified in the section of this Offering Circular entitled "Available Information" on page 2. We urge you to read the Indenture, because the Indenture, and not this description, defines your rights as a holder of Secured Notes. The definitions of certain terms used in the following summary are set forth below under "-Certain Definitions."

Principal, Maturity, Interest

    The Secured Notes will be limited to $150 million aggregate principal amount and mature on August 1, 2004 (the "Maturity Date"). Interest on the Secured Notes will accrue at a rate of 9 1/2% per annum and will be payable semi- annually in arrears on February 1 and August 1, commencing on February 1, 2001, to Holders of record on the immediately preceding January 15 and July 15. Interest on the Secured Notes will accrue from the most recent date to which interest has been paid, or if no interest has been paid, from August 1, 2000. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Principal, premium, if any, and interest on the Secured Notes will be payable at the office or agency we maintain for such purpose within the City and State of New York or, at our option, payment of interest may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders of the Secured Notes; provided, however, that, if the Holders of Secured Notes have given valid, timely and complete wire transfer instructions to us and to the Trustee, then all payments of principal, premium, if any, and interest with respect to such Secured Notes will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof in such instructions. Unless we designate otherwise, our office or agency in New York will be the office of the Trustee maintained for such purpose.

Form, Denomination and Authentication

    The Secured Notes are issuable in fully registered form, without coupons, in denominations of $1,000 principal amount and multiples thereof. Each Secured Note will be executed by manual or facsimile signature by an authorized officer of the Company and will also bear the seal of the Company. Each validly issued Secured Note will bear a certificate of authenticity in customary form, executed by the Trustee by the manual signature of one of its authorized officers, which shall be conclusive evidence of the due authentication and deliverance of the Secured Note and that the holder is entitled to the benefits of the Indenture.

Collateral

    The Secured Notes will be general obligations of ours. The Secured Notes and other Guaranteed Obligations will be secured by the following:

    Capital Shares of the Restricted Subsidiaries. The Secured Notes and other Guaranteed Obligations will be secured by a pledge of 100% of the Capital Stock of each of the Restricted Subsidiaries (other than the Canadian Subsidiaries) and 66% of the Capital Stock of the Canadian Subsidiaries.

    Owner Trust Certificates. The Secured Notes and other Guaranteed Obligations will be secured by a pledge of the beneficial interests in the Delta Funding Residual Holding Trust 2000-1 and Delta Funding

Residual Holding Trust 2000-2 (together, the "Residual Collateral Trusts"). For the life of the Secured Notes, we will be required to maintain a minimum amount of Residual Receivables on deposit in the Residual Collateral Trusts at all times. See "-Certain Covenants - Residual Receivables Coverage Ratio." As long as the Residual Coverage Ratio is maintained and as long as no Default or Event of Default has occurred or is continuing, we, in our sole discretion, may substitute, exchange or release Residual Receivables from the Residual Collateral Trusts.

    Residual Receivables will be deposited in the Residual Collateral Trusts in the following manner:

   (a) We, Delta Funding, or any other Restricted Subsidiary engaging in Securitizations on or after the Issue Date will, within three (3) Business Days following receipt of Residual Receivables generated in any Securitization, assign and transfer to DF Special Holdings all right, title and interest in all such Residual Receivables. Upon completion of such assignment and transfer, DF Special Holdings will thereupon deposit such Residual Receivables in the Delta Funding Residual Holding Trust 2000-1 Residual Collateral Trust.

   (b) On the Issue Date, Delta Funding shall deposit all Residual Receivables owned by it in the Delta Funding Residual Holding Trust 2000-2 Residual Collateral Trust.

   (c) On the Issue Date, DF Special Holdings shall deposit all Residual Receivables owned by it in the Delta Funding Residual Holding Trust 2000-1 Residual Collateral Trust.

    Wilmington Trust Company will be the owner trustee of the Residual Collateral Trusts. The Trustee and Delta Funding will be the administrators of the Residual Collateral Trusts. The Residual Collateral Trusts will be wholly owned subsidiaries of DF Special Holdings and Delta Funding.

    Cash Escrow Account. The Indenture will require that not later than the 30th day prior to each Interest Payment Date, we shall deposit funds into a Cash Escrow Account in an amount sufficient to pay the aggregate interest on the Secured Notes due to be paid on the upcoming Interest Payment Date. With respect to the Interest Payment falling on February 1, 2001, we shall make the deposit on the earlier of (i) 30 days prior to February 1, 2001 and (ii) the date we consummate our first net interest margin securitization after September 1, 2000. Pursuant to the terms of the Collateral Agreements, the amount placed in the Cash Escrow Account will secure the Secured Notes and the other Guaranteed Obligations. Any amounts in the Cash Escrow Account that exceed the aggregate interest due to be paid on the upcoming Interest Payment Date will be returned to us.

    Servicing Rights. The Secured Notes and the other Guaranteed Obligations will be secured by a first-priority, perfected security interest in (i) our contractual rights to be or to select the servicer under any pooling agreement with respect to which we are, or any Restricted Subsidiary is, both a sponsor and the servicer and (ii) the Back-Up Servicing Agreement, and in all proceeds derived from (i) and (ii) (collectively, the "Servicing Collateral"); provided, however, the Servicing Collateral does not include any of our rights or the rights of a Restricted Subsidiary arising by virtue of our or our Restricted Subsidiaries' being the servicer including, without limitation, Servicing Receivables compensation payable to the servicer and optional purchase or repurchase rights.

Release of Collateral

    The Collateral may be released in the following instances:

   (a) with the consent of the holders of a majority in aggregate principal amount of outstanding Secured Notes;

   (b) all Secured Notes previously authenticated and delivered (and any securities issued under the Indenture) have been delivered to the Trustee for cancellation and we have paid all sums payable by us under the Indenture;

   (c) (i) we deposit funds in irrevocable trust sufficient to pay all principal and other amounts due with respect to the Secured Notes to the date of maturity or redemption and any other amounts due under the Indenture, (ii) no event of default under the Indenture has occurred and exists as of the date of deposit, (iii) such deposit does not violate or constitute a default under the Indenture or any other agreement to which we are bound and (iv) we deliver an officers certificate and opinions of counsel that all conditions precedent to the satisfaction and discharge of the indenture have been complied with.

    At any time when a Default or Event of Default shall have occurred and be continuing and the maturity of the Secured Notes shall have been accelerated (whether by declaration or otherwise) and the Trustee shall have delivered a notice of acceleration to the Collateral Agent, no release of Collateral pursuant to the provisions of the Pledge Agreements shall be effective as against the Holders of Secured Notes.

Subsidiary Guarantees

    Our payment obligations under the Secured Notes will be jointly and severally guaranteed by the Subsidiary Guarantors. The obligations of each Subsidiary Guarantor under its Subsidiary Guarantee will be limited so as not to constitute a fraudulent conveyance under applicable law. Specifically, each Subsidiary Guarantor's aggregate liability under the Subsidiary Guarantee to which it is a party, but shall be limited to the lesser of (i) or (ii) below:
(i) the aggregate amount of the Guaranteed Obligations, which includes all obligations of Delta and of each Subsidiary Guarantor under the Secured Notes, the Indenture, the Collateral Agreements and the Related Agreements and (ii) the greater of the following (x) and (y): (x) the amount of the reasonably equivalent value (as such term is defined in Section 548 of the United States Bankruptcy Code) or fair consideration (as such term is used or defined in the Debtor and Creditor Law of the State of New York, in the case of the Subsidiary Guarantors other than the Residual Collateral Trusts, and in the Commerce and Trade Law of the State of Delaware in the case of the Residual Collateral, Trusts), whichever statute is determined to be applicable, received by such Subsidiary Guarantor in connection with the loans and the proceeds of loans represented by the Old Notes or the exchange of the Old Notes for the Secured Notes, and (y) the amount, if any, which would not have (A) rendered such Subsidiary Guarantor "insolvent" (as such term is defined in the United States Bankruptcy Code, and as such term is defined in the Debtor and Creditor Law of the State of New York, in the case of Subsidiary Guarantors other than the Residual Collateral Trusts, and in the Commerce and Trade Law of the State of Delaware in the case of the Residual Collateral Trusts, whichever statute is determined to be applicable) or (B) left it with unreasonably small capital, in each case, at the time when it entered into its Subsidiary Guarantee of the Old Notes or of its Subsidiary Guarantee of the Secured Notes whichever first occurred, and, after giving effect to the incurrence of existing indebtedness immediately prior to such time; provided that, it shall be a presumption in any lawsuit or other proceeding in which such Subsidiary Guarantor is a party that the amount guaranteed pursuant to its Subsidiary Guarantee is the amount set forth in clause (i) above unless any creditor, or representative of creditors of such Subsidiary Guarantor, or debtor in possession or trustee in bankruptcy of such Subsidiary Guarantor, otherwise proves in such a lawsuit that the aggregate liability of such Subsidiary Guarantor is limited to the amount set forth in clause (ii). In making any determination as to the solvency or sufficiency of capital of a Subsidiary Guarantor in accordance with the previous sentence, the right of such Subsidiary Guarantor to contribution from Delta and from other Subsidiary Guarantors and any other rights such Subsidiary Guarantor may have, contractual or otherwise, shall be taken into account. See "Risk Factors - Fraudulent Conveyance Considerations."

Limitations on Merger

   (a) The Indenture will provide that we shall not consolidate, or merge with or into (whether or not we are the surviving corporation) or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of our properties or assets in one or more related transactions, to another corporation, Person or entity unless (i) we are the surviving corporation or the entity or the Person formed by or surviving any such consolidation, or merger (if other than us) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the us) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all of our obligations under the

       Notes, the Indenture, the Collateral Agreements and the Related Agreements pursuant to a supplemental indenture and other agreements in forms reasonably satisfactory to the Trustee; (iii) immediately after such transaction, no Default or Event of Default exists; (iv) each of the Subsidiary Guarantors confirms its obligations under the Subsidiary Guarantees, the Indenture, the Collateral Agreements and the Related Agreements pursuant to a supplemental indenture and other agreements in forms reasonably satisfactory to the Trustee; (v) the Trustee has received an Opinion of Counsel to the effect that all actions required to perfect any pledges or security interest on the Collateral have been taken and the requirements of clauses (i), (ii) and (iv) have been satisfied (assuming the Trustee's satisfaction); (vi) the Trustee has received an Officers' Certificate to the effect that all requirements of the Section have been satisfied; and (vii) except in the case of a merger where we merge with or into a one of our Wholly Owned Subsidiaries, we or the entity or Person formed by or surviving any such consolidation or merger (if other than the us), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (A) will have Consolidated Net Worth immediately after the transaction equal to or greater than our Consolidated Net Worth immediately preceding the transaction and (B) will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four- quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Leverage Ratio test set forth in "- Certain Covenants - Incurrence of Indebtedness and Issuance of Preferred Stock."

   (b) Notwithstanding the above, any one of our Wholly-Owned Restricted Subsidiaries may merge into us or another of our Wholly-Owned Restricted Subsidiaries that is a Subsidiary Guarantor, provided that:

      (i) the Capital Stock of such surviving Wholly-Owned Subsidiary constitutes Collateral;

     (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the us) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all of such Wholly-Owned Restricted Subsidiary's obligations under the Notes, the Indenture, the Collateral Agreements and the Related Agreements pursuant to a supplemental indenture and other agreements in forms reasonably satisfactory to the Trustee;

    (iii) immediately after such transaction, no Default or Event of Default exists;

     (iv) each of the Subsidiary Guarantors confirms its obligations under the Subsidiary Guarantees, the Indenture, the Collateral Agreements and the Related Agreements pursuant to a supplemental indenture and other agreements in forms reasonably satisfactory to the Trustee;

      (v) the Trustee has received an Opinion of Counsel to the effect that all actions required to perfect any pledges or security interest on the Collateral have been taken and the requirements of clauses 2 and 4 have been satisfied (assuming the Trustee's satisfaction) and that the surviving corporation or the entity or the Person formed by or surviving any such consolidation, or merger or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; and

     (vi) the Trustee has received an Officers' Certificate to the effect that all requirements of this Sub-Section (b) have been satisfied.

    Notwithstanding the foregoing, no Residual Collateral Trust may be sold, merged or otherwise consolidated with any other entity.

Optional Redemption

    After August 1, 2001, we have the option to redeem the Secured Notes, in whole or in part, at any time and from time to time at the following Redemption Prices (expressed as percentages of the principal amount), if redeemed during the twelve-month period commencing on August 1 of the year set forth below, plus, in each case, accrued interest thereon to the Redemption
Date:


Year                                  Percentage
------                               ------------
2001............................        104.750%
2002............................        102.375%
2003 and thereafter.............        100.000%

Mandatory Redemption

    We are not required to make mandatory redemption or sinking fund payments with respect to the Secured Notes.

Repurchase at the Option of the Holders

    Change of Control. The Indenture will provide that, upon the occurrence of a Change of Control, each Holder of the Secured Notes will have the right to require us to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Secured Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase (the "Change of Control Payment"). Within ten days following any Change of Control, we will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase the Secured Notes on the date specified in such notice, which date shall be no earlier than the earliest date permitted under Rule 14e-1 under the Exchange Act ("Rule 14e-1") and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by the Indenture and described in such notice. We will comply with the requirements of Rule 14e-1 and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Secured Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described hereunder, we shall comply with the applicable securities laws and regulations and shall not be deemed to have breached our obligations under the covenant described hereunder by virtue thereof.

    Pursuant to the Indenture, on the Change of Control Payment Date, we will, to the extent lawful, (1) accept for payment all the Secured Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all the Secured Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Secured Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of the Secured Notes or portions thereof being purchased by us. The Paying Agent is required to promptly mail to each Holder of the Secured Notes so tendered the Change of Control Payment for such Notes, and the Trustee is required to promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Secured Notes surrendered, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. We will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

    The Change of Control provisions described above will be applicable whether or not the covenant described above under "- Limitations on Merger" is applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the Secured Notes to require that we repurchase or redeem the Secured Notes in the event of a takeover, recapitalization or similar transaction. Our Warehouse Facilities contain, and our future Indebtedness may contain, prohibitions of certain events that could constitute a Change of Control. In addition, the financial effect on us of the exercise by the Holders of the Secured Notes of their right to require us to repurchase the Secured Notes could cause a default under outstanding Indebtedness, even if the Change of Control itself does not. In addition, our ability to pay cash to the Holders of the Notes upon a repurchase may be limited by our then existing financial resources. We will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer and purchases all the Notes validly tendered and not withdrawn under such Change of Control Offer. The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of our assets and the assets of our Restricted Subsidiaries taken as a whole. Although there is a developing body of case law interpreting the phrase "substantially all", there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of the Secured Notes to require us to repurchase such Secured Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of our assets and the assets of our Restricted Subsidiaries, taken as a whole, to another Person or group may be uncertain.

Certain Covenants

    Restricted Payments. The Indenture will provide that we and our Restricted Subsidiaries shall not, and we shall not permit any of our Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of our or any of our Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation that involves us) other than dividends or other payments or distributions payable in our Equity Interests (other than Disqualified Stock) or dividends or other payments or distributions payable to us or any of our Wholly-Owned Restricted Subsidiary; (ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, any payment in connection with any merger or consolidation involving us) any of our Equity Interests (other than any such Equity Interests owned by any of our Wholly-Owned Restricted Subsidiaries) or any direct or indirect parent; (iii) make any principal payment on or with respect to, purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Secured Notes or any Subsidiary Guarantee (other than intercompany Indebtedness payable to us or a Restricted Subsidiary by any Restricted Subsidiary), except at its stated maturity; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

   (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

   (b) we would, at the time of such Restricted Payment and after giving pro forma effect thereto, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the incurrence of indebtedness test set forth in the Indenture. See "-Certain Covenants - Incurrence of Indebtedness and Issuance of Preferred Stock"; and

   (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by us and our Restricted Subsidiaries after the Issue Date is less than the sum of (i) 100% of the aggregate net cash proceeds received by us from the issue or sale since the Issue Date of our Equity Interests (other than Disqualified Stock) or of Disqualified Stock or Indebtedness represented by our securities that have been converted into such Equity Interests (other than Equity Interests (or Disqualified Stock or convertible debt securities) sold to one of our Subsidiaries and other than Disqualified Stock or other Indebtedness represented by securities that have been converted into Disqualified Stock); plus (ii) to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, the cash return of capital with respect to such Restricted Investment (less the sum of (x) the cost of disposition, if any, plus (y), if a portion of such Restricted Investment included a Permitted Investment, the amount of such Permitted Investment).

    Notwithstanding the foregoing, the Indenture will provide that neither we nor any Restricted Subsidiary shall, and we shall not permit any of our Restricted Subsidiaries to, directly or indirectly, (i) declare or pay any dividend or make any other payment or distribution on account of our or any of our Restricted Subsidiaries' Equity Interests that are issued and outstanding as of the Issue Date (including, without limitation, any payment in connection with any merger or consolidation involving us or any of our Restricted Subsidiaries) other than dividends or other payments or distributions payable in our Equity Interests (other than Disqualified Stock) or dividends or other payments or distributions payable to us or any one of our Wholly-Owned Restricted Subsidiaries; (ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, any payment in connection with any merger or consolidation involving us) any of our Equity Interests that are issued and outstanding as of the Issue Date (other than any such Equity Interests owned by any one of our Wholly-Owned Restricted Subsidiaries) or any direct or indirect parent, issued and outstanding as of the date of the Indenture and (iii) take any of the actions specified in clauses (i) or (ii) of this paragraph with respect to Equity Interests issued after the Issue Date and owned by the Miller Stockholders, unless the issuance and terms of such Equity Interests and such action have been approved by a majority of the independent members of the Board of Directors, whose resolution shall be delivered to the Trustee.

    The following Restricted Payments shall not be prohibited:

     (i) the payment of any dividend not prohibited by the immediately preceding paragraph, within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture;

    (ii) the payment of principal on, or purchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness with the net cash proceeds from an incurrence of, Permitted Refinancing Indebtedness or the substantially concurrent sale (other than to one of our Subsidiaries) of our Equity Interests (other than Disqualified Stock); provided, that the amount of any such net cash proceeds from any such sale of Equity Interests that are utilized for such redemption, repurchase, retirement or other acquisition shall be excluded from clause (c)(ii) of the preceding paragraph;

    (iii) advances to a Securitization Trust required to be made by us or any Restricted Subsidiary (in its capacity as the holder of the residual interest in such trust) if such advances rank senior in right of payment to all other interests in, and Indebtedness of, such trust; and

    (iv) the making and consummation of any offer to repurchase any Indebtedness upon the occurrence of a change of control under and as defined in the documents governing such Indebtedness; provided, that in connection with Indebtedness incurred after the Original Issue Date, the definition of "change of control" is the same in all material respects as the definition of "Change of Control" set forth in the Indenture and payments pursuant thereto are not required to be made prior to the date on which the Change of Control Payment is required to be made under the Indenture and, with respect to any Indebtedness subordinated in right of payment to the Secured Notes, no sooner than 30 days after the date such Change of Control Offer is required to be made.

    Our Board of Directors may designate any Restricted Subsidiary not in existence on the Issue Date to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such determination, all outstanding Investments by us and our Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the Fair Market Value of such Investments at the time of such designation. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

    The amount of all Restricted Payments other than cash shall be the Fair Market Value (evidenced by an Officers' Certificate on the date of the Restricted Payment) of the asset(s) or securities proposed to be transferred or issued by us or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any non-cash Restricted Payment in excess of $1.0 million shall be determined by the Board of Directors in good faith whose resolution with respect thereto shall be delivered to the Trustee, such determination to be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such Fair Market Value exceeds $10.0 million. In addition, in the case of any non-cash Restricted Payment which will be received in whole or in part by the Miller

Stockholders, the Board Resolution determining the Fair Market Value thereof shall require the approval of a majority of the independent members of the Board of Directors, whose Resolution shall be delivered to the Trustee. Not later than the date of making any Restricted Payment, we shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the restricted payments covenant were computed.

    Incurrence of Indebtedness and Issuance of Preferred Stock. The Indenture will provide that:

   (a) We and each Restricted Subsidiary shall not, and we shall not permit any of our Subsidiaries to, directly or indirectly, create, incur, issue, assume, guaranty or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) or issue Disqualified Stock, and we shall not permit any of our Restricted Subsidiaries to issue any shares of preferred stock except for preferred stock issued to and held by us or any one of our Wholly-Owned Restricted Subsidiaries and each Residual Collateral Trust shall not, and we shall not permit any Residual Collateral Trust to issue any shares of preferred stock; provided, however, that we or any Subsidiary Guarantor (other than the Residual Collateral Trusts) may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock and any Subsidiary Guarantor (other than the Residual Collateral Trusts) may issue preferred stock if, on the date of such incurrence or issuance and after giving effect thereto, the Consolidated Leverage Ratio does not exceed 2.0 to 1.0.

   (b) The foregoing provisions will not apply to:

       (i) our incurrence or any Restricted Subsidiary's (other than the Residual Collateral Trusts) incurrence of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property used in our or such Restricted Subsidiary's business, in an aggregate principal amount not to exceed $15.0 million in the aggregate since the Original Issue Date;

       (ii) the existence of Warehouse Facilities, regardless of amount, and the incurrence of Permitted Warehouse Debt by us or any of our Restricted Subsidiaries(other than the Residual Collateral Trusts); provided, however, that to the extent any such Indebtedness of ours or our Restricted Subsidiary's ceases to constitute Permitted Warehouse Debt, to such extent such Indebtedness shall be deemed to be incurred by us or our Restricted Subsidiary, as the case may be, at such time;

       (iii) our incurrence or any of our Restricted Subsidiaries' (other than the Residual Collateral Trusts) incurrence of intercompany Indebtedness owing to us or any of our Restricted Subsidiaries; provided, however, that any of our Indebtedness to any Restricted Subsidiary is permitted by the Indenture;

       (iv) our incurrence of Indebtedness represented by the Secured Notes and the incurrence by the Subsidiary Guarantors of the Subsidiary Guarantees;

       (v) our and our Restricted Subsidiaries' (other than the Residual Collateral Trusts) Indebtedness outstanding on the Original Issue Date;

       (vi) the incurrence by us or any of our Restricted Subsidiaries (other than the Residual Collateral Trusts) of Permitted Refinancing Indebtedness with respect to Indebtedness that was permitted by the Indenture to be incurred or that was outstanding at the Original Issue Date;

       (vii) the incurrence by us or any of our Restricted Subsidiaries (other than the Residual Collateral Trusts) of Hedging Obligations directly related to (w) our Indebtedness or the indebtedness of any one of our Restricted Subsidiaries that was permitted by the Indenture to be incurred, (x) Receivables held by us or a Restricted Subsidiary pending sale in a Securitization, (y) our Receivables or the Receivables of a Restricted Subsidiary that have been sold pursuant to a Warehouse Facility; or (z) Receivables that we reasonably expect or a Restricted Subsidiary reasonably expects to purchase or commit to purchase, finance or accept as collateral; provided, however, that, in the case of each of the foregoing clauses (w) through (z), such Hedging Obligations are eligible to receive hedge accounting treatment in accordance with GAAP as applied by us and our Restricted Subsidiaries on the Original Issue Date;

       (viii) our or any Subsidiary Guarantor's (other than the Residual Collateral Trusts) incurrence of Acquired Debt in a principal amount not to exceed $15.0 million in the aggregate since the Original Issue Date that is without recourse to us or any of our Restricted Subsidiaries or any of their respective assets (other than the Subsidiary Guarantor acquired subject to such Acquired
              Debt), and is not guaranteed by any such Person;

       (ix) the Guarantee by us or any of the Subsidiary Guarantors (other than the Residual Collateral Trusts) of our Indebtedness or the Indebtedness of another Subsidiary Guarantor that was permitted to be incurred by pursuant to this covenant;

        (x) the incurrence by us and the Subsidiary Guarantors (other than the Residual Collateral Trusts) of Indebtedness secured by (A) Servicing Receivables (other than those on deposit in the Residual Collateral Trusts), (B) Residual Receivables (other than those on deposit in the Residual Collateral Trusts) or
              (C) the Capital Stock of Subsidiaries (other than the Residual Collateral Trusts or the other Subsidiary Guarantors) substantially all of the assets of which are Residual Receivables and/or Servicing Receivables;

       (xi) our and the Subsidiary Guarantors (other than the Residual Collateral Trusts) incurrence of Indebtedness in an aggregate principal amount at any time outstanding not to exceed $10.0 million;

       (xii) (A) the incurrence by any one of our Unrestricted Subsidiaries of Non-Recourse Debt (including, without limitation, Non- Recourse Debt that would constitute Permitted Warehouse Debt if incurred by any of our Restricted Subsidiaries); provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of the Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary and (B) the issuance by an Unrestricted Subsidiary of preferred stock; and

       (xiii) the Guaranteed Obligations and the Collateral securing the same.

   (c) We shall not, and shall not permit any Subsidiary Guarantor to, incur any Indebtedness that is contractually subordinated to any of our Indebtedness or the Indebtedness of any such Subsidiary Guarantor unless such Indebtedness is also contractually subordinated to the Secured Notes, or the Subsidiary Guarantee of such Subsidiary Guarantor (as applicable), on substantially identical terms; provided, however, that no Indebtedness shall be deemed to be contractually subordinated to any other Indebtedness solely by virtue of being unsecured or of limited recourse.

   (d) For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Indebtedness described in clauses (i) through (xii) above or is entitled to be incurred pursuant to paragraph (a) above, we shall, in our sole discretion, classify such item of Indebtedness in any manner than complies with this covenant and such item of Indebtedness will be treated as having been incurred pursuant to only one of such clauses or pursuant to the above-listed Paragraph (a).

    Dividends and Other Payment Restrictions Affecting Subsidiaries. The Indenture will provide that we and each Restricted Subsidiary shall not, and we shall not permit any of our Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (i)(A) pay dividends or make any other distributions to us or any of our Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (B) pay any indebtedness owed to us or any of our Restricted

Subsidiaries, (ii) make loans or advances to us or any of our Restricted Subsidiaries or (iii) transfer any of its properties or assets to us or any of our Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (a) agreements relating to Indebtedness as in effect as of the Original Issue Date, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, additions (including additional Warehouse Facilities), replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, additions, replacements or refinancings are no more restrictive with respect to such dividend and other payment restrictions than those contained in the agreements relating to Indebtedness as in effect on the Original Issue Date, (b) applicable law, (c) any instrument governing Acquired Debt or Capital Stock of a Person acquired by us or any of our Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Acquired Debt was incurred or such Capital Stock was issued or its terms amended in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the property or assets of any Person, other than the Person or the property or assets of the Person, so acquired, provided that such Person is not taken into account in determining on a pro forma basis whether such acquisition subject to such Acquired Debt was permitted by the terms of the Indenture, (d) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices, (e) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired, (f) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced, and (g) the Indenture, the Subsidiary Guarantees, or the Collateral Agreements and the Related Agreements.

    Additional Subsidiary Guarantors. The Indenture shall provide that, if we or any of our Subsidiaries shall acquire or create another Subsidiary after the date of the Indenture, then we shall cause such newly acquired or created Subsidiary to execute a Subsidiary Guarantee and deliver an Opinion of Counsel, in accordance with the terms of the Indenture, except this covenant will not apply to any Subsidiaries that have properly been designated as Unrestricted Subsidiaries and are prohibited by contract or by their organizational documents from executing a Subsidiary Guaranty for so long as they continue to constitute Unrestricted Subsidiaries and remain subject to such prohibitions. In addition, we or our Subsidiary, as applicable, shall enter into a Pledge Agreement with respect to all of the equity interests of any such newly formed or acquired Subsidiary which is required to execute a Subsidiary Guarantee. Without limiting the foregoing, Securitization Trusts shall not be obligated to enter into a Subsidiary Guaranty.

    Residual Receivables Coverage Ratio. The aggregate book value of Residual Receivables free and clear of all Liens and cash constituting the combined trust estates of the Residual Collateral Trusts shall not be less than the minimum amounts set forth below (the "Minimum Residual Amount") during the time periods specified below. The Minimum Residual Amount shall be:


Time Period                                                        Minimum Residual Amount
--------------------------------------------------------      ----------------------------
From the Issue Date to September 29, 2001..................                   $165,000,000
From September 30, 2001 to September 29, 2002..............                   $170,000,000
From September 30, 2002 to September 29, 2003..............                   $175,000,000
From and after September 30, 2003 until the
 Secured Notes are paid in full............................                   $200,000,000

    Furthermore, subject to adjustment as set forth below, the aggregate book value of Senior Residual Receivables free and clear of all Liens constituting a portion of the trust estates of the Residual Collateral Trusts shall not be less than $150,000,000 (the "Minimum Senior Residual Amount"), provided, that prior to the third anniversary of the Issue Date, upon deposit in the Cash Escrow Account of $7,125,000, the Minimum Senior Residual Amount shall be $112,500,000 (which amount shall be raised to $150,000,000 upon the third anniversary of the Issue Date.)

    Residual Receivables arising from NIMS shall be deemed to be Senior Residual Receivables when the outstanding principal amount of all other securities issued in such NIMS is equal to or less than 20% of the aggregate original principal amount of such securities when originally issued.

    After March 15, 2001, if we are required (pursuant to the Indenture) to maintain in full force and effect a Back-Up Servicing Agreement, in order for a Residual Receivable to be eligible to be counted toward the Minimum Residual Amount and/or the Minimum Senior Residual Amount, either (i) the Receivables relating to such Residual Receivable must be covered by the Back-Up Servicing Agreement or (ii) neither we nor any of our Affiliates shall be the primary servicer of the Receivables relating to such Residual Receivable.

    We shall value (i) Senior Residual Receivables using a discount rate of 12% and (ii) all other Residual Receivables using a discount rate of 18%. The other assumptions and methodology used by us in valuing Senior Residual Receivables and other Residual Receivables shall be those which are used by us in establishing the book value of such Senior Residual Receivables and other Residual Receivables in its annual audited consolidated financial statements prepared in accordance with GAAP consistently applied.

    Flow of Residual Receivables. The Indenture shall provide that:

   (a) We, Delta Funding or any other Restricted Subsidiary engaging in Securitizations on or after the Issue Date will, within three (3) Business Days following receipt of Residual Receivables generated in any Securitization, assign and transfer to DF Special Holdings all right, title and interest in all such Residual Receivables. Upon completion of such assignment and transfer, and simultaneous with such completion, DF Special Holdings will forthwith deposit such Residual Receivables in the Delta Funding Residual Holding Trust 2000-1 Residual Collateral Trust.

   (b) On the Issue Date, Delta Funding shall deposit all Residual Receivables owned by it in the Delta Funding Residual Holding Trust 2000-2 Residual Collateral Trust.

   (c) On the Issue Date, DF Special Holdings shall deposit all Residual Receivables owned by it in the Delta Funding Residual Holding Trust 2000-1 Residual Collateral Trust.

    Liens. The Indenture will provide that we and each Restricted Subsidiary shall not, and we shall not permit any of our Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens.

    Liquidity Maintenance. The Indenture will provide that we shall cause the amount of Unencumbered Liquid Assets to be equal to or greater than $10,000,000 at all times.

    Back-Up Servicing Agreement. The Indenture will provide that no later than March 15, 2001, Delta Funding will, at its own cost, enter into and thereafter at all times maintain in full force and effect the Back-Up Servicing Agreement with the Back-Up Servicer and satisfy on a timely basis all conditions with respect to the transfer of servicing thereunder when such conditions are capable of being satisfied. The Back-Up Servicing Agreement shall provide for mapping and monthly back-up of information relating to the mortgage loans underlying Residual Receivables created after 1996 for which Delta Funding or any Affiliate is the primary servicer. Delta Funding may cease such Back-Up Servicing Agreement at any time that the value of Unencumbered Liquid Assets equals or exceeds $40,000,000, as of the conclusion of any Business Day; provided, further, that if Delta Funding has ceased such Back-Up Servicing Agreement in accordance with the foregoing, Delta Funding shall reinstate such Back-Up Servicing Agreement as soon as practicable and in any event within thirty (30) days if Unencumbered Liquid Assets are less than $32,500,000 at the conclusion of any Business Day.

    Registration Rights. The Indenture will provide that upon the written request of the Holders holding a majority in interest of the Secured Notes then outstanding, we shall use reasonable commercial efforts to cause a registration statement covering the Secured Notes to be filed under the Exchange Act and to have such registration statement declared effective by the SEC.

    Leverage Ratio (Total Liabilities). The Indenture will provide that we and the Subsidiary Guarantors, on a consolidated basis, will not permit the ratio of Total Adjusted Liabilities (excluding Subordinated Indebtedness) to Adjusted Tangible Net Worth to exceed the greater of (A) 7.0 to 1.0 and (B) the ratio of

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

Total Adjusted Liabilities to Adjusted Tangible Net Worth (if any) set forth in the then-effective Warehouse Facilities, as of any day.

    Leverage Ratio. The Indenture will provide that we and the Subsidiary Guarantors, on a consolidated basis, will not permit the ratio of our and the Subsidiary Guarantor's Adjusted Senior Indebtedness, as of the end of any fiscal quarter, to Tangible Net Worth as of the end of such fiscal quarter to exceed the greater of (A) 1.5 to 1.0 and (B) the ratio of Adjusted Senior Indebtedness to Tangible Net Worth (if any) set forth in the then-effective Warehouse Facilities.

    Net Worth. The Indenture will provide that we and the Subsidiary Guarantors, on a consolidated basis, will not, at any time, permit our consolidated Tangible Net Worth to be less than the greater of (A) $101,000,000 and (B) the Tangible Net Worth requirement (if any) set forth in the then-effective Warehouse Facilities.

    Cash Escrow Account. The Indenture will provide that, not later than the 30th day prior to each Interest Payment Date, we shall deposit funds into the Cash Escrow Account in an amount sufficient to pay the aggregate interest on the Secured Notes due to be paid on the upcoming Interest Payment Date and shall provide the Trustee with an Officers' Certificate certifying that such deposit has been made.

    No Pledge or Sale of Residual Receivables or Other Assets After. The Indenture will provide that, from the date a Default or Event of Default has occurred until the date the Default or Event of Default is cured or waived, we shall not and shall not permit any of our Restricted Subsidiaries to sell, lease, securitize, transfer or assign or grant any new security interests or otherwise permit any new Liens (collectively, a "Disposition") to be placed on any of its Residual Receivables, Servicing Receivables, intellectual property, equipment, leasehold interests, real property or capitalized mortgage servicing rights, other than, following a Default and prior to the occurrence of an Event of Default, a Disposition of Residual Receivables, Servicing Receivables or other assets in the ordinary course of business which does not result in any additional Defaults and provided that the proceeds of such Disposition are used simultaneous with such Disposition to either cure the Default or for payment of the Secured Notes or other Guaranteed Obligations arising under the Secured Notes, the Indenture or the Collateral Agreements.

    Transactions with Affiliates. The Indenture will provide that we and each Restricted Subsidiary shall not, and we shall not permit any of our Restricted Subsidiaries to, sell, lease, transfer or otherwise dispose of any of properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing an "Affiliate Transaction"); provided that Affiliate Transactions shall not include
(A) any employment agreement, stock option, employee benefit, indemnification, compensation (including the payment of reasonable fees to our Directors or Directors of our Restricted Subsidiaries who are not our employees or employees of our Restricted Subsidiaries, business expense reimbursement or other employment-related agreement, arrangement or plan entered into by us or any of our Restricted Subsidiaries in the ordinary course of business and consistent with past practice, or if not consistent with past practice, approved by a majority of the independent members of the Board of Directors whose resolution shall be delivered to the Trustee, (B) transactions between or among us and/or our Restricted Subsidiaries (other than the Canadian Subsidiaries) not otherwise prohibited by the Indenture, (C) transactions constituting a Permitted Investment in the Canadian Subsidiaries permitted by clause (a) of the definition of Permitted Investments and transactions between the Canadian Subsidiaries not otherwise prohibited by the Indenture, (D) loans or advances to employees in our or our Restricted Subsidiaries' ordinary course of business or for advance payment of employee benefits (including, without limitation, prefunding of any severance obligations), but in any event not to exceed $500,000 in aggregate principal amount outstanding to all such persons at any one time, (E) Restricted Payments other than Restricted Investments that are permitted by the Restricted Payments covenant (See Certain Covenants "Restricted Payments"), (F) Securitizations and (G) sales, transfers and other dispositions of Residual Receivables and Servicing Receivables, provided that after the consummation thereof, we are in compliance with the Residual Receivables Coverage Ratio.

    Limitations on Asset Sales. The Indenture will provide that we and each Restricted Subsidiary shall not, and we shall not permit any of our Restricted Subsidiaries to, consummate an Asset Sale unless we (or the

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

Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of.

    We or the Restricted Subsidiary, as the case shall be, shall apply an amount equal to 100% of such Net Proceeds in our and the Restricted Subsidiaries' Permitted Business or to payment of the Secured Notes or other Guaranteed Obligations. Pending the final application of any such Net Proceeds, or such Restricted Subsidiary may temporarily invest such Net Proceeds in items permitted under (a) or (b) in the definition of Permitted Investments.

    Notwithstanding the foregoing, we and each Restricted Subsidiary shall not and we shall not permit our Restricted Subsidiaries to consummate an Asset Sale which includes any Collateral or Capital Stock of the Canadian Subsidiaries not constituting Collateral.

    Business Activities. We will not, and will not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses.

    Payments For Consent. The Indenture will provided neither we nor any of our Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any of the Secured Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture, the Secured Notes or any Subsidiary Guarantee unless such consideration is offered to be paid or is paid to all Holders of Secured Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

    Annual and Quarterly Reports. The Indenture will provide that whether or not required by the rules and regulations of the SEC, so long as any of the Secured Notes are outstanding, we will furnish to the Holders of the Secured Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if we were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the our and our consolidated Subsidiaries financial condition and results of operations (showing in reasonable detail, either on the face of the financial statements or in the notes thereto and in Management's Discussion and Analysis of Financial Condition and Results of Operations, if applicable, the our and our Restricted Subsidiaries' financial condition separately from the financial condition and results of operations of our Unrestricted Subsidiaries) and, with respect to the annual information only, a report thereon by our certified independent accountants and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if we were required to file such reports. In addition, whether or not required by the rules and regulations of the SEC, we will file a copy of all such information and reports with the SEC for public availability (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. Delivery of quarterly information shall be made within 45 days of the end of each quarter. Delivery of annual information shall be made within 90 days of the end of each fiscal year.

    With respect to the delivery of the annual information only and within 90 days of the end of each fiscal year, we shall cause KPMG LLP (or such other firm of internationally recognized accountants as is then retained by us as our independent auditors) to issue an agreed-upon procedures report comparing the methodology and assumptions utilized by us and our Subsidiaries in determining the book value of the Residual Receivables owned by us or any of our Subsidiaries to the requirements of the Indenture and historical and available industry data during the audit period.

Events of Default and Remedies

    The Indenture will provided that each of the following constitutes an Event of Default:

   (1) we default in the payment when due of interest on the Secured Notes and such default continues for a period of 30 days;

   (2) we default in the payment when due of principal of or premium, if any, on the Secured Notes when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise;

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

  (3) we or any Restricted Subsidiary defaults in the payment of interest or principal under any Warehouse Facility (whether due at maturity, by acceleration or otherwise) and such default continues beyond the grace period (if any) provided in the applicable Warehouse Facility;

  (4) we fail to comply with the provisions described above under "Restricted Payments", "Incurrence of Indebtedness and Issuance of Preferred Stock", "Liens", "Offer to Repurchase Upon Change of Control", "Residual Receivable Coverage Ratio", "Liquidity Maintenance", "Leverage Ratio (Total Liabilities)", "Leverage Ratio", "Net Worth", "Cash Escrow Account", "No Pledge or Sale of Residual Receivables or Other Assets After a Default or an Event of Default", "Limitations on Asset Sales", "Flow of Residual Receivables" and "Limitations on Merger";

  (5) we fail to observe or perform any other covenant, representation, warranty or other agreement in the Indenture or the Secured Notes for 30 days after we receive Notice from the Trustee or the Holders of at least 25% in aggregate principal amount of the Secured Notes then outstanding;

  (6) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by us or any of our Subsidiaries (or the payment of which is guaranteed by us or any of our Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the date of the Indenture, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness under which there has been a Payment Default or, together with the principal amount of any other such Indebtedness the maturity of which has been so accelerated, aggregates $5.0 million or more;

  (7) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against us or any of our Restricted Subsidiaries (other than Continental Property Management) or any group of Subsidiaries that, taken as a whole, would constitute a Restricted Subsidiary and such judgment or judgments remain undischarged for a period (during which execution shall not be effectively stayed) of 60 days, provided that the aggregate of all such undischarged judgments exceeds $5.0 million;

  (8) certain events of bankruptcy or insolvency with respect to us or any of our Restricted Subsidiaries (other than Continental Property Management Corp.);

  (9) any Subsidiary Guarantee, Collateral Agreement or Related Agreement shall be held in any judicial proceeding to be invalid or unenforceable or shall cease for any reason to be in full force and effect or We or any Subsidiary Guarantor or any Person acting on behalf of us or any Subsidiary Guarantor shall deny or disaffirm its obligations under its Subsidiary Guarantee, any Collateral Agreement or Related Agreement; or

 (10) we fail to or any Restricted Subsidiary fails to observe or perform any material covenant, representation, warranty or agreement in any Collateral Agreement for 30 days after notice to us by the Trustee, the Collateral Trustee, or Holders of at least 25% in aggregate principal amount of the Secured Notes then outstanding.

    If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Secured Notes may declare all the Secured Notes to be due and payable immediately. Notwithstanding the foregoing, if the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to us, any of our Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, all outstanding Secured Notes shall be due and payable immediately without further action or notice. Holders of the Secured Notes may not enforce the Indenture or the Notes except as provided in the Indenture.

    If an Event of Default occurs on or after August 1, 2001, by reason of any willful action (or inaction) taken (or not taken) by or on behalf of us with the intention of avoiding payment of the premium that the we would have had to pay if the we then had elected to redeem the Secured Notes pursuant to the optional redemption provisions of the Indenture, then, an equivalent premium shall also become and be immediately due and payable, to the extent permitted by law upon the acceleration of the Secured Notes. If an Event of Default occurs prior to August 1, 2001, by reason of any willful action (or inaction) taken (or not taken) by us or on our behalf with the intention of avoiding the prohibition on redemption of the Secured Notes prior to such date, then the additional premium specified in the Indenture shall also become due and payable to the extent permitted by law upon acceleration of the Secured Notes.

    Holders of a majority in principal amount of the Secured Notes by notice to the Trustee may on behalf of the Holders of all of the Secured Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Secured Notes. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of the Indenture.

Legal Defeasance and Covenant Defeasance

    We may, at our option and at any time, elect to have all of our obligations discharged with respect to the outstanding Notes ("Legal Defeasance") except for
(i) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due from the trust referred to below, (ii) our obligations with respect to the Notes concerning issuing temporary Notes, registration of the Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust, (iii) the rights, powers, trusts, duties and immunities of the Trustee, and our obligations in connection therewith and (iv) the Legal Defeasance provisions of the Indenture. In addition, we may, at our option and at any time, elect to have our obligations released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Notes.

    In order to exercise either Legal Defeasance or Covenant Defeasance, (i) we must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and we must specify whether the Notes are being defeased to maturity or to a particular redemption date; (ii) in the case of Legal Defeasance, we will have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (A) we have received from, or there has been published by, the Internal Revenue Service a ruling (B) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding Secured Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of the Covenant Defeasance, we will have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Secured Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
(iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; (v) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which we or any of our Subsidiaries is a party or by which we or any of our Subsidiaries is bound; (vi) we must have delivered to the Trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be

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

subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (vii) we must deliver to the Trustee an Officers' Certificate stating that we did not make the deposit with the intent of preferring the Holders of the Secured Notes over our or our Subsidiary Guarantors other creditors with the intent of defeating, hindering, delaying or defrauding our creditors; and (viii) we must deliver to the Trustee an Officers' Certificate and an opinion of counsel, each stating that it has complied with all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance.

Transfer and Exchange

    A Holder may transfer or exchange the Secured Notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and we are not required to transfer or exchange any Secured Note selected for redemption. Also, we are not required to transfer or exchange any New Note for a period of 15 days before a selection of the Secured Notes to be redeemed. The registered Holder of a New Note will be treated as the owner of it for all purposes.

Amendments, Supplements and Waiver

    With Consent of Holders. Except as provided below, we and each Subsidiary Guarantor, together, with the written consent of the Holder or Holders of at least a majority in aggregate principal amount of the outstanding Secured Notes may amend or supplement the Indenture, the Subsidiary Guarantees or the Secured Notes, without notice to any other Holders. The Holder or Holders of a majority in aggregate principal amount of the outstanding Secured Notes may waive our compliance with any provision of the Indenture, the Subsidiary Guarantees or the Secured Notes without notice to any other Holder. Without the consent of each Holder affected, however, no amendment, supplement or waiver, may (with respect to any Secured Notes held by a non-consenting Holder of Secured Notes):

   (1) reduce the principal amount of Secured Notes whose Holders must consent to an amendment, supplement or waiver of any provision of the Indenture or the Secured Notes;

   (2) reduce the principal of or change the fixed maturity of any Secured Note or alter the provisions with respect to the redemption of Secured Notes or alter the provisions, including the purchase price payable, with respect to repurchases or redemptions of the Secured Notes as described above under "-Repurchase at the Option of the Holders";

   (3) reduce the rate of or change the time for payment of interest, including default interest, on any Secured Note;

   (4) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Secured Notes (except a rescission of acceleration of the Secured Notes by the Holders of at least a majority in aggregate principal amount of the Secured Notes and a waiver of the payment default that resulted from such acceleration);

   (5) make the principal of, or the interest on, any Secured Note payable in any manner other than that stated in the Indenture and the Secured Notes;

   (6) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of Secured Notes to receive payments of principal of or interest on the Secured Notes;

   (7) waive a redemption payment with respect to any Secured Note; (other than a payment required by a change of control as described above under "-Repurchase at the Option of the Holders";

   (8) alter the ranking of the Secured Notes relative to our or the Subsidiary Guarantors' other Indebtedness;

   (9) make any change in the foregoing amendment and waiver provisions;

    (10) impair the right of any Holder to receive payment of principal of and interest on such Holder's Secured Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Secured Notes;

    (11) release any Collateral from the Lien of the Collateral Agreements except in accordance with terms thereof, or the terms of the Indenture, or amend the terms thereof or the terms of the Indenture relating to such release; or

    (12) release any Subsidiary Guarantor from its Subsidiary Guarantee, except as provided in the Indenture.

    Without Holder Consent. We, the Subsidiary Guarantors, and the Trustee, together, may amend or supplement the Indenture or the Secured Notes without notice to or consent of any Holder:

   (1) to cure any ambiguity, defect or inconsistency; provided that such amendment or supplement does not adversely affect the legal rights of any Holder;

   (2) to comply with provisions of the Indenture governing our and the Subsidiary Guarantors merger or consolidation;

   (3) to make any other change that would provide any additional rights or benefits to the Holders of the Secured Notes or that does not adversely affect the legal rights under the Indenture of any such Holder;

   (4) to provide for the assumption of our and the Subsidiary Guarantors' obligations to the Holders in the case of a merger or consolidation;

   (5) to comply with any requirements of the SEC in order to effect or maintain the qualification of the Indenture and the Collateral Agreements under the TIA;

   (6) to provide for additional Subsidiary Guarantors pursuant to the Indenture;

   (7) to provide for the appointment of a successor Trustee or collateral agent, as provided in the Collateral Agreements;

Certain Definitions

    Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

    "ACQUIRED DEBT" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

    "ADJUSTED SENIOR INDEBTEDNESS" means Indebtedness minus the sum of (i) Unencumbered Liquid Assets, (ii) 80% of the accounts receivable of the Company and its Subsidiaries (determined on a consolidated basis in accordance with GAAP) and (iii) 80% of accrued interest receivable of the Company and its Subsidiaries (determined on a consolidated basis in accordance with GAAP).

    "ADJUSTED TANGIBLE NET WORTH" means Tangible Net Worth plus all Subordinated Indebtedness.

    "ADMINISTRATION AGREEMENTS" means those certain Administration Agreements, dated the date of the Indenture and substantially in the form attached to the Indenture, between the Residual Collateral Trusts, Delta Funding and the Trustee, as administrator, as such agreements may be amended, modified or supplemented from time to time.

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    "ADMINISTRATOR" means the administrator under the Administration
Agreements. As of the Issue Date, the Trustee and Delta Funding are the Administrators.

    "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, that, for purposes of Affiliate Transactions of the Indenture, beneficial ownership of more than 10% of the voting securities of a Person shall be deemed to be control.

    "AGENT" means any Registrar, Paying Agent or co-Registrar.

    "ASSET-BACKED SECURITY" means a security that is primarily serviced by the cash flow of a discrete pool of Receivables or other financial assets, either fixed or revolving, that by their terms convert into cash within a finite time period plus any rights or other assets designed to assure the servicing or timely distribution of proceeds to the securityholders.

    "ASSET SALE" means the sale, lease, conveyance or other disposition of any assets that have a Fair Market Value in excess of $1.0 million or for net proceeds in excess of $1.0 million.

    "BACK-UP SERVICING AGREEMENT" shall mean the servicing to be entered into between the Back-Up Servicer and us, as such agreement may be amended, modified or supplemented from time to time.

    "BACK-UP SERVICER" means the back-up servicer (initially, Countrywide Home Loans, Inc.) under the Back-Up Servicing Agreement or a nationally recognized servicer in substitution therefor under the Back-Up Servicing Agreement.

    "BANKRUPTCY LAW" means Title 11, U.S. Code or any similar federal, state or foreign law for the relief of debtors.

    "BENEFICIAL HOLDER" means the beneficial owner of a Secured Note.

    "BOARD OF DIRECTORS" means, with respect to any Person, the Board of Directors of such Person or any authorized committee thereof.

    "BOARD RESOLUTION" means, with respect to any Person, a duly adopted resolution of the Board of Directors of such Person.

    "BUSINESS DAY" means any day other than a Legal Holiday.

    "CANADIAN SUBSIDIARIES" means DFC Financial of Canada Limited, an Ontario, Canada corporation, and DFC Funding of Canada Limited, an Ontario, Canada corporation.

    "CAPITAL LEASE" means, at the time any determination thereof is to be made, any lease of property, real or personal, in respect of which the present value of the minimum rental commitment would be capitalized on a balance sheet of the lessee in accordance with GAAP.

    "CAPITAL LEASE OBLIGATION" means, at the time any determination thereof is to be made, the amount of the liability in respect of a Capital Lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

    "CAPITAL STOCK" means (i) in the case of a corporation, corporate stock (including, without limitation, common stock and preferred stock), (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership (whether general or limited) or membership

                                       54

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interests and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

    "CASH ESCROW ACCOUNT" means the cash escrow account established by an escrow agreement of even date herewith into which we shall deposit funds to pay accrued interest on the Secured Notes.

    "CASH EQUIVALENTS" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition, (iii) certificates of deposit and Eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Keefe Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper having one of the two highest ratings obtainable from Moody's Investors Service, Inc. or Standard & Poor's Ratings Group and in each case maturing within nine months after the date of acquisition, and (vi) money market funds, the portfolios of which are limited to investments described in clauses (i) through (v) above.

    "CHANGE OF CONTROL" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation and excluding sales, leases, transfers, conveyances or other dispositions pursuant to Securitizations, Warehouse Facilities or Residual Receivables financing arrangements otherwise permitted by the Indenture entered into in the ordinary course of business), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than a Permitted Holder, (i) the adoption of a plan relating to the liquidation or dissolution of the Company,
(iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above) other than a Permitted Holder becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Voting Stock of the Company (measured by general voting power rather than number of shares), (iv) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors or (v) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance). For purposes of this definition, any transfer of an equity interest of an entity that was formed for the purpose of acquiring Voting Stock of the Company will be deemed to be a transfer of such portion of such Voting Stock as corresponds to the portion of the equity of such entity that has been so transferred.

    "COLLATERAL" shall mean inclusively, all of our or any Subsidiary Guarantor's rights, title and interest in each of the respective Pledged Collateral or Collateral, as defined in any of the respective Pledge Agreements and the Security Agreement, respectively, and the Escrow Account and other collateral security as provided in and under the Escrow Agreement, now existing or hereafter acquired, and the proceeds thereof.

    "COLLATERAL AGENT" shall mean the each of the Agents under the respective Pledge Agreements, the Escrow Agent under the Escrow Agreement and the Agent under the Security Agreement, including in each case the Trustee when serving in any such capacity.

    "COLLATERAL AGREEMENTS" means, collectively the Pledge Agreements, the Security Agreements, the Escrow Agreement and any other document or instrument executed or delivered in connection with any of the foregoing, in each case, as the same may be in force from time to time.

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    "CONSOLIDATED LEVERAGE RATIO" as of any date of determination means the ratio of (i) the aggregate amount of all of our and our Restricted Subsidiaries' consolidated Indebtedness excluding (A) Permitted Warehouse Debt, and (B) Hedging Obligations permitted to be incurred pursuant to the Indenture.

    "CONSOLIDATED NET INCOME" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries (for such period, on a consolidated basis, determined in accordance with GAAP); provided, that (i) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly-Owned Restricted Subsidiary thereof, (ii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, and (iv) the cumulative effect of a change in accounting principles shall be excluded.

    "CONSOLIDATED NET WORTH" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Restricted Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern made within 12 months after the acquisition of such business) subsequent to the date of the Indenture in the book value of any asset owned by such Person or a consolidated Restricted Subsidiary of such Person, (y) all Investments as of such date in unconsolidated Restricted Subsidiaries and in Persons that are not Restricted Subsidiaries and (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

    "CONTINUING DIRECTOR" means, as of any date of determination, any member of our Board of Directors who (i) was a member of such Board of Directors on the Original Issue Date or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Directors constituting Continuing Directors who were members of such Board at the time of such nomination or election.

    "CORPORATE TRUST OFFICE OF THE TRUSTEE" shall be at the address of the Trustee specified in the Indenture or such other address as the Trustee may give notice to the Company.

    "CREDIT ENHANCEMENT AGREEMENTS" means, collectively, any documents, instruments or agreements entered into by us or, any of our Restricted Subsidiaries with any Person exclusively for the purpose of providing credit support for Asset-Backed Securities issued in connection with Securitizations.

    "CUSTODIAN" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

    "DEFAULT" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

    "DISQUALIFIED STOCK" means any Capital Stock that either (A) by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (i) matures or is mandatorily redeemable, in whole or in part, pursuant to a sinking fund obligation or otherwise or, (ii) is convertible into or exchangeable for Indebtedness or Disqualified Stock, in whole or in part, or (iii) is redeemable, in whole or in part, at the option of the Holder thereof at any time, in any such case, on or prior to the date that is 91 days after the date on which the Secured Notes mature, or (B) is designated by us (in a resolution of the Board of Directors delivered to the Trustee) as Disqualified Stock.

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    "ELIGIBLE RECEIVABLES" means, at the time of determination, Receivables meeting the sale or loan eligibility criteria set forth in one or more of the Warehouse Facilities to which we are or any of our Restricted Subsidiaries is a party at such time and is eligible for sale in a Securitization.

    "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire such Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, such Capital Stock).

    "ESCROW AGENT" means the Person designated as such in the Escrow Agreement. As of the Issue Date, the Trustee is the Escrow Agent.

    "ESCROW AGREEMENT" means that certain Escrow Agreement, dated the date of the Indenture and substantially in the form attached to the Indenture, between us and the Trustee, as such agreement may be amended, modified or supplemented from time to time.

    "EXCESS SPREAD" means, over the life of a pool of Receivables that have been sold by us or a Restricted Subsidiary in a Securitization, the rights, other than servicing rights, retained by us or such Restricted Subsidiary at or subsequent to the closing of such Securitization or sale with respect to such pool, to receive cash flows attributable to such pool.

    "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

    "FAIR MARKET VALUE" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between an informed and willing seller and an informed and willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

    "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

    "GUARANTEE" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness. Notwithstanding the foregoing, the term "Guarantee" does not include obligations pursuant to representations, warranties, covenants and indemnities in connection with a Securitization or Warehouse Facility.

    "GUARANTEED OBLIGATIONS" shall mean all of the following obligations, whether now existing or hereafter incurred: (i) the due and punctual payment of the principal and premium, if any, of, and interest on, the Secured Notes when and as the same shall be due and payable, by acceleration, repurchase, redemption or otherwise, interest on the overdue principal of and interest (to the extent permitted by law), if any, on the Secured Notes and under the Indenture (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to our or any Subsidiary Guarantor's bankruptcy, insolvency or reorganization; (ii) the due performance and observance by us and of each Subsidiary Guarantor of all if its other obligations from time to time existing in respect of the Indenture, the Secured Notes, the Subsidiary Guarantees, the Collateral Agreements and the Related Agreements; and (iii) all fees, costs, charges and expenses paid or incurred by the Trustee or any Holder or Beneficial Holder in connection with the creation, protection and preservation or enforcement of its or their rights under any of the Indenture, the Secured Notes, the Subsidiary Guarantees, the Collateral Agreements and the Related Agreements, on a full indemnity basis.

    "HEDGING OBLIGATIONS" means, with respect to any Person, the net obligations of such Person under (i) interest rate or currency swap agreements, cap agreements, collar agreements and related agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in value of

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assets owned, financed or sold, or of liabilities incurred or assumed, or of pre-funding arrangements, in any case in the ordinary course of business of such Person and not for speculative purposes.

    "HOLDER" means a person in whose name a New Note is registered.

    "INDEBTEDNESS" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of (i) borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the unpaid deferred balance of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, (ii) all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person), (iii) without duplication, all Warehouse Debt, (iv) all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock and, in the case of any Subsidiary Guarantor, preferred stock (but excluding in each case any accrued dividends thereon), and (v) to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person to the extent of any Guarantee of such indebtedness provided by such Person. Except in the case of Warehouse Debt (the amount of which shall be determined in accordance with the definition thereof) and except in the case of Hedging Obligations (the amount of which shall be determined on a net basis after rights of set-off and related positions), the amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date. Notwithstanding the foregoing, the term "Indebtedness" does not include obligations pursuant to representations, warranties, covenants and indemnities in connection with a Securitization or Warehouse Facility.

    "INTEREST PAYMENT DATE" means the stated maturity of an installment of interest on the Secured Notes on February 1 and August 1 of each year.

    "INVESTMENTS" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including Guarantees of Indebtedness), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that an acquisition of Equity Interests or other securities by us for consideration consisting of our common equity securities (other than Disqualified Stock) shall not be deemed to be an Investment.

    "ISSUE DATE" means the date of first issuance of the Secured Notes under the Indenture.

    "LEGAL HOLIDAY" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

    "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

    "MATURITY DATE" means August 1, 2004.

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    "MILLER STOCKHOLDERS" means (i) any of Hugh Miller, Lee Miller, Marc E.
Miller and Sidney Miller; (ii) any spouse or lineal descendent of any Person named in clause (i); and (iii) any trust of which the beneficial interests in such are held by any of the Persons named in clauses (i) and (ii).

    "NET INCOME" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any asset sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

    "NET PROCEEDS" means the aggregate Cash Equivalent proceeds received by us or any of our Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any Cash Equivalent received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect to the sale price of such asset or assets established in accordance with GAAP.

    "NET WORTH" as of any date of determination, means our, the Subsidiary Guarantors and their Subsidiaries net worth on a consolidated basis as determined in accordance with GAAP.

    "NON-RECOURSE DEBT" means Indebtedness (i) as to which neither we nor any of our Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), or
(b) is directly or indirectly liable (as a guarantor or otherwise); and (ii) as to which the lenders have been notified in writing that they will not have any recourse to our or any of our Restricted Subsidiaries' stock or assets.

    "OBLIGATIONS" means any principal, interest, penalties, fees and other liabilities payable under the documentation governing any Indebtedness.

    "OFFICER" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice President of such Person.

    "OFFICERS' CERTIFICATE" means a certificate signed on our behalf by two of our Officers, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer.

    "OPINION OF COUNSEL" means an opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

    "ORIGINAL ISSUE DATE" means July 23, 1997.

    "OWNER TRUSTEE" means the Owner Trustees under the Residual Collateral Trust Agreements. As of the Issue Date, Wilmington Trust Company is the Owner Trustee.

    "PAYING AGENT" means the office or agency maintained by us where Secured Notes may be presented or surrendered for payment, except that, for the purposes of Articles Three and Eight of the Indenture relating to redemption of the Secured Notes and satisfaction and discharge of the Indenture, respectively, and offers to repurchase the Secured Notes upon a Change in Control, we, any Subsidiary or Affiliate (including, without limitation, any Miller Stockholder) shall not be the Paying Agent.

                                       59

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    "PERMITTED BUSINESSES" means any consumer or commercial finance business or any financial service business.

    "PERMITTED HOLDER" means any of Messrs. Sidney A. Miller, Hugh Miller, Marc
E. Miller and Lee Miller, any spouse or lineal descendant thereof or any trust all of the beneficiaries of which are any of the foregoing.

    "PERMITTED INVESTMENTS" means (a) any Investment in (x) us or in a Restricted Subsidiary that is a Subsidiary Guarantor (other than the Canadian Subsidiaries) and (y) any Investment in the Canadian Subsidiaries that is a cash capital contribution that does not exceed $3,000,000 in the aggregate since the Issue Date; (b) any Investment in Cash Equivalents; (c) any Investment by us or any Restricted Subsidiary in a Person if, as a result of such Investment, (i) such Person becomes (x) a Wholly-Owned Restricted Subsidiary and (y) a Subsidiary Guarantor that is engaged in a Permitted Business or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, us or a Wholly-Owned Restricted Subsidiary that is a Subsidiary Guarantor and that is engaged in a Permitted Business; (d) any Investment in Receivables, Residual Receivables or Servicing Receivables (without giving effect to the proviso contained in the definition thereof) or in the Capital Stock of an entity substantially all of the assets of which are Residual Receivables or Servicing Receivables made in the ordinary course of business, provided that after giving effect to such Investment, the Company remains in compliance with the Residual Receivables Coverage Ratio; (e) any investment in a Securitization Trust established by us or any Subsidiary thereof made in the ordinary course of business; and (f) other Investments in any Person (other than any of our Affiliates that is not also one of our Restricted Subsidiaries (other than the Canadian Subsidiaries) ) not exceeding $10.0 million in the aggregate since the Original Issue Date (x) that are made with the proceeds of Subordinated Indebtedness and/or (y) that are made with (A) the proceeds of Subordinated Indebtedness and/or (B) cash not exceeding $3,000,000 in the aggregate.

    "PERMITTED LIENS" means (i) Liens on Receivables or other assets securing Warehouse Debt or Hedging Obligations (or Guarantees of Warehouse Debt or Hedging Obligations); (ii) Liens in favor of us or any Restricted Subsidiary;
(iii) Liens on property of a Person existing at the time such Person is merged into or consolidated with us or any of our Restricted Subsidiaries; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with us or such Restricted Subsidiary; (iv) our Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary, provided that such Liens were in existence prior to the contemplation of such acquisition; (v) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other Obligations of a like nature incurred in the ordinary course of business; (vi) Liens to secure Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property used in the business of the Company or any Restricted Subsidiary, in an aggregate principal amount not to exceed $15.0 million in the aggregate since the Original Issue Date; (vii) Liens existing on the Original Issue Date; (viii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (ix) Liens (including, without limitation, Liens on Residual Receivables) in favor of a monoline insurance company or other provider of credit enhancement pursuant to a Credit Enhancement Agreement; (x) Liens incurred in our or any of our Restricted Subsidiaries ordinary course of business with respect to Obligations that do not exceed $1.0 million at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by us or such Restricted Subsidiary; (xi) Liens imposed by law, including but not limited to carriers', warehousemen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or, other Liens arising out of judgments or awards against us or any of our Restricted Subsidiaries with respect to which we or such Restricted Subsidiary shall then be proceeding with an appeal or other proceedings for review; (xii) survey exceptions, easements and other restrictions on the use of property; (xiii) Liens securing Indebtedness the proceeds of which were

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utilized by us or a Restricted Subsidiary solely to fund or reimburse any advances to Securitization Trusts permitted by clause (v) of the second paragraph of Section 4.07 of the Indenture, provided that such Liens encumber no assets other than the contractual right of us or such Restricted Subsidiary, as the case may be, to be reimbursed in respect of any such advances; (xiv) Liens on assets of our Unrestricted Subsidiaries that secure Non-Recourse Debt of our Unrestricted Subsidiaries; (xv) Liens to secure any Refinancing (or successive Refinancings), in whole or in part, of any Indebtedness (or commitment for Indebtedness) existing on the Original Issue Date, provided, however, that (A) any such new Lien shall be a Lien on the same asset class or interest securing the original Lien and (B) the Indebtedness secured by such Lien is not, solely by virtue of the Refinancing (unless otherwise permitted by the Indenture), increased to an amount greater than the greater of (1) the outstanding principal amount of the Indebtedness existing on the Original Issue Date secured by such Lien, or (2) if such Lien secures Indebtedness under a line of credit, the commitment amount of such line of credit existing on the Original Issue Date;
(xvi) Liens on (A) Servicing Receivables, (B) Residual Receivables not utilized in the determination of the Minimum Residual Amount and/or (C) the Capital Stock of our Restricted Subsidiaries (other than the Residual Collateral Trusts) substantially all of the assets of which are Residual Receivables and/or Servicing Receivables; (xvii) any Liens arising under the Indenture or the Collateral Agreements; (xviii) with respect to the Collateral, Liens with respect to which the Holders of a majority of the principal amount of the Secured Notes have consented. Any determination of Senior Residual Receivables shall be based on the consolidated balance sheet of the Company and its Restricted Subsidiaries for the most recently ended fiscal quarter for which financial statements are available, after giving pro forma effect to the Lien for which such determination is being made and to any other sale of or Lien on or reduction of Residual Receivable since the date of such balance sheet. Notwithstanding anything herein to the contrary, Permitted Liens shall not include Liens on Collateral and any Capital Stock of the Canadian Subsidiaries not constituting Collateral, other than the Liens created by the Collateral Agreements.

    "PERMITTED REFINANCING INDEBTEDNESS" means any of our or our Restricted Subsidiaries' Indebtedness or Disqualified Stock issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness or Disqualified Stock (other than Indebtedness incurred pursuant to certain exemptions from the Indenture's restrictions on the incurrence of Indebtedness); provided that: (i) the principal amount (or accreted value, if applicable) or mandatory redemption amount of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable) or mandatory redemption amount, plus accrued interest or dividends on, the Indebtedness or Disqualified Stock so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of contractual prepayment charges and reasonable expenses incurred in connection therewith);
(ii) such Permitted Refinancing Indebtedness has a final maturity or final redemption date later than the final maturity or final redemption date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness or Disqualified Stock being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness or Disqualified Stock being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Secured Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to, the Secured Notes on terms at least as favorable to the Holders of the Secured Notes as those contained in the documentation governing the Indebtedness or Disqualified Stock being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred or such Disqualified Stock is issued either by us or by the Restricted Subsidiary who is the obligor on the Indebtedness or Disqualified Stock being extended, refinanced, renewed, replaced, defeased or refunded.

    "PERMITTED WAREHOUSE DEBT" means our or a Restricted Subsidiary's Warehouse Debt outstanding under one or more Warehouse Facilities (excluding any Guarantees issued by us or a Restricted Subsidiary in connection therewith); provided, however, that (i) the assets purchased with proceeds of such Warehouse Debt are or, prior to any funding under the Warehouse Facility with respect to such assets, were eligible to be recorded as held for sale on the consolidated balance sheet of the Company and its Restricted Subsidiaries in accordance with GAAP, (ii) such Warehouse Debt will be deemed Permitted Warehouse Debt (a) in the case of a Purchase Facility, only to the extent the holder of such Warehouse Debt has no contractual recourse to the Company or any of its Restricted Subsidiaries to satisfy claims in respect of such Warehouse Debt in excess of the realizable value of the Eligible Receivables financed thereby, and (b) in the

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case of any other Warehouse Facility, at the time such Warehouse Debt is incurred, only to the extent of the lesser of (A) the amount advanced by the lender with respect to the Eligible Receivables financed under such Warehouse Facility, and (B) 100% of the aggregate principal amount of such Eligible Receivables and (iii) any such Indebtedness incurred under such Warehouse Facility has not been outstanding in excess of 364 days.

    "PERSON" means any individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

    "PLEDGE AGREEMENT" means any of those certain Pledge Agreements dated as of the date of the Indenture, as such agreements may be amended, modified or supplemented from time to time.

    "PRINCIPAL" of a debt security means the principal of the security plus the premium, if any, on the security.

    "PURCHASE FACILITY" means any Warehouse Facility in the form of a purchase and sale facility pursuant to which we or a Restricted Subsidiary sells Receivables to a financial institution, commercial paper facility or conduit and retains a right of first refusal or other repurchase arrangement upon the subsequent resale of such Receivables by such financial institution, commercial paper facility or conduit.

    "RECEIVABLES" means consumer and commercial loans, leases and receivables purchased or originated by us or any Restricted Subsidiary; provided, however, that for purposes of determining the amount of a Receivable at any time, such amount shall be determined in accordance with GAAP, consistently applied, as of the most recent practicable date.

    "REDEMPTION DATE," when used with respect to any Secured Note to be redeemed, means the date fixed for such redemption pursuant to the Indenture and the Secured Notes.

    "REDEMPTION PRICE," when used with respect to any Secured Note to be redeemed, means the price fixed for such redemption pursuant to the Indenture and the Secured Notes.

    "REFINANCE" means, in respect of any Indebtedness, to extend, refinance, renew, replace, defease, refund, repay, prepay, redeem, or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

    "REGISTRAR" shall be the Trustee.

    "REGISTRATION RIGHTS AGREEMENT" means that certain Registration Rights Agreement, dated the date of the Indenture, between ChaseMellon Shareholder Services, L.L.C., as warrant agent, and us, substantially in the form attached to the Indenture as such agreement may be amended, modified or supplemented from time to time.

    "RELATED AGREEMENTS" means Warrant Agreement, Registration Rights Agreement, Escrow Agreement, the Residual Collateral Trust Agreements, Administration Agreements and the Back-up Servicing Agreement.

    "RESIDUAL COLLATERAL TRUST AGREEMENTS" means those certain Deposit Trust Agreements, dated as of the date of the Indenture and substantially in the form attached to the Indenture, as such agreements may be amended, modified or supplemented from time to time.

    "RESIDUAL COLLATERAL TRUSTS" means Delta Funding Residual Holding Trust 2000-1 ("Trust 2000-1") and Delta Funding Residual Holding Trust 2000-2 ("Trust 2000-2") formed by DF Special Holdings and Delta Funding, respectively, to hold Residual Receivables in accordance with the Indenture. The Residual Collateral Trusts shall be deemed Restricted Subsidiaries and Trust 2000-1 and Trust 2000-2 will be wholly-owned subsidiaries of DF Special Holdings and Delta Funding, respectively.

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    "RESIDUAL RECEIVABLES" means at any time, our and our Restricted
Subsidiaries capitalized asset value of Excess Spread (including, without limitation, subordinated, interest-only and residual certificates of a Securitization Trust), with respect to any Receivable pool of any Securitization Trust, calculated in accordance with GAAP.

    "RESTRICTED INVESTMENT" means an Investment other than a Permitted
Investment.

    "RESTRICTED SUBSIDIARY" means any Subsidiary other than an Unrestricted Subsidiary. As of the date of the Indenture, the Restricted Subsidiaries are Delta Funding Corporation, DF Special Holdings Corporation, Fidelity Mortgage Inc., DFC Financial Corporation, DFC Financial of Canada Limited, DFC Funding of Canada Limited, Continental Property Management Corp. and the Residual Collateral Trusts.

    "SEC" means the Securities and Exchange Commission.

    "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

    "SECURITIZATION" means either (i) a NIMS or (ii) a public or private transfer of Receivables or Servicing Receivables in the ordinary course of business and by which we or a Restricted Subsidiary directly or indirectly securitizes a pool of specialized Receivables or Servicing Receivables, including any such transaction involving the sale of specialized Receivables or Servicing Receivables to a Securitization Trust.

    "SECURITIZATION TRUST" means any Person that is not a Restricted Subsidiary established exclusively for the purpose of (x) issuing securities in connection with any Securitization, the obligations of which are either (i) without recourse to the Company or any of its Subsidiaries (other than obligations constituting Indebtedness incurred in accordance with the Indenture) or (ii) treated as a sale in accordance with GAAP or (y) a special purpose vehicle formed to facilitate a Securitization. Without limiting the foregoing, the Residual Collateral Trusts are not Securitization Trusts.

    "SECURITY AGREEMENTS" means any of those certain Security Agreements dated as of the date of the Indenture, as such agreements may be amended, modified or supplemented from time to time.

    "SENIOR INDEBTEDNESS" means all Indebtedness of any Person that is not subordinated in right of payment to any other Indebtedness or other obligations of such Person, excluding Permitted Warehouse Debt and Hedging Obligations permitted to be incurred under the Indenture and, in the case of Indebtedness secured by Senior Residual Receivables, the lesser of (x) the amount of such Indebtedness and (y) the amount of the Senior Residual Receivables securing such Indebtedness.

    "SENIOR RESIDUAL RECEIVABLES" means Residual Receivables which have not been created as the result of or in connection with the sale, securitization or other disposition of other Residual Receivables.

    "SERVICING RECEIVABLES" means all rights arising by virtue of being the servicer of Receivables including without limitation, the right to receive servicing fees, ancillary income, reinvestment income, prepayment premiums, reimbursements for advances, or any interest in such rights, whether or not such rights or interests are certificated; provided, however, that Servicing Receivables excludes the right to be or to replace the servicer except for the servicer in connection with the Securitization, whole loan sale, or pledge of Receivables under Warehouse Lines.

    "SIGNIFICANT SUBSIDIARY" means any subsidiary that would be a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended.

    "SUBORDINATED INDEBTEDNESS" means any of our Indebtedness or that of the Subsidiary Guarantors and their Subsidiaries on a consolidated basis in accordance with GAAP, the payment of which is subordinated to payment of Obligations to the Holders and which has a maturity date later than the Maturity Date.

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    "SUBSIDIARY" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership or limited liability company (a) the sole general partner or the managing general partner or managing member of which is such Person or a Subsidiary of such Person or (b) the only general partners or managing members of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

    "SUBSIDIARY GUARANTEE" means the Guarantees of (i) the Subsidiary Guarantors and (ii) any other Person that executes such a Guarantee in accordance with the provisions of the Indenture, and their respective successors and assigns.

    "SUBSIDIARY GUARANTOR" means any Subsidiary of the Company that is required to execute a Subsidiary Guarantee in accordance with the provisions of the Indenture and their respective successors and assigns. As of the date of the Indenture, the Subsidiary Guarantors are Delta Funding Corporation, DF Special Holdings Corporation, Fidelity Mortgage Inc., DFC Financial of Canada Limited, DFC Funding of Canada Limited, Continental Property Management Corp. and the Residual Collateral Trusts.

    "TANGIBLE NET WORTH" means Net Worth, less the sum of the following (without duplication): (a) any other assets of the Company, the Subsidiary Guarantors and their consolidated Subsidiaries which would be treated as intangibles under GAAP including, without limitation, any write-up of assets (other than adjustments to market value to the extent required under GAAP with respect to excess servicing, residual interests in offerings of Asset-Backed Securities and Asset-Backed Securities which are interest-only securities), good-will, research and development costs, trade-marks, trade names, copyrights, patents and unamortized debt discount and expenses and (b) loans or other extensions of credit to officers of the Company or of any of their consolidated Subsidiaries other than Mortgage Loans made to such Persons in the ordinary course of business.

    "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb), as amended, as in effect on the date of the execution of the Indenture.

    "TOTAL ADJUSTED LIABILITIES" means total liabilities minus deferred taxes of the Company, the Subsidiary Guarantors and their Subsidiaries, all as determined on a consolidated basis, in accordance with GAAP.

    "TRUSTEE" means the party named as such in the Indenture until a successor replaces it in accordance with the provisions of the Indenture and thereafter means such successor.

    "UNENCUMBERED LIQUID ASSETS" means the aggregate of (x) cash owned by the Company and its Subsidiaries on a consolidated basis not subject to pledge or lien in favor of any third party, (y) the cash in the Cash Escrow Account and
(z) the Fair Market Value of all mortgage loans owned by the Company or any of its Subsidiaries not subject to a pledge or lien in favor of any third party.

    "UNRESTRICTED SUBSIDIARY" means either (i) a Securitization Trust or (ii) any Subsidiary that is not, under the definition of "Subsidiary Guarantor", listed as a Subsidiary Guarantor as of the date of the Indenture and is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution; but only to the extent that such Subsidiary: (a) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary that those that might be obtained at the time from Persons who are not Affiliates of the Company; (b) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (other than obligations constituting Indebtedness incurred in accordance with the Indenture's restrictions on the incurrence of Indebtedness) (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and (c) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries. Any such designation by

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the Board of Directors shall be evidenced to the Trustee by filing with the
Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by the Indenture. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under the the Indenture, the Company shall be in default of such covenant). The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness and issuance of preferred stock by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness and preferred stock is permitted under the Indenture (ii) such Subsidiary becomes a Subsidiary Guarantor, and (iii) no Default or Event of Default would exist following such designation.

    "VOTING STOCK" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote generally in the election of the Board of Directors of such Person.

    "WAREHOUSE DEBT" means Indebtedness of the Company or a Restricted Subsidiary equal to the greater of (x) the consideration received by the Company or its Restricted Subsidiaries under a Warehouse Facility and (y) in the case of a Purchase Facility, the book value of the Eligible Receivables financed under such Warehouse Facility, until such time as such Eligible Receivables are (i) securitized, (ii) repurchased by the Company or its Restricted Subsidiaries or
(iii) sold by the counterparty under the Warehouse Facility to a Person who is not an Affiliate of the Company, including any Guarantees issued by the Company or a Restricted Subsidiary in connection therewith.

    "WARRANT AGENT" means the Person designated as such in the Warrant Agreement and the Registration Rights Agreement, respectively. As of the Issue Date, the Warrant Agent is ChaseMellon Shareholder Services, L.L.C.

    "WARRANT AGREEMENT" means that certain Warrant Agreement, dated the date of the Indenture and substantially in the form attached to the Indenture, between the Company and ChaseMellon Shareholder Services, L.L.C., as warrant agent, as such agreement may be amended, modified or supplemented from time to time.

    "WAREHOUSE FACILITY" means any funding arrangement, including Purchase Facilities, with a financial institution or other lender or purchaser or any conduit or special purpose vehicle used in connection with such funding arrangement, to the extent (and only to the extent) that the Company or any of its Restricted Subsidiaries incurs Warehouse Debt thereunder exclusively to finance or refinance the purchase or origination of Receivables by the Company or a Restricted Subsidiary prior to securitization, as such arrangements may be amended, modified, waived or supplemented from time to time.

    "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness or Disqualified Stock at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity (or final redemption, in the case of Disqualified Stock), in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness or mandatory redemption amount of Disqualified Stock.

    "WHOLLY-OWNED RESTRICTED SUBSIDIARY" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Restricted Subsidiaries of such Person.

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                           DESCRIPTION OF THE WARRANTS

    The following description is a summary of the material terms of the Warrants as set forth in the Warrant Agreement (the "Warrant Agreement") by and between ChaseMellon Shareholders Services L.L.C., as warrant agent (the "Warrant Agent"), and us. Also described below are the material terms of the Registration Rights Agreement (the "Registration Rights Agreement") by and between the Warrant Agent and us, pursuant to which we have agreed to register with the SEC the shares of Common Stock issuable upon exercise of the Warrants. The following descriptions do not restate or fully summarize the Warrant Agreement and the Registration Rights Agreement, and are subject to and qualified in their entirety by reference to the Warrant Agreement and the Registration Rights Agreement. Copies of the Warrant Agreement and the Registration Rights Agreement may be obtained without charge by holders of Old Notes upon request as specified in the section of this Offering Circular entitled "Available Information" on page 2. We urge you to read the Warrant Agreement and the Registration Rights Agreement because those agreements, and not this description, defines your rights as a holder of Warrants.

General

    In connection with the Exchange, we have agreed to issue to the holders of the Secured Notes Warrants to purchase up to an aggregate of 1,590,000 shares of Common Stock. The Warrants will be issued at the rate of 10.6 Warrants for each $1,000 principal amount of Senior Notes issued in the exchange. Fractional Warrants being issued to a Holder in the Exchange will be rounded up to the nearest whole share. Each Warrant is exercisable at any time after the date of issuance until 5:00 p.m. (New York City time) on the Expiration Date for one share of Common Stock.

Exercise Price

    The initial exercise price (the "Exercise Price") payable upon exercise of the Warrants is $9.10 per share of Common Stock, subject to adjustment as described below. The exercise price must be paid in lawful money of the United States of America.

    If during the first two years following the date of issuance of the Warrants we issue shares of Common Stock (or a security convertible into or exchangeable for shares of Common Stock) for a purchase price equal to or greater than $15 million (each such transaction, an "Equity Buy-In"), the Exercise Price will be adjusted so that the adjusted exercise price will be 110% of the per share consideration received by us in connection with such transaction. The Exercise Price will be so adjusted each time we engage in an Equity Buy-In during the two year period following the date of issuance of the Warrants.

    If there is no Equity Buy-In on or before the second anniversary of the issuance of the Warrants, the exercise price will be $0.01, subject to further adjustment from time to time as provided in the antidilution provisions contained in the Warrant Agreement and described below.

Expiration

    The Warrants will expire on the earlier to occur of (i) the tenth anniversary date of their date of issuance or (ii) the date on which all of our obligations and the obligations of the Subsidiary Guarantors under the Indenture and the Secured Notes have been satisfied in full. At such time all rights evidenced by the Warrant certificates will become void.

Antidilution

    The Warrant Agreement contains customary antidilution provisions which are summarized below.

    Each time that we (i) declare a dividend on the Common Stock which is payable in shares of Common Stock, (ii) subdivide or reclassify the outstanding Common Stock or (iii) combine or reclassify the outstanding Common Stock into a smaller number of shares, the Exercise Price and the number of shares issuable upon exercise of the Warrants will be adjusted in accordance with the Warrant Agreement.

    Each time that we issue Common Stock (other than Permitted Issuances, as discussed below) at a price per share less than the lesser of (i) the average market price per share of Common Stock or (ii) if the

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Exercise Price has been adjusted due to an Equity Buy-In (as described above),
91% of such adjusted Exercise Price, the Exercise Price and the number of shares of Common Stock issuable upon exercise of the Warrants will be adjusted to ensure that the equity interest to which the holders of the Warrants are entitled is not diluted by such event.

    The adjustment described in the immediately preceding sentence will not apply to "Permitted Issuances," defined in the Warrant Agreement as the issuance of up to 3,184,175 rights, stock options or shares of Common Stock to our employees and regularly engaged consultants pursuant to our existing stock option plans or any stock option plans we hereafter adopt or pursuant to any restricted share agreement we hereafter adopt. We are permitted to issue such rights, stock options or shares of Common Stock in accordance with a formula contained in the Warrant Agreement.

    In the event that we are a party to any transaction (including, without limitation, a merger, consolidation, sale of all or substantially all of our assets or recapitalization of the Common Stock but excluding any transaction described in the first paragraph of this subsection) in which the previously outstanding shares of Common Stock are changed into or exchanged for different securities of ours or common stock or other securities of another entity or other property (including cash) or any combination of any of the foregoing, then, the holders of Warrants will be entitled, upon exercise of the Warrants, to (i) the aggregate amount of stock, securities, cash and/or any other property (payable in kind), into which each share of Common Stock is changed or exchanged times (ii) the number of shares of Common Stock for which each Warrant is exercisable immediately prior to the consummation of such transaction.

Tag Along Rights

    In the event that one or more Miller Stockholders (as defined below) desires to transfer their holdings of Common Stock (or any security into which any such Common Stock may have been converted or for which it may have been exchanged), the holder of the Warrants will have a "tag along" right to participate in such transfer by including a number of shares of Common Stock equal to its pro rata share of all shares of Common Stock to be eventually included in the transfer. To participate, a holder of Warrants will exercise Warrants sufficient in number to yield the number of shares to be included by such holder in the transfer.

    The tag along rights will not apply to transfers to a "Permitted Transferee," defined in the Warrant Agreement as (i) any spouse or lineal descendant of the Miller Stockholder transferring shares of Common Stock, (ii) any trust all of the beneficial interests in which are held by such Miller Stockholder and/or such Miller Stockholder's spouse and/or lineal descendants and (iii) any person or entity if, after giving effect to the transfer of Common Stock to such person or entity, the Miller Stockholders in the aggregate would continue to be the record and beneficial owners of at least a majority of the outstanding shares of Common Stock (or other equity interests) of the Company or of any corporation or other entity which is the surviving entity in any merger or consolidation to which the Company is a party.

    The tag-along rights will apply only to the first transaction or series of related transactions that does not constitute a transfer to a Permitted Transferee.

    "Miller Stockholder" means each of Hugh Miller, Lee Miller, Marc E. Miller and Sidney Miller and their respective Permitted Transferees described in clause
(i) or (ii) of the definition of "Permitted Transferee."

Miscellaneous Provisions

    The Warrant Agreement contains customary provisions regarding, inter alia, notice of certain events, remedies and no fractional shares.

Registration Rights

    The Registration Rights Agreement covers shares of Common Stock issued upon exercise of the Warrants and any shares of Common Stock which may be acquired by the holders of Warrants upon exercise of the Warrants (the "Registrable Securities").

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    At any time after the date of issuance of the Old Notes and the Warrants, the persons owning 25% or more of the Registrable Securities then outstanding may request registration with the SEC of all or part of their Registrable Securities.

    We will not be obligated to register any securities pursuant to a demand registration (i) unless there is requested to be included in such registration at least 25% of the Registrable Securities then outstanding or (ii) if a prior demand registration was declared effective within a period commencing 6 months prior to the date of the written request for such demand registration and such prior demand registration was maintained effective for a period of not less than 180 days, or such shorter period during which all Registrable Securities covered by such prior demand registration were sold or withdrawn. In no event will we be required to effect more than a total of four (4) demand registrations pursuant to the Registration Rights Agreement.

    In addition to the demand registrations, we have agreed that in the event we propose to file at any time after the date of issuance of the Warrants a registration statement on any form, including any demand registration, for the registration of securities under the Securities Act of any class of our securities other than in connection with an offering solely to our employees or an offering pursuant to a registration statement on Form S-4 under the Securities Act, then we shall offer in writing to each holder of Registrable Securities the opportunity to include in such registration statement such number of Registrable Securities as each may request.

    In the event of an underwritten offering, the underwriter will have the authority to reduce the number of Registrable Securities included in the registration if in the opinion of the underwriter, the distribution of Registrable Securities concurrently with the securities being registered by us would adversely affect our distribution of such securities.

    We must use our best efforts to prepare and file with the SEC not later than 60 days after receipt of a request for registration of Registrable Securities, a registration statement covering such securities. We may extend such 60-day period for up to one additional period of 60 days if at the time of the request for registration our board of directors determines in good faith that such registration is likely to have an adverse effect on a material merger, acquisition or other form of material business combination.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    The following summary of the material federal income tax consequences of the Offer is for general information only. It is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the applicable Treasury Regulations promulgated and proposed thereunder, judicial authority and current administrative rulings and practice, all of which are subject to change, possibly on a retroactive basis. This discussion does not purport to address (i) all aspects of federal income taxation that may be relevant to particular holders in light of their personal circumstances; (ii) all aspects of the federal income tax consequences to certain types of holders subject to special treatment under the Code (for example, life insurance companies, tax- exempt organizations, banks, dealers in securities, foreign corporations and nonresident alien individuals); or (iii) the effect of any applicable state, local or foreign tax laws. Finally, this discussion assumes that all Old Notes, Secured Notes, Warrants, and any common stock received upon the exercise of the Warrants are (or in the case of the common stock, will be) held as capital assets (as defined in the Code) by the holder thereof.

Issuance of Warrants

    Although the treatment for federal income tax purposes of the payment of the Warrants is not entirely clear, we intend to treat such payment as a consent fee. Under this treatment, the fair market value of the Warrants received by a holder in connection with the Offer should be included in the holder's gross income as ordinary income for federal income tax purposes and the tax basis of the Warrants should equal such fair market value. If the Warrants are exercised, the basis of the Common Stock received upon the exercise should equal the amount previously included in income upon the receipt of the Warrants, plus any consideration paid upon the exercise of the Warrants. If the Warrants are not exercised, the amount previously included in income upon the receipt of the Warrants should be treated as a capital loss upon the lapse or expiration of the Warrants. With certain exceptions, capital losses generally can only be deducted in any year up to an amount equal to capital gains.

Consequences of the Exchange of Old Notes for Secured Notes and Warrants

    If the exchange of the Old Notes for the Secured Notes and the Warrants is not a "significant modification" of the Old Notes under Treasury Regulations relating to the modification of debt instruments (the "Modification Regulations"), a holder of Old Notes should not recognize gain or loss upon the receipt of the Secured Notes for its Old Notes and should have the same adjusted tax basis and holding period in the Secured Notes as it had in the Old Notes prior to the exchange. However, as indicated above, the holder of Old Notes should recognize ordinary income equal to the fair market value of the Warrants it receives in connection with the Offer.

    The issuance of the Warrants may be treated as changing the yield of the Old Notes. Under the Modification Regulations, a modification of a debt instrument that changes the annual yield of the debt instrument constitutes a significant modification if the annual yield of the debt instrument after the modification, measured from the date of the agreement to such modification, varies from the annual yield on the original unmodified debt instrument by more than the greater of 0.25 percent or 5 percent of the annual yield of the unmodified instrument (the "Yield Change Threshold"). Calculation of such yield is to take into account both accrued and unpaid interest on the debt instrument at such date and the payment of any consideration given in exchange for consent to the modifications, which in the case at hand could include the value of the Warrants. Based on an estimate of the fair market value of the Warrants, we do not believe that the issuance of the Warrants should change the yield on the Old Notes by more than the Yield Change Threshold, and accordingly, do not intend to treat the issuance of the Warrants as resulting in a significant modification of the Old Notes for federal income tax purposes. We do not make any representation as to the fair market value of the Warrants and all holders of Old Notes should consult their advisors regarding the valuation of the Warrants and whether their issuance should be treated as a significant modification of the Old Notes for federal income tax purposes.

    The Modification Regulations provide that the addition, deletion or alteration of customary accounting and financial covenants does not result in a significant modification. Applying this standard, we do not

                                       69

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believe that the adoption of the Proposed Amendment should be treated as a significant modification of the Old Notes.

    The addition of security for a debt instrument can in certain circumstances result in the significant modification of the debt instrument. The Modification Regulations provide that a modification which substitutes, adds or otherwise alters the collateral for a recourse debt instrument is a significant modification only if the modification results in a change in payment expectations. A change in payment expectations is treated as occurring if there is a substantial enhancement of the obligor's capacity to meet the payment obligation under a debt instrument and that capacity was primarily speculative prior to the modification and is adequate after the modification. In testing whether the addition or alteration of collateral is a significant modification, all other simultaneous modifications to the debt instrument are treated as having already occurred. Although not entirely clear under the Modification Regulations, we believe that, after taking into account the Proposed Amendments and, among other things, our resulting increased ability to incur additional indebtedness and to engage in asset sales, the addition of the Capital Shares of the Restricted Subsidiaries, the beneficial interests in the Residual Collateral Trusts, the Cash Escrow Account and the Servicing Collateral as collateral for the Secured Notes should not result in a change in payment expectation as just described and accordingly, we do not intend to treat the addition of such security as resulting in a significant modification of the Old Notes.

    The Modification Regulations provide that to the extent the modifications of the kind described above do not separately constitute significant modifications, they will not collectively result in a significant modification. However, all other changes in the provisions of the Secured Notes as compared to the Old Notes, which are not specifically addressed in the Modification Regulations and which are not discussed above, must be considered collectively when determining whether they can cause a significant modification of the Old Notes. We believe that, based on the facts and circumstances, when these other changes are considered collectively (apart from the changes described in the previous paragraphs), the legal rights and obligations that are altered, and the degree to which they are altered, as a result of such changes should not be considered "economically significant" and accordingly should not be treated as a significant modification of the Old Notes.

    If the Proposed Amendments, the issuance of the Warrants, or any other changes in the provisions of the Secured Notes as compared to the Old Notes is considered a significant modification of the exchanged Old Notes under the Modification Regulations, the exchange of the Old Notes for the Secured Notes and Warrants could, if the Secured Notes are not considered securities for federal income tax purposes ("tax securities"), constitute a taxable event under which (i) an exchanging holder, in addition to recognizing ordinary income equal to the fair market value of the Warrants, recognizes gain or loss equal to the difference between the "issue price" of the Secured Notes (which should be their principal amount) and the holder's adjusted tax basis in the Old Notes exchanged for the Secured Notes, (ii) gain or loss, if any, recognized by a holder on the exchange generally would be capital gain or loss, and would be long-term capital gain or loss if the holder's holding period in the Old Notes was more than one year, (iii) a holder's initial tax basis in the Secured Notes would equal the "issue price" of the Secured Notes as of the day of the exchange and (iv) a holder's holding period for the Secured Notes would begin on the day after the date of the exchange. Alternatively, the exchange of the Old Notes for the Secured Notes and Warrants could, if the Secured Notes were considered tax securities or the Warrants were treated as consideration for the Old Notes (as opposed to consideration for the Consents) constitute a recapitalization, in which gain (but not loss) may or may not be recognized and which could result in additional adverse tax consequences to holders, including the creation of market discount with respect to the Secured Notes and the creation of the potential for a capital loss with respect to the Warrants by virtue of their potentially being allocated a basis in excess of their fair market value. Holders are advised to consult their own tax advisors regarding the consequences described in this paragraph.

Retention of Old Notes; Adoption of Proposed Amendments

    The United States federal income tax consequences of the adoption of the Proposed Amendments to a holder that does not participate in the exchange and chooses to retain its Old Notes depends on whether the adoption of the Proposed Amendments will cause a significant modification of the retained Old Notes under

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

the Modification Regulations, and will be treated as a deemed exchange of the Old Notes for Secured Notes. As described above, we do not believe that the adoption of the Proposed Amendment should be treated as a significant modification of the Old Notes, and accordingly, believe that the retention of the Old Notes as modified by the Proposed Amendments should not constitute a taxable event.

Backup Withholding

    Federal income tax law imposes "backup withholding," which requires the Exchange Agent to withhold 31% of the Warrants that would be received by the holder pursuant to the Offer, unless such holder complies with certain certification and identification requirements. Accordingly, to prevent backup withholding, each holder of Old Notes who consents to the Proposed Amendments and exchanges its Old Notes for Secured Notes and Warrants must either (i) complete the Internal Revenue Service ("IRS") Form W-9 accompanying the Letter of Transmittal and Consent, certifying (under penalties of perjury) that the taxpayer identification number (which, in the case of a holder that is an individual, is generally such holder's social security number and, for other entities, is generally such holder's employer identification number) provided is correct and that the holder is not subject to backup withholding because (a) the holder is exempt from backup withholding, (b) the holder has not been notified by the IRS that such holder is subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified the holder that it is no longer subject to backup withholding; or (ii) in the alternative, provide an adequate basis for an exemption from backup withholding (exempt holders include, among others, corporations). If backup withholding results in an overpayment of taxes, a refund may be obtained, provided that the required information is furnished to the IRS.

Withholding for Foreign Holders on the Warrants

    Certain payments to non-United States persons are subject to a 30% withholding tax. Although it is not entirely clear that a consent fee constitutes the type of income subject to such withholding tax, except as provided below the Exchange Agent will withhold 30% of the Warrants to be paid to non-United States persons. A non-United States person will not be subject to withholding, or may be subject to a reduced rate of withholding, and the Exchange Agent will not withhold, or will withhold at a reduced rate, if (i) such non-United States person is engaged in the conduct of a trade or business in the United States to which the receipt of the Warrants is effectively connected, and such non-United States person provides the Exchange Agent with a properly executed IRS Form 4224 or IRS Form W-8ECI, or (ii) a tax treaty between the United States and the country of residence of the non-United States person eliminates or reduces the withholding, and such non-United States person provides to the Exchange Agent a properly executed IRS Form 1001 or, depending, among other things, on the status of the holder as beneficial owner entitled to claim treaty benefits on its own behalf, or as an intermediary or flow-through entity, either an IRS Form W-8BEN or IRS FormW- 8IMY (with all required attachments and associated documentation) evidencing the entitlement to the treaty-based elimination or reduction of the withholding (although non-United States persons should be aware that we intend to treat the issuance of the Warrants as a payment of a consent fee, and not as the payment of "interest income," and therefore treaty provisions other than provisions relating to interest payments generally must provide the basis (if any) for reduction or elimination of withholding with respect to the Warrants). All non-United States persons should consult their tax advisors regarding the availability, if any, of an exemption from or reduced rate of withholding, and the IRS forms and certifications that must be provided to the Exchange Agent in order to claim any exemption from or reduced rate of withholding.

    The foregoing summary of the federal income tax consequences of this Exchange Offer and Consent Solicitation and the Proposed Amendments is included herein solely for general information purposes. This summary does not describe the tax consequences to any particular holder of Old Notes, especially one who is subject to special tax treatment under the Code. Accordingly, holders of Old Notes should consult with their own tax advisors as to the specific tax consequences to them of the Exchange Offer and Consent Solicitation, and the Proposed Amendment, including the application and effect of foreign, state and local income and other tax laws.

                                    ANNEX I

                            THE PROPOSED AMENDMENTS

    The following is a description of the proposed amendments (the "Proposed Amendments") to certain restrictive covenants, certain of the event of default provisions and certain other provisions of the Old Notes Indenture to be made effective in accordance with Article Ten of the Old Notes Indenture. Holders of Old Notes who desire to participate in the Offer must tender their Old Notes and deliver their letter of Transmittal and Consent to the Proposed Amendments prior to 5:00 P.M. New York City time on the Expiration Date. No holder of Old Notes may participate in the Offer without consenting to the Proposed Amendments, either affirmatively or in the form of a Consent to the Proposed Amendments contained in the Letter of Transmittal and Consent. The Proposed Amendments, if approved, will be contained and reflected in a Supplemental Indenture.

    If the Proposed Amendments become effective, the provisions set forth in the form of italicized clauses below will be deleted from the Old Notes Indenture. The Proposed Amendments also would delete those definitions from the Old Notes Indenture that are used only in provisions that would be eliminated as a result of the elimination or modification of the following provisions, and cross-references to provisions in the Old Notes Indenture that have been deleted as a result of the Proposed Amendments will be revised to reflect such deletions.

    The provisions of the Old Notes Indenture, reprinted below, are qualified in their entirety by reference to the Old Notes Indenture. Capitalized terms that are used but not otherwise defined in this Annex I have the same meanings as set forth in the Old Notes Indenture.

I If the Proposed Amendments become effective, the following sections of the Old Notes Indenture will be eliminated:

    A. From the Old Notes Indenture:

SECTION 3.9   Offer To Redeem By Application Of Excess Proceeds.

    [delete: In the event that, pursuant to Section 4.10 hereof, the Company shall be required to commence an Asset Sale Offer, it shall follow the procedures specified below.

    The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement, except to the extent that a longer period is required by applicable law (the "Asset Sale Offer Period"). No later than five Business Days after the termination of the Asset Sale Offer Period (the "Asset Sale Purchase Date"), the Company shall purchase the principal amount of Notes required to be purchased pursuant to Section 4.10 hereof (the "Asset Sale Offer Amount") or, if less than the Asset Sale Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

    If the Asset Sale Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

    Upon the commencement of an Asset Sale Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

    (a) that the Asset Sale Offer is being made pursuant to this Section 3.9 and Section 4.10 hereof and the length of time the Asset Sale Offer shall remain open;

    (b) the Asset Sale Offer Amount, the purchase price and the Asset Sale Purchase Date;

    (c) that any Note not tendered or accepted for payment shall continue to accrue interest;

    (d) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrete or accrue interest after the Asset Sale Purchase Date;

    (e) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may only elect to have all of such Note purchased and may not elect to have only a portion of such Note purchased;

    (f) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Asset Sale Purchase Date;

    (g) that Holders shall be entitled to withdraw their election if the Company, the depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Asset Sale Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

    (h) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Asset Sale Offer Amount, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

    (i) that Holders whose Notes were purchased only in part shall be issued Secured Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

    On or before the Asset Sale Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis, to the extent necessary, the Asset Sale Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Asset Sale Offer Amount has been tendered, all such Notes tendered, and shall deliver to the Trustee an Officers' certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this
Section 3.9. The Company, the depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Asset Sale Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee, upon written request from the Company shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of any Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Sale Offer on the Purchase Date.

    The Company shall comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act ("Rule 14e-1") and any other securities laws or regulations in connection with the repurchase of any Notes pursuant to this Section 3.9. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 3.9, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 3.9 by virtue thereof.

    Other than as specifically provided in this Section 3.9, any purchase pursuant to this Section 3.9 shall be made pursuant to the provisions of Sections 3.1 through 3.6 hereof.]

SECTION 4.2   Maintenance Of Office Or Agency

    [delete: The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency (which may be an office of the Trustee, Registrar or coregistrar) where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and the Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

    The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

    The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.3.]

SECTION 4.3   Reports.

    [delete: Whether or not required by the rules and regulations of the SEC, so long as any of the Notes are outstanding, the Company will furnish to the Holders of the Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and the consolidated Subsidiaries of the Company (showing in reasonable detail, either on the face of the financial statements or in the notes thereto and in Management's Discussion and Analysis of Financial Condition and Results of Operations, if applicable, the financial condition and results of operations of the Company and its Restricted Subsidiaries separately from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company) and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports. In addition, whether or not required by the rules and regulations of the SEC, the Company will file a copy of all such information and reports with the SEC for public availability (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.

    Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).]

SECTION 4.4   Compliance Certificate.

    [delete: (a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year of the Company (which ends on December 31 of each year), commencing December 31, 1997, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company and its Subsidiaries have kept, observed, performed and fulfilled their obligations under the Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company and each of its Subsidiaries has kept, observed, performed and fulfilled each and every covenant contained in the Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that, to the best of his knowledge, no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes are prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

    (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, and so long as the Company's independent public accountants agree, the year-end financial statements delivered pursuant to Section 4.3 above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article 4 or Article 5 of the Indenture or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any person for any failure to obtain knowledge of any such violation.

    (c) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, as soon as possible and in any event within five days after any Officer becoming aware of any Default or Event of Default an Officers' Certificate specifying such Default or Event of Default what action the Company is taking or proposes to take with respect thereto.]

SECTION 4.5   Taxes.

    [delete: The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies, except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not reasonably expected to be adverse in any material respect to the Holders of the Notes.]

SECTION 4.6   Stay, Extension And Usury Laws.

    [delete: The Company and each of the Subsidiary Guarantors covenants (to the extent that they may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of the Indenture; and the Company and each of the Subsidiary Guarantors (to the extent that they may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.]

SECTION 4.7   Restricted Payments.

    [delete: The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company) other than dividends or other payments or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or dividends or other payments or distributions payable to the Company or any Wholly-Owned Restricted Subsidiary of the Company; (ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, any payment in connection with any merger or consolidation involving the Company) any Equity Interests of the Company (other than any such Equity Interests owned by any Wholly-Owned Restricted Subsidiary of the Company) or any direct or indirect parent of the Company; (iii) make any principal payment on or with respect to, purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes or any Guarantee (other than intercompany Indebtedness payable to the Company or a Restricted Subsidiary by any Restricted Subsidiary), except at its stated maturity; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted
Payment:

    (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

    (b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the test set forth in Section 4.9(a) hereof; and

    (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clauses (ii) and (iii) of the next succeeding paragraph), is less than the sum of (i) 25% of the aggregate cumulative Consolidated Net Income of the Company for the period (taken as one accounting period) from and after the last day of the first fiscal quarter ending immediately following the Issue Date to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus (ii) 100% of the aggregate net cash proceeds received by the Company from the issue or sale since the Issue Date of Equity Interests of the Company (other than Disqualified Stock) or of Disqualified Stock or Indebtedness represented by securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or Disqualified Stock or convertible debt securities) sold to a Subsidiary of the Company and other than Disqualified Stock or other Indebtedness represented by securities that have been converted into Disqualified Stock); plus (iii) to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, the lesser of (A) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (B) the initial amount of such Restricted Investment.

    The provisions of this Section 4.7 shall not prohibit the following Restricted Payments:

    (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture;

    (ii) the purchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of other Equity Interests of the Company (other than any Disqualified Stock); provided, that the amount of any such net cash proceeds that are utilized for such redemption, repurchase, retirement or other acquisition shall be excluded from clause (c)(ii) of the preceding paragraph;

    (iii) the payment of principal on, or purchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness with the net cash proceeds from an incurrence of, Permitted Refinancing Indebtedness or the substantially concurrent sale (other than to a Subsidiary of the Company) of Equity Interests of the Company (other than Disqualified Stock); provided, that the amount of any such net cash proceeds from any such sale of Equity Interests that are utilized for such redemption, repurchase, retirement or other acquisition shall be excluded from clause (c)(ii) of the preceding paragraph;

    (iv) payments in an amount not to exceed $500,000 in the aggregate during any fiscal year of the Company (plus any such amount not utilized in the preceding fiscal year) in connection with the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company held by an employee or director of the Company or any of its Subsidiaries, related to compensation or severance arrangements;

    (v) advances to a Securitization Trust required to be made by the Company or any Restricted Subsidiary (in its capacity or the holder of the residual interest in such trust) if such advances rank senior in right of payment to all other interests in, and Indebtedness of, such trust; and

    (vi) the making and consummation of any offer to repurchase any Indebtedness upon the occurrence of a change of control under and as defined in the documents governing such Indebtedness; provided, that in connection with Indebtedness incurred after the Issue Date, the definition of "change of control" is the same in all material respects as the definition of "Change of Control" set forth in the Indenture and payments pursuant thereto are not required to be made prior to the date on which the Change of Control Payment is required to be made under the Indenture and, with respect to any Indebtedness subordinated in right of payment to the Notes, no sooner than 30 days after the date such Change of Control Offer is required to be made.

    The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such determination, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this Section 4.7. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the Fair market value of such Investments at the time of such designation. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

    The amount of all Restricted Payments other than cash shall be the fair market value (evidenced by an Officers' Certificate on the date of the Restricted Payment) of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any non-cash Restricted Payment in excess of $1.0 million shall be determined by the Board of Directors whose resolution with respect thereto shall be delivered to the Trustee, such determination to be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such fair market value exceeds $10.0 million. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section
4.7 were computed.]

SECTION 4.8   Dividend And Other Payment Restrictions Affecting Subsidiaries.

    [delete: The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (i)(A) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (B) pay any indebtedness owed to the Company or any of its Restricted Subsidiaries, (ii) make loans or advances to the Company or any of its Restricted Subsidiaries or (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of
(a) agreements relating to Indebtedness as in effect as of the Issue Date, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, additions (including additional Warehouse Facilities), replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, additions, replacements or refinancings are no more restrictive with respect to such dividend and other payment restrictions than those contained in the agreements relating to Indebtedness as in effect on the Issue Date, (b) applicable law, (c) any instrument governing Acquired Debt or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Acquired Debt was incurred or such Capital Stock was issued or its terms amended in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the property or assets of any Person, other than the Person or the property or assets of the Person, so acquired, provided that such Person is not taken into account in determining on a pro forma basis whether such acquisition subject to such Acquired Debt was permitted by the terms of the Indenture, (d) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices, (e) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired, and (f) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced.]

SECTION 4.9   Incurrence Of Indebtedness And Issuance Of Preferred Stock.

    [delete: (a) The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guaranty or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) or issue Disqualified Stock, and the Company shall not permit any of its Restricted Subsidiaries to issue any shares of preferred stock except for preferred stock issued to and held by the Company or any Wholly-Owned Restricted Subsidiary of the Company, provided that any subsequent issuance or transfer of Capital Stock that results in such Wholly-Owned Restricted Subsidiary ceasing to be a Wholly-Owned Restricted Subsidiary of the Company or any subsequent transfer of such preferred stock (other than to the Company or any of its Wholly-Owned Restricted Subsidiaries) will be deemed, in each case, to constitute the issuance of such preferred stock by the issuer thereof; provided, however, that the Company or any Subsidiary Guarantor may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock and any Subsidiary Guarantor may issue preferred stock if, on the date of such incurrence or issuance and after giving effect thereto, the Consolidated Leverage Ratio does not exceed 2.0 to 1.0.

    (b) The foregoing provisions will not apply to:

    (i) the incurrence by the Company or any Restricted Subsidiary of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property used in the business of the Company or such Restricted Subsidiary, in an aggregate principal amount not to exceed $15.0 million in the aggregate since the Issue Date;

    (ii) the existence of Warehouse Facilities, regardless of amount, and the incurrence of Permitted Warehouse Debt by the Company or any of its Restricted Subsidiaries; provided, however, that to the extent any such Indebtedness of the Company or a Restricted Subsidiary of the Company ceases to constitute Permitted Warehouse Debt, to such extent such Indebtedness shall be deemed to be incurred by the Company or such Restricted Subsidiary of the Company, as the case may be, at such time;

    (iii) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness owing to the Company or any of its Restricted Subsidiaries; provided, however, that (x)(A) any subsequent issuance or transfer of any Capital Stock which results in any such Indebtedness being held by a Person other than a Restricted Subsidiary of the Company and (B) any sale or transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary of the Company, shall be deemed, in each case, to constitute the incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, and (y) any Indebtedness of the Company to any Restricted Subsidiary is permitted by Section 4.7 hereof;

    (iv) the incurrence by the Company of Indebtedness represented by the Notes and the incurrence by the Subsidiary Guarantors of Guarantees;

    (v) Indebtedness of the Company and its Restricted Subsidiaries outstanding on the Issue Date;

    (vi) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness with respect to Indebtedness that was permitted by the Indenture to be incurred or that was outstanding at the Issue Date;

    (vii) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations directly related to (w) Indebtedness of the Company or a Restricted Subsidiary of the Company that was permitted by the Indenture to be incurred, (x) Receivables held by the Company or a Restricted Subsidiary pending sale in a Securitization, (y) Receivables of the Company or a Restricted Subsidiary that have been sold pursuant to a Warehouse Facility; or
(z) Receivables that the Company or a Restricted Subsidiary reasonably expects to purchase or commit to purchase, finance or accept as collateral; provided, however, that, in the case of each of the foregoing clauses (w) through (z), such Hedging Obligations are eligible to receive hedge accounting treatment in accordance with GAAP as applied by the Company and its Restricted Subsidiaries on the Issue Date;

    (viii) the incurrence of Acquired Debt by the Company or any Subsidiary Guarantor in a principal amount not to exceed $15.0 million in the aggregate since the Issue Date (reduced by the amount of Acquired Debt repaid with Net Proceeds of Asset Sales of the Restricted Subsidiary acquired subject to such Acquired Debt) that is without recourse to the Company or any of its Restricted Subsidiaries or any of their respective assets (other than the Subsidiary Guarantor acquired subject to such Acquired Debt), and is not guaranteed by any such Person;

    (ix) the Guarantee by the Company or any of the Subsidiary Guarantors of the Indebtedness of the Company or another Subsidiary Guarantor that was permitted to be incurred by another provision of this Section 4.9;

    (x) the incurrence by the Company and the Subsidiary Guarantors of Indebtedness in an aggregate principal amount at any time outstanding not to exceed $10.0 million; and

    (xi) (A) the incurrence by an Unrestricted Subsidiary of the Company of Non-Recourse Debt (including, without limitation, Non-Recourse Debt that would constitute Permitted Warehouse Debt if incurred by a Restricted Subsidiary of the Company); provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of the Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary and (B) the issuance by an Unrestricted Subsidiary of the Company of preferred stock.

    (c) The Company shall not, and shall not permit any Subsidiary Guarantor to, incur any Indebtedness that is contractually subordinated to any Indebtedness of the Company or any such Subsidiary Guarantor unless such Indebtedness is also contractually subordinated to the Notes, or the Subsidiary Guarantee of such Subsidiary Guarantor (as applicable), on substantially identical terms; provided, however, that no Indebtedness shall be deemed to be contractually subordinated to any other Indebtedness solely by virtue of being unsecured or of limited recourse.

    (d) For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Indebtedness described in clauses (i) through (xi) of Section 4.9(b) above or is entitled to be incurred pursuant to Section 4.9(a), the Company shall, in its sole discretion, classify such item of Indebtedness in any manner than complies with this covenant and such item of Indebtedness will be treated as having been incurred pursuant to only one of such clauses or pursuant to Section 4.9(a).]

SECTION 4.10  Asset Sales.

    [delete: The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by an Officers' Certificate delivered to the Trustee and, with respect to any Asset Sale involving consideration in excess of $5.0 million, a resolution of the Company's Board of Directors) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 85% (or, in the case of the sale or other disposition of any Residual Receivables (or interest therein), 50%) of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of Cash Equivalents; provided that the amount of (x) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet) of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Guarantee thereof) that are expressly assumed by the transferee of any such assets pursuant to a customary notation agreement that releases the Company or such Restricted Subsidiary from further liability and (y) any currencies, securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into Cash Equivalents within 30 days after receipt (to the extent of the cash received), shall be deemed to be Cash Equivalents for purposes of this provision.

    Within 180 days after the receipt of any Net Proceeds from an Asset Sale subject to this covenant, the Company or the Restricted Subsidiary, as the case may be, may apply an amount equal to 100% of such Net Proceeds to (i) an Investment (other than in Receivables that, at the time of purchase, are not Eligible Receivables), or (ii) the purchase of Receivables that are, at the time of purchase, Eligible Receivables, or (iii) the making of any capital expenditure, or (iv) the acquisition of any other tangible assets, in each case, in or with respect to a Permitted Business. Pending the final application of any such Net Proceeds, the Company or such Restricted Subsidiary may temporarily reduce outstanding Indebtedness or otherwise invest such Net Proceeds in any manner not prohibited by the Indenture. Any Net Proceeds from Asset Sales not applied or invested as provided in the preceding sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10.0 million, Company shall make an offer to all Holders of the Notes (an "Asset Sale Offer") to purchase the maximum principal amount of the Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon to the date of purchase, in accordance with the procedures set forth in the Indenture.

    Notwithstanding the foregoing, the Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly sell or otherwise convey or dispose of any Residual Receivables or interest therein for consideration of which less than 85% is in the form of Cash Equivalents, unless: (i) from and after the Issue Date, upon the creation of any Senior Residual Receivables by the Company or any Restricted Subsidiary, the Company shall designate, by an Officers' Certificate delivered to the Trustee, Senior Residual Receivables with an aggregate book value equal to 25% of the book value of the Senior Residual Receivables so created as Retained Residual Receivables ("Retained Residual Receivables") and no such designation shall have been revoked except as provided below; (ii) none of the Residual Receivables sold, conveyed or otherwise disposed of constitute Retained Residual Receivables unless after giving effect to such sale, conveyance or other disposition the aggregate amount of Senior Residual Receivables of the Company and its Restricted Subsidiaries which are unencumbered by any Lien (of which no more than 25% of the aggregate book value thereof shall constitute Retained Residual Receivables) would be greater than or equal to 250% of all Senior Indebtedness of the Company and its Restricted Subsidiaries; and (iii) after giving effect to any such sale, conveyance or other disposition of Residual Receivables the aggregate amount of Senior Residual Receivables of the Company and its Restricted Subsidiaries which are unencumbered by any Lien (of which not more than 25% of the aggregate book value thereof shall constitute Retained Residual Receivables) would be greater than or equal to 150% of all Senior Indebtedness of the Company and its Restricted Subsidiaries. From time to time, the Company may revoke the designation of any Senior Residual Receivable as a Retained Residual Receivable if the Company simultaneously designates as Retained Residual Receivables (in addition to any other such designation otherwise required by the Indenture) Senior Residual Receivables (not subject to any Lien) with an aggregate book value equal to or greater than that of the Senior Residual Receivables as to which such designation has been revoked. Any determination of the amount of Residual Receivables shall be based on the consolidated balance sheet of the Company and its Restricted Subsidiaries for the most recently ended fiscal quarter for which financial statements are available, after giving pro forma effect to the Asset Sale for which such determination is being made and to any other sale of or Lien on or reduction of Residual Receivables since the date of such balance sheet.

    To the extent that the aggregate amount of the Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company or the Restricted Subsidiary, as the case may be, may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of the Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.]

SECTION 4.11  Transactions With Affiliates.

    [delete: The Company shall not, and shall not permit any of its Restricted Subsidiaries to, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated Person and
(ii) the Company delivers to the Trustee (a) with respect to any Affiliate Transaction involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, an opinion as to the fairness to the Company or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing; provided that Affiliate Transactions shall not include (A) any employment agreement, stock option, employee benefit, indemnification, compensation (including the payment of reasonable fees to Directors of the Company or its Restricted Subsidiaries who are not employees of the Company or its Restricted Subsidiaries), business expense reimbursement or other employment-related agreement, arrangement or plan entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business of the Company or such Restricted Subsidiary, (B) transactions between or among the Company and/or its Restricted Subsidiaries not otherwise prohibited by the Indenture, (C) loans or advances to employees in the ordinary course of business of the Company or its Restricted Subsidiaries, but in any event not to exceed $500,000 in aggregate principal amount outstanding at any one time, and (D) Restricted Payments other than Restricted Investments that are permitted by Section 4.7 hereof.]

SECTION 4.12  Liens.

    [delete: The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens.]

SECTION 4.13  Business Activities.

    [delete: The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses.]

SECTION 4.14  Payments For Consent.

    [delete: Neither the Company nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any of the Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture, the Notes or any Subsidiary Guarantee unless such consideration is offered to be paid or is paid to all Holders of Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.]

SECTION 4.15  Corporate Existence.

    [delete: Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.]

SECTION 4.16  Offer To Repurchase Upon Change Of Control.

    [delete: (a) Upon the occurrence of a Change of Control, each Holder of the Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase (the "Change of Control Payment"). Within ten days following any Change of Control, the Company shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase the Notes on the date specified in such notice, which date shall be no earlier than the earliest date permitted under Rule 14e-1 and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by the Indenture and described in such notice. The Company shall comply with the requirements of Rule 14e-1 and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.16, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.16 by virtue thereof.

    (b) On the Change of Control Payment Date, the Company shall, to the extent lawful, (1) accept for payment all the Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all the Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of the Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to each Holder of the Notes so tendered the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

    (c) The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer and purchases all the Notes validly tendered and not withdrawn under such Change of Control Offer.]

SECTION 4.17  Additional Subsidiary Guarantees.

    [delete: If the Company or any of its Subsidiaries shall acquire or create another Subsidiary after the date of the Indenture, then the Company shall cause such newly acquired or created Subsidiary to execute a Subsidiary Guarantee and deliver an Opinion of Counsel, in accordance with the terms of the Indenture, except this Section 4.17 shall not apply to any Subsidiaries that have properly been designated as Unrestricted Subsidiaries in accordance with the Indenture for so long as they continue to constitute Unrestricted Subsidiaries.]

SECTION 5.1   Merger, Consolidation Or Sale Of Assets.

    [delete: The Company shall not consolidate, or merge with or into (whether or not the Company is the surviving corporation) or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless (i) the Company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation, or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Notes and the Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) immediately after such transaction, no Default or Event of Default exists;
(iv) each of the Subsidiary Guarantors confirms its obligations under the Subsidiary Guarantees and the Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee and (v) except in the case of a merger of the Company with or into a Wholly Owned Subsidiary of the Company, the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (A) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and (B) will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Leverage Ratio test set forth in the first paragraph of Section 4.9.(a)]

SECTION 5.2   Successor Corporation Substituted.

    Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company [delete: in accordance with Section 5.1 hereof], the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of the Indenture referring to the "Company" shall refer instead to the successor corporation and not to the Company) and may exercise every right and power of the Company under the Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Notes [delete: except in the case of a sale of all of the Company's assets that meet the requirements of Section 5.1 hereof.]

SECTION 6.1   Events Of Default.

    [delete: (c) the Company fails to comply with any of the provisions of
Section 4.7, 4.9, 4.10, 4.12, 4.16 or 5.1 hereof;

    (d) the Company fails to observe or perform any other covenant, representation, warranty or other agreement in the Indenture, the Notes for 30 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding;

    (e) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness under which there has been a Payment Default or, together with the principal amount of any other such Indebtedness the maturity of which has been so accelerated, aggregates $5.0 million or more;

    (f) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary and such judgment or judgments remain undischarged for a period (during which execution shall not be effectively stayed) of 60 days, provided that the aggregate of all such undischarged judgments exceeds $5.0 million;

    (g) the Company or any of its Restricted Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Restricted Subsidiary pursuant to or within the meaning of Bankruptcy Law:

    (i) commences a voluntary case,

    (ii) consents to the entry of an order for relief against it in an involuntary case,

    (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property, or

    (iv) makes a general assignment for the benefit of its creditors,

    (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

    (i) is for relief against the Company or any of its Restricted Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Restricted Subsidiary in an involuntary case;

    (ii) appoints a Custodian of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; or

    (iii) orders the liquidation of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days; or

    (i) any Subsidiary Guarantee shall be held in any judicial proceeding to be invalid or unenforceable or shall cease for any reason to be in full force and effect or any Subsidiary Guarantor or any Person acting on behalf of any Subsidiary Guarantor shall deny or disaffirm its obligations under its Guarantee.

    The term "Bankruptcy Law" means title 11, U.S. Code or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.]

    If the Proposed Amendments become effective, certain defined terms and other provisions contained in the Old Notes Indenture and the Subsidiary Guarantees will be amended, deleted or renumbered as is appropriate in light of the deletions and amendments described in Sections I above.

    In order to tender, a holder of Old Notes should send or deliver a properly completed and signed Letter of Transmittal and Consent, certificates for Old Notes and any other required documents to the Exchange Agent at one of its addresses set forth below or tender pursuant to DTC's Automated Tender Offer Program.

                       The Exchange Agent for the Offer is:

                              The Bank of New York


            By Regular or Certified Mail, Overnight Courier or Hand:

                              The Bank of New York
                           ReOrg Department - 7 East
                               101 Barclay Street
                        Corporate Trust Services Window
                                  Ground Level
                               New York, NY 10286
                             Attn: Tolutope Adeyoju


               By Facsimile for Eligible Guarantor Institutions:

                              The Bank of New York
                                 (212) 815-6339
                            Attn.: Tolutope Adeyoju
                      Confirm by Telephone: (212) 815-3738

    Any questions or requests for assistance or for additional copies of the Offering Circular, the Letter of Transmittal and Consent or related documents may be directed to the Information Agent at its telephone number set forth below. A holder of Old Notes may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Offer.


                    The Information Agent for the Offer is:


                             D.F. King & Co., Inc.
                                77 Water Street
                            New York, New York 10005
                      Telephone 1-888-242-8154 (Toll Free)